Exhibit 10.1

$300,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 8, 2013

among

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP,

as Borrower,

CAMPUS CREST COMMUNITIES, INC.,

as Parent Guarantor,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

THE INITIAL LENDERS, INITIAL ISSUING BANK AND

SWING LINE BANK NAMED HEREIN,

as Initial Lenders, Initial Issuing Bank and Swing Line Bank, and

CITIBANK, N.A.,

as Administrative Agent

BARCLAYS BANK PLC & RAYMOND JAMES BANK, N.A.

Co-Syndication Agents

BANK OF AMERICA, N.A. & ROYAL BANK OF CANADA

Documentation Agents

CITIGROUP GLOBAL MARKETS INC., BARCLAYS CAPITAL,

RAYMOND JAMES BANK, N.A.

Joint Lead Arrangers and Joint Book Running Managers

i

ii

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SCHEDULES

Schedule I		Commitments and Applicable Lending Offices
Schedule II	-	Borrowing Base Assets
Schedule III	-	Excluded Recourse Properties
Schedule IV	-	Ground Leases
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(f)	-	Material Litigation
Schedule 4.01(n)	-	Existing Debt
Schedule 4.01(p)	-	Existing Liens
Schedule 4.01(q)
Part I	-	Real Property
Part II	-	Management Agreements
Schedule 4.01(r)	-	Environmental Concerns
Part I	-	Non-compliance with Law
Part II	-	Storage Tanks, Asbestos, etc.
Part III	-	Remedial Action, etc.
Part IV	-	Site Assessments, etc.
Schedule 4.01(x)	-	Plans and Welfare Plans
Schedule 9.16(F)	-	Assignment and Acceptance Schedule

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Facility Note
Exhibit A-2	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Guaranty Supplement
Exhibit D	-	Form of Assignment and Acceptance
Exhibit E-1	-	Form of Opinion of Greenberg Traurig LLP
Exhibit E-2	-	Form of Opinion of Bradley Arant Boult Cummings LLP
Exhibit E-3	-	Form of Opinion of Saul Ewing LLP
Exhibit F	-	Form of Borrowing Base Certificate
Exhibit G	-	Form of Subsidiary Guarantor Operating Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT dated as of January __, 2013 (this “Agreement”) among Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Campus Crest Communities, Inc., a Maryland corporation (the “Parent Guarantor”), the entities listed on the signature pages hereof as the subsidiary guarantors (together with any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 5.01(j) or 7.05, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), the Swing Line Bank (as hereinafter defined), CITIBANK, N.A. (“Citibank”), as the initial issuer of Letters of Credit (as hereinafter defined) (the “Initial Issuing Bank”), and CITIBANK, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lender Parties (as hereinafter defined).

Article I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceding Lender” has the meaning specified in Section 2.17(d).

“Accession Agreement” has the meaning specified in Section 2.17(d)(i).

“Additional Guarantor” has the meaning specified in Section 7.05.

“Adjusted EBITDA” means (a) EBITDA for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, less (b) the Capital Expenditure Reserve for all Assets for such four fiscal quarters.

“Adjusted Net Operating Income” means, with respect to any Borrowing Base Asset, (a) the Net Operating Income attributable to such Borrowing Base Asset less (b) the Capital Expenditure Reserve for such Borrowing Base Asset, less (c) the Management Fee Adjustment for such Borrowing Base Asset, in each case for the consecutive four fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 1615 Brett Road, New Castle, Delaware 19720, ABA No. 021000089, Account No. 36852248, Account Name: Agency/Medium Term Finance, Reference: Campus Crest Revolving Credit Facility, Attention: Global Loans/Agency, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

“Advance” means any advance of the Term Loan, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 15% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Affiliate Ground Lease” means a Ground Lease with respect to which the ground lessor and ground lessee are Loan Parties.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”, and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

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“Applicable Margin” means:

(a)          Subject to clause (b) below, the applicable percentage per annum set forth in the table below determined by reference to the Leverage Ratio.

Pricing Level	Leverage Ratio	Applicable Margin for Revolving Credit Advances that are Base Rate Advances	Applicable Margin for Revolving Credit Advances that are Eurodollar Rate Advances	Applicable Margin for Advances of the Term Loan that are Base Rate Advances	Applicable Margin for Advances of the Term Loan that are Eurodollar Rate Advances
I	<45%	0.75%	1.75%	0.70%	1.70%
II	≥ 45% but < 50%	0.90%	1.90%	0.85%	1.85%
III	≥ 50% but < 55%	1.20%	2.20%	1.15%	2.15%
IV	≥55%	1.50%	2.50%	1.45%	2.45%

The Applicable Margin for each Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time, and the Applicable Margin for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing shall be determined by reference to the Leverage Ratio in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level I as set forth in the table above on the Closing Date, (b) no change in the Applicable Margin resulting from the Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent receives (i) the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower demonstrating the Leverage Ratio and (c) the Applicable Margin shall be at Pricing Level IV for so long as the Borrower has not submitted to the Administrative Agent as and when required under Section 5.03(b) or (c), as applicable, the information described in clause (b) of this proviso.

(b)          If the Parent Guarantor obtains an Investment Grade Rating, the Borrower may, upon written notice to the Administrative Agent, make an irrevocable election to exclusively use the table below based on the Debt Rating of the Parent Guarantor, and thereafter the Applicable Margin shall be determined based on the applicable percentage per annum set forth in the table below.

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Pricing Level	Debt Rating	Spread for Revolving Credit Advances that are Base Rate Advances	Spread for Revolving Credit Advances that are Eurodollar Rate Advances	Facility Fee
I	A-/A3 or better	0.000%	1.000%	0.150%
II	BBB+/Baa1	0.050%	1.050%	0.200%
III	BBB/Baa2	0.225%	1.225%	0.225%
IV	BBB-/Baa3	0.450%	1.450%	0.300%
V	Lower than BBB-/Baa3	0.850%	1.850%	0.400%

Pricing Level	Debt Rating	Spread for Advances of the Term Loan that are Base Rate Advances	Spread for Advances of the Term Loan that are Eurodollar Rate Advances
I	A-/A3 or better	0.10%	1.10%
II	BBB+/Baa1	0.20%	1.20%
III	BBB/Baa2	0.40%	1.40%
IV	BBB-/Baa3	0.70%	1.70%
V	Lower than BBB-/Baa3	1.20%	2.20%

Each change in the Applicable Margin resulting from a change in the Debt Rating of the Parent Guarantor shall be effective for the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the above, (i) if at any time there is a split in the Debt Ratings of the Parent Guarantor between S&P and Moody’s, and the Debt Ratings differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest); (ii) if there is a split in Debt Ratings of the Parent Guarantor between S&P and Moody’s of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; and (iii) if the Parent Guarantor has only one Debt Rating, such Debt Rating shall apply. If the Parent Guarantor has made the election to use the table above based on the Debt Rating but the Parent Guarantor thereafter fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then the Applicable Margin shall be determined pursuant to the pricing and based on the Leverage Ratio above during the period commencing on the date the Parent Guarantor no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date the Parent Guarantor makes another election to use the table above based on the Debt Rating.

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“Appraisal” means an appraisal complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, commissioned by and prepared for the account of the Administrative Agent (for the benefit of the Lenders) by a MAI appraiser selected by the Administrative Agent in consultation with the Borrower, and otherwise in scope, form and substance satisfactory to the Administrative Agent.

“Appraised Value” means, as of any date of determination with respect to any Borrowing Base Asset, the appraised value of such Borrowing Base Asset on an “as-is” basis, in each case as set forth in the most recent Appraisal of such Borrowing Base Asset delivered to the Administrative Agent on or before such date of determination.

“Approved Electronic Communications” means each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information materials required to be delivered pursuant to Sections 5.03(b), (c), (e), (g), and (k); provided, however, that solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, swing loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.06(a) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 9.02(c).

“Approved Manager” means with respect to any Campus Housing Asset (i) an affiliate of the Parent Guarantor, or (ii) a nationally recognized campus housing manager (a) with (or controlled by a Person or Persons with) at least ten years of experience in the campus housing management industry and (b) that is engaged pursuant to a written management agreement in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent confirms that as of the Closing Date the existing manager of the Campus Housing Assets shown on Part II of Schedule 4.01(q) hereto is satisfactory to the Administrative Agent. For purposes of this definition, the term “control” (including the term “controlled by”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

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“Arrangers” means, collectively, CGMI, Raymond James Bank, N.A. and Barclays Capital, the investment banking division of Barclays Bank PLC, each as joint lead arranger and joint book running manager.

“Assets” means Campus Housing Assets, Development Assets and Joint Venture Assets.

“Asset Value” means, at any date of determination, (a) in the case of any Campus Housing Asset where the related certificate of occupancy was issued twelve or more months prior to such date of determination or any Campus Housing Asset which was acquired twelve or more months prior to such date of determination, (i) the Net Operating Income attributable to such Asset less the Management Fee Adjustment for such Asset, in each case for the consecutive four fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be divided by (ii) 7.00% for any Campus Housing Asset that is located up to one mile from campus of a college or university that has an enrollment of greater than 9,000 students and 7.25% for any other Campus Housing Asset (such quotient, the “Capitalized Value”), (b) in the case of any Campus Housing Asset where the related certificate of occupancy was issued less than twelve months prior to such date of determination, the greater of the book value of such Campus Housing Asset as determined in accordance with GAAP (but excluding any deduction for accumulated depreciation on such Campus Housing Asset) and the Capitalized Value of such Campus Housing Asset, provided, that from and after the date when such Campus Housing Asset is first valued using the Capitalized Value, then such Campus Housing Asset may no longer be valued using the book value, (c) in the case of any Development Asset, the book value of such Development Asset as determined in accordance with GAAP (but excluding any deduction for accumulated depreciation on such Development Asset) and (d) in the case of any Campus Housing Asset which was acquired fewer than twelve months prior to such date of determination, the greater of the acquisition cost and the Capitalized Value of such Campus Housing Agent, provided, that from and after the date when such Campus Housing Asset is first valued using the Capitalized Value, then such Campus Housing Asset may no longer be valued using the acquisition cost. In the case of any Joint Venture Asset, the Asset Value shall equal the JV Pro Rata Share of the Asset Value of such Joint Venture Asset as determined in accordance with the applicable methodology described in clauses (a) through (d) above, had such Joint Venture Asset been a Campus Housing Asset for purposes of this Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

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“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate, (b) ½ of 1% per annum above the Federal Funds Rate and (c) the one-month Eurodollar Rate plus 1% per annum.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“BBA Proposal Package” means, with respect to any Proposed Borrowing Base Asset, the following items, each in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(a)          a description of such Asset in detail satisfactory to the Administrative Agent,

(b)          a projected cash flow analysis of such Asset prepared in a form reasonably acceptable to the Administrative Agent,

(c)          other than with respect to Development Assets, a statement of operating expenses for such Asset for the immediately preceding 36 consecutive calendar months (or, if not in operation for 36 consecutive calendar months, the total period of operations),

(d)          an operating expense and capital expenditures budget for such Asset for the next succeeding 12 consecutive months,

(e)          other than with respect to Development Assets, a current rent roll, and

(f)          if such Asset is then the subject of an acquisition transaction, a copy of the purchase agreement with respect thereto and a schedule of the proposed sources and uses of funds for such transaction.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower with Citibank, N.A. at its office at 640 Fifth Avenue, New York, NY 10019, ABA No. 021000089, Account No. 9983251791 or such other account as the Borrower shall specify in writing to the Administrative Agent.

“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances or advances of the Term Loan of the same Type made by the applicable Lenders or a Swing Line Borrowing.

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“Borrowing Base Assets” means (a) those Campus Housing Assets and Development Assets for which the applicable conditions (as may be determined by the Administrative Agent in its sole discretion) in Section 3.01 and, if applicable, Section 5.01(k) have been satisfied and as the Administrative Agent and the Required Lenders, in their sole discretion, shall have elected to treat as Borrowing Base Assets for purposes of this Agreement, and (b) the Campus Housing Assets listed on Schedule II hereto on the Closing Date; provided, however, that, unless otherwise agreed in writing by the Required Lenders, if any Borrowing Base Asset shall at any time fail to satisfy the Borrowing Base Conditions, such Borrowing Base Asset shall be excluded from the definition of “Borrowing Base Assets” commencing on and after the date of such failure; provided, further, that for purposes of the calculation of the Facility Available Amount, commencing on and after the date a certificate of occupancy is issued with respect to a Development Asset, such Asset shall no longer be treated as a Development Asset and shall be treated as a Campus Housing Asset.

“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit F hereto, duly certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor.

“Borrowing Base Conditions” means, with respect to any Proposed Borrowing Base Asset, that such Proposed Borrowing Base Asset:

(a)          is a Campus Housing Asset or a Development Asset located in one of the 48 contiguous states of the United States of America or the District of Columbia;

(b)          is wholly-owned directly or indirectly by the Borrower either in fee simple absolute or subject to a Qualifying Ground Lease;

(c)          with respect to a Campus Housing Asset only, is fully operating and not under significant development or redevelopment;

(d)          is free of all material title defects, environmental or other material matters (including a casualty event or condemnation) and, with respect to a Campus Housing Asset only, is free of all material structural defects or architectural deficiencies, in each case, that could reasonably be expected to have a material adverse effect on the value, use or ability to sell or refinance such Asset;

(e)          with respect to a Development Asset only, is being or will be developed pursuant to plans and specifications that comply in all material respects with all applicable laws (including zoning and other land use laws);

(f)          is operated by an Approved Manager or any other property manager approved by the Administrative Agent;

(g)          is not subject to mezzanine Debt financing;

(h)          is not, and no interest of the Borrower or any of its Subsidiaries therein is, subject to any Lien (other than Permitted Liens) or any Negative Pledge;

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(i)          is 100% owned by a Loan Party that is a single-purpose Subsidiary of the Borrower and (1) none of the Borrower’s or the Parent Guarantor’s direct or indirect Equity Interests in such Subsidiary is subject to any Lien (other than Permitted Liens) or any Negative Pledge and (2) (x) on or prior to the date such Asset is added as a Borrowing Base Asset, such Subsidiary shall have become a Guarantor hereunder, and (y) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Asset and on the Equity Interests in such Subsidiary as security for Debt of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Asset; and

(j)          is owned by a Subsidiary Guarantor that shall have complied with the Subsidiary Guarantor Requirements.

“Borrowing Base Debt Service Coverage Ratio” means, at any date of determination, the ratio of (a) the aggregate Adjusted Net Operating Income for all Borrowing Base Assets that are Campus Housing Assets to (b) the payments that would be required to be made over a twelve month period on an assumed Debt in an aggregate principal amount equal to the Facility Exposure at such date, assuming a thirty year amortization schedule, level payments of interest and applying an interest rate equal to the greater of (i) 6.00% per annum and (ii) the rate per annum at such date for 10-year United States Treasury Securities plus the Applicable Margin in respect of Eurodollar Rate Advances.

“Borrowing Base Value” means, with respect to any Borrowing Base Asset that is a Campus Housing Asset, an amount equal to 60% of the Appraised Value of such Borrowing Base Asset.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Campus Housing Asset” means Real Property that operates or is intended to be operated as student housing, but excluding any Joint Venture Asset.

“Capital Expenditure Reserve” means, with respect to any Campus Housing Asset at any date of determination, $125 times the number of beds comprising such Asset.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Value” has the meaning specified in the definition of Asset Value.

“Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

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“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in U.S. Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Bank (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means any of the following, to the extent owned by the applicable Loan Party or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CGMI” means Citigroup Global Markets Inc.

“Change of Control” means the occurrence of any of the following:

(a)          any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or

(b)          there is a change in the composition of the Parent Guarantor’s Board of Directors over a period of 24 consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

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(c)          any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or

(d)          the Parent Guarantor ceases to be (i) the indirect legal and beneficial owner of all of the general partnership interests in the Borrower, (ii) the direct legal and beneficial owner of all of the membership interests in Campus Crest Communities GP, LLC or (iii) the direct or indirect legal and beneficial owner of not less than 75% of the limited partnership interests in the Borrower; or

(e)          Campus Crest Communities GP, LLC ceases to be the general partner of the Borrower; or

(f)          the Parent Guarantor or Campus Crest Communities GP, LLC shall create, incur, assume or suffer to exist any Lien on the Equity Interests in Campus Crest Communities GP, LLC or the Borrower owned by it; or

(g)          the Borrower ceases to be the direct or indirect legal and beneficial owner of all of the Equity Interests in each direct and indirect Subsidiary that owns or leases a Borrowing Base Asset.

“Citibank” has the meaning specified in the recital of the parties to this Agreement.

“Closing Date” means the date hereof or such other date as may be agreed upon by the Borrower and the Administrative Agent.

“Commitment” means a Revolving Credit Commitment, a Term Loan Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

“Commitment Date” has the meaning specified in Section 2.17(b).

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Conditional Approval Notice” has the meaning specified in Section 5.01(k).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

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“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Current Party” has the meaning specified in Section 9.07(k).

“Customary Carve-Out Agreement” has the meaning specified in the definition of Non-Recourse Debt.

“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that in the case of the Parent Guarantor and its Subsidiaries, “Debt” shall also include, without duplication, the JV Pro Rata Share of Debt for each Joint Venture.

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“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the Parent Guarantor and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Joint Venture; provided further that as used in the definition of “Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition or disposition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, any Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition computed as if such indebtedness also existed for the portion of such period that such Asset was not owned by the Parent Guarantor or such Subsidiary, and (b) shall exclude, in the case of a disposition, for such period any Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of a Person’s senior unsecured long-term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

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“Defaulting Lender” means at any time, subject to Section 2.18(f), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance, make a payment to the Issuing Bank in respect of a Letter of Credit Advance, make a payment to the Swing Line Bank in respect of a Swing Line Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent, the Borrower, the Issuing Bank or the Swing Line Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, provided that in each case, neither the reallocation of funding obligations provided for in Section 2.18(b) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.18(f)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swing Line Bank and the Lenders.

“Deliverables” means, with respect to any Proposed Borrowing Base Asset, the following items, each in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

(i)          A certificate of the Chief Financial Officer (or other Responsible Officer) of the Borrower, dated the date of the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset, confirming that (A) the Proposed Borrowing Base Asset satisfies all Borrowing Base Conditions, (B) no Default or Event of Default has occurred or is continuing, and the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset shall not cause or result in a Default or Event of Default, (C) the representations and warranties contained in the Loan Documents are true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (D) the Loan Parties are in compliance with the covenants contained in Section 5.04 (both immediately before and on a pro forma basis immediately after the addition of such Proposed Borrowing Base Property as a Borrowing Base Asset), together with supporting information demonstrating such compliance;

(ii)         A Borrowing Base Certificate demonstrating that the Facility Available Amount (calculated on a pro forma basis after giving effect to the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset and to any Advances made at the time thereof) will be greater than or equal to the Facility Exposure;

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(iii)        each of the following items, together with the items set forth in Sections 3.01(a)(ii), (iv), (v), (vi), (vii), (viii), (x) and (xii) and, to the extent applicable, 5.01(j), mutatis mutandis, in each case in respect of such Proposed Borrowing Base Asset or the Loan Party or proposed Loan Party which owns such Proposed Borrowing Base Asset:

(A)         a fully paid American Land Title Association owner’s title insurance policy in form and substance, reasonably acceptable to the Administrative Agent,

(B)         an American Land Title Association/American Congress on Surveying and Mapping form as-built survey for which all necessary fees have been paid, certified by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and reasonably acceptable to the Administrative Agent,

(C)         soils, seismic, environmental and other similar reports as to the Proposed Borrowing Base Asset as may be reasonably required by the Administrative Agent, in form and substance and from professional firms reasonably acceptable to the Administrative Agent,

(D)         with respect to any Proposed Borrowing Base Asset subject to a Qualifying Ground Lease, a certified copy of such Qualifying Ground Lease and all amendments thereto, along with (1) a memorandum of lease in recordable form (if not previously recorded) with respect to such leasehold interest, executed and acknowledged by the owner of the affected Real Property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent,

(E)         a zoning report for the Proposed Borrowing Base Asset issued by Planning and Zoning Resources Corp. or another professional firm reasonably acceptable to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent,

(F)         with respect to any Development Asset only, a proposal package (including a capture rate analysis and a construction budget) with the respective construction timeline,

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(G)         evidence satisfactory to the Administrative Agent that the organizational documents for the applicable owner or lessee, as applicable, of such Proposed Borrowing Base Asset shall have complied with the Subsidiary Guarantor Requirements, and

(H)         such other due diligence information the Administrative Agent reasonably may deem necessary or desirable;

(iv)        An Appraisal of such Proposed Borrowing Base Asset;

(v)         Reports supplementing Schedules II, 4.01(b), 4.01(q) and 4.01(r) hereto, including descriptions of such changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, certified as correct and complete by a Responsible Officer of the Borrower, provided that for purposes of the definition of the term Borrowing Base Assets, the supplement to Schedule II shall become effective only upon (A) delivery of all Deliverables and approval thereof by the Administrative Agent, and (B) approval of the Proposed Borrowing Base Asset as a Borrowing Base Asset pursuant to the definition of “Borrowing Base Assets”; and

(vi)        Such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

“Development Assets” means all Real Property acquired for development into Campus Housing Assets that, in accordance with GAAP, would be classified as development property on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries. Each Development Asset shall continue to be classified as a Development Asset hereunder until a certificate of occupancy has been issued with respect to the applicable Real Property and Borrower shall have delivered to Administrative Agent notice of such issuance, following which such Real Property shall be classified as a Campus Housing Asset hereunder.

“Dividend Payout Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) the sum, without duplication, of all dividends paid by the Parent Guarantor on account of any common stock or preferred stock of Parent Guarantor, except dividends payable solely in additional Equity Interests of the same class, to (b) Funds From Operations, in each case for the four consecutive fiscal quarters of the Parent Guarantor most recently ended (or, in the case of the first, second or third fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, one, two or three consecutive fiscal quarters, respectively).

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

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“EBITDA” means, at any date of determination, the sum of the following items, in each case for the four consecutive fiscal quarters of the Parent Guarantor most recently ended: (a) the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary, infrequent, and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, and (vi) to the extent subtracted in computing net income, non-recurring items of the Parent Guarantor and its Subsidiaries determined on a Consolidated basis and in accordance with GAAP for such four fiscal quarter period, less, to the extent not already deducted, all rentals payable under leases of real or personal (or mixed) property, in each case, of or by the Parent Guarantor and its Subsidiaries for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, plus (b) with respect to each Joint Venture, the JV Pro Rata Share of the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, and (vi) to the extent subtracted in computing net income of such Joint Venture, non-recurring items, in each case of such Joint Venture determined on a Consolidated basis and in accordance with GAAP for such four fiscal quarter period, less, to the extent not already deducted, all rentals payable under leases of real or personal (or mixed) property, in each case, of or by the Parent Guarantor and its Subsidiaries for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition or disposition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four fiscal quarter period, EBITDA will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to the acquired Asset’s actual EBITDA (computed as if such Asset was owned by the Parent Guarantor or one of its Subsidiaries for the entire four fiscal quarter period) generated during the portion of such four fiscal quarter period that such Asset was not owned by the Parent Guarantor or such Subsidiary, and (2) in the case of a disposition, by subtracting therefrom an amount equal to the actual EBITDA generated by the Asset so disposed of during such four fiscal quarter period.

“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.

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“Eligible Assignee” means (a) with respect to the Revolving Credit Facility and the Term Loan Facility, (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) if at the time an assignment is effected pursuant to Section 9.07 a Default has occurred and is continuing, then any of (A) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (B) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (C) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (D) the central bank of any country that is a member of the OECD; or (E) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; or (iv) any other Person approved by the Administrative Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, each such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person of the type described under subclause (iii)(A) or (C) of this definition that is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, each such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; and provided further that if Borrower does not disapprove a potential Eligible Assignee in writing within five (5) Business Days after such request for approval, then Borrower’s approval hereunder shall be deemed given.

“Environmental Action” means any enforcement action, suit, demand, demand letter, claim of liability, notice of non-compliance or violation, notice of liability or potential liability, investigation, enforcement proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“E013224” has the meaning specified in Section 4.01(aa).

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“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

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“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 Page (or any successor thereto) as the British Bankers Association London interbank offered rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or, if for any reason such rate is not available, the average (rounded upward, if necessary, to the nearest 1/100 of 1%, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of August 17, 2011 among Borrower, the guarantors named therein, the institutions from time to time party thereto as Lender Parties and Citibank, N.A., as the Swing Line Bank, the initial issuer of letters of credit and the administrative agent.

“Existing Debt” means Debt of each Loan Party and its Subsidiaries outstanding on the date hereof (but excluding the Debt evidenced by the Existing Credit Agreement).

“Existing Obligation” means the “Obligations” outstanding under the Existing Credit Agreement.

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“Exit Purchase Price” has the meaning specified in Section 9.16(F).

“Excluded Recourse Properties” means the Real Property listed on Schedule III hereto on the Closing Date.

“Extension Date” has the meaning specified in Section 2.16.

“Extension Fee” has the meaning specified in Section 2.08(e).

“Facility” means each of the Revolving Credit Facility, the Term Loan Facility, the Swing Line Facility or the Letter of Credit Facility, and “Facilities” means all of such individual Facilities collectively.

“Facility Available Amount” means, at any date of determination, the maximum total amount available under the Facilities, which shall at all times be the lesser of (a) the aggregate of all Revolving Credit Commitments and Term Loan Commitments (as such amounts may be increased pursuant to Section 2.17) and (b) the sum of (i) the lesser of (x) the Total Borrowing Base Value as of such date and (y) the amount that would result in a Borrowing Base Debt Service Coverage Ratio equal to 1.50:1.00 plus (ii) the sum of the amounts calculated by reference to each individual Development Asset that is a Borrowing Base Asset which amount is equal to 50% of the lesser of (1) the book value of such Development Asset as determined in accordance with GAAP (but excluding any deduction for accumulated depreciation on such Development Asset) and (2) the Appraised Value of such Development Asset; provided, however, that (I) the portion of the Facility Available Amount attributable to Development Assets pursuant to clause (ii) above shall not exceed 15% of the total Facility Available Amount (and if the portion of the Facility Available Amount attributable to Development Assets would at any time exceed 15% of the total Facility Available Amount, then the Facility Available Amount at such time shall be deemed to be reduced to the extent necessary to eliminate such excess), (II) development costs incurred and included in the book value of any such Development Asset may not exceed 110% of the development cost budget for such Development Asset (and if the development costs would at any time exceed 110% of the total development cost budget for such Development Asset, then the Facility Available Amount at such time shall be deemed to be reduced to the extent necessary to eliminate such excess) and (III) in the event a Development Asset remains a Borrowing Base Asset as a Development Asset (and not as a Campus Housing Asset) for more than 18 months, then commencing on and after the date on which such Development Asset has been a Borrowing Base Asset for 18 months, the portion of the Facility Available Amount attributable to such Development Asset shall be zero (unless it has qualified as a Borrowing Base Asset that is a Campus Housing Asset).

“Facility Exposure” means, at any time, the sum of (a) the aggregate principal amount of all outstanding Advances, plus (b) the amount (not less than zero) equal to the Available Amount under all outstanding Letters of Credit less all amounts then on deposit in the L/C Cash Collateral Account, plus (c) all Obligations of the Loan Parties in respect of Guaranteed Hedge Agreements, valued at the Agreement Value thereof.

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“Facility Fee” has the meaning specified in Section 2.08(b).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated as of November 9, 2012 among Borrower, Parent Guarantor, the Subsidiary Guarantors and CGMI, as the same may be amended from time to time.

“Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted EBITDA to (b) the sum of (i) interest (including capitalized interest (but excluding capitalized interest with respect to construction financing of Real Property prior to the issuance of the related certificate of occupancy)) payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) scheduled amortization of principal amounts of all Debt for Borrowed Money payable (excluding maturities) plus (iii) cash dividends payable on any Preferred Interests.

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Funds From Operations” means, with respect to the Parent Guarantor, net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation and amortization, and after adjustments for unconsolidated Joint Ventures, plus pre-development costs. Adjustments for unconsolidated Joint Ventures will be calculated to reflect funds from operations on the same basis.

“GAAP” has the meaning specified in Section 1.03.

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP or such contested item is bonded over in accordance with statutory lien bonding procedures and (c) the failure to pay or comply with such contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Effect.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means each Affiliate Ground Lease and any other Qualifying Ground Lease with respect to a Proposed Borrowing Base Asset that becomes a Borrowing Base Asset, and “Ground Leases” means each Affiliate Ground Lease and the such other ground leases, collectively. As of the Closing Date, all Ground Leases are as set forth on Schedule IV.

“Ground Lease Payments” means all ground rents, square footage rents and percentage rents and any other payments or rents owing under a Ground Lease.

“Ground Lessor” means the ground lessor under a Qualifying Ground Lease.

“Guaranteed Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank, as such instrument may be amended, modified, renewed, restated, replaced or extended from time to time.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantor Deliverables” means each of the items set forth in Section 5.01(j).

“Guarantors” has the meaning specified in the recital of parties to this Agreement.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j) or Section 7.05.

“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Guaranteed Hedge Agreement; provided, however, that so long as any Lender is a Defaulting Lender, such Lender will not be a Hedge Bank with respect to any Hedge Agreement entered into while such Lender was a Defaulting Lender.

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“Increase” has the meaning specified in Section 2.17(a), and the term “Increases” means all such individual Increases collectively.

“Increase Date” has the meaning specified in Section 2.17(a).

“Increasing Facility” has the meaning specified in Section 2.17(e).

“Increasing Lender” has the meaning specified in Section 2.17(b).

“Indemnified Costs” has the meaning specified in Section 8.05(a).

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Information” has the meaning specified in Section 9.10.

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Initial Issuing Bank” has the meaning specified in the recital of parties to this Agreement.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Maturity Date” means January 8, 2017.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to Section 2.07(c) and in conformity with the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select; provided, however, that:

(a)          the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the applicable Maturity Date;

(b)          Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

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(c)          whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)          whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means (a) any loan or advance to any Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of any Person, any capital contribution to any Person or any other direct or indirect investment in any Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of any Person, and (b) the purchase or other acquisition of any real property.

“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.

“Issuing Bank” means the Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such Initial Issuing Bank, Revolving Credit Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

“Joint Venture” means any joint venture (a) in which the Parent Guarantor or any of its Subsidiaries holds any Equity Interest, (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor.

“Joint Venture Assets” means, with respect to any Joint Venture at any time, the assets owned by such Joint Venture at such time.

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“JV Pro Rata Share” means, with respect to any Joint Venture at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total book value of all Equity Interests in such Joint Venture held by the Parent Guarantor and any of its Subsidiaries by (b) the total book value of all outstanding Equity Interests in such Joint Venture at such time.

“L/C Cash Collateral Account” means an account of the Borrower to be maintained with the Administrative Agent, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

“L/C Related Documents” has the meaning specified in Section 2.04(c)(ii)(A).

“L/C Maturity Date Exposure” means the Available Amount under any Letter of Credit with an expiration date later than 30 days before the Maturity Date.

“Lender Default” has the meaning specified in Section 9.07(k).

“Lender Insolvency Event” means that (i) the Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Party” means any Lender, the Swing Line Bank or any Issuing Bank.

“Lenders” means the Initial Lenders, each Acceding Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit Advance” means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

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“Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate Available Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all payments or disbursements made by an Issuing Bank pursuant to a Letter of Credit Advance that have not yet been reimbursed at such time.

“Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, and (b) $15,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letters of Credit” has the meaning specified in Section 2.01(b).

“Leverage Ratio” means, at any date of determination, the ratio of Total Debt (but excluding, in all cases, any Contingent Obligations associated with the Excluded Recourse Properties) to Total Asset Value as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Letter of Credit Agreement, (e) each Guaranty Supplement and (f) each Guaranteed Hedge Agreement, together with all other agreements, certificates or other documents now or hereafter evidencing, guarantying or otherwise executed in connection with this Agreement and/or the Facilities, in each case, as amended.

“Loan Parties” means the Borrower and the Guarantors.

“Management Agreements” means (a) the Management Agreements for the Borrowing Base Assets set forth on Part II of Schedule 4.01(q) hereto (as amended or supplemented from time to time in accordance with the provisions hereof), and (b) any Management Agreement in respect of a Borrowing Base Asset entered into in compliance with Section 5.01(p).

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“Management Fee Adjustment” means, with respect to any Asset for any fiscal period, the greater of (i) an amount equal to 4.0% of the total revenues generated from the operation of such Asset for such fiscal period and (ii) all actual management fees payable in respect of such Asset during such fiscal period.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means a material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, or (d) the value of use of or ability to sell or refinance any Borrowing Base Asset.

“Material Contract” means each contract to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by the Borrower or such Subsidiary in an amount of $5,000,000 or more per annum or as to which the breach, non-performance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, the Management Agreements shall be deemed to comprise Material Contracts hereunder.

“Material Debt” means (a) Recourse Debt of Borrower that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $10,000,000 or more, either individually or in the aggregate or (b) any other Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $25,000,000 or more, either individually or in the aggregate; in each case (i) whether or not the primary obligation of the applicable obligor, (ii) whether the subject of one or more separate debt instruments or agreements, and (iii) exclusive of Debt outstanding under this Agreement. For the avoidance of doubt, Material Debt may include Refinancing Debt to the extent comprising Material Debt as defined herein.

“Material Litigation” has the meaning specified in Section 3.01(f).

“Maturity Date” shall mean (a) with respect to the Revolving Credit Facility, the earliest to occur of (i) the Initial Maturity Date, as such date may be extended in accordance with Section 2.16, (ii) the date of termination of all of the Revolving Credit Commitments by the Borrower pursuant to Section 2.05 or (iii) the date of termination of all of the Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitments pursuant to Section 6.01, and (b) with respect to the Term Loan Facility, the earliest to occur of (i) the Initial Maturity Date, as such date may be extended in accordance with Section 2.16, (ii) the date of termination of all of the Term Loan Commitments by the Borrower pursuant to Section 2.05 which will occur concurrently with the payment in full of the Term Loan, and (iii) the date of termination of the Term Loan Commitments pursuant to Section 6.01.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Debt of the Person owning such asset or any other Person.

“Net Operating Income” means, with respect to any Borrowing Base Asset that is a Campus Housing Asset for any applicable measurement period, (a) the total rental and other revenue from the operation of such Borrowing Base Asset for such period, minus (b) all expenses and other proper charges incurred in connection with the operation and maintenance of such Borrowing Base Asset for such period (including, without limitation, management fees, repairs, real estate and chattel taxes, bad debt expenses and all rentals payable under leases of real or personal (or mixed) property, in each case, with respect to such Borrowing Base Asset for such period), but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP and in each case for consecutive four fiscal quarters of the Parent Guarantor most recently ended. Notwithstanding the foregoing, with respect to any Borrowing Base Asset as to which the certificate of occupancy was issued less than twelve months prior to the applicable date of determination, Net Operating Income shall be calculated based upon the annualized Net Operating Income for all trailing months of operations until there have been twelve months of operations, at which time the Net Operating Income thereafter shall be calculated based upon the trailing twelve months of operations (i.e. if there are two months of operations, then Net Operating Income will be calculated based on trailing two months annualized; if there are six months of operations, then Net Operating Income will be calculated based on trailing six months annualized, etc.).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

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“Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of real property and any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) (i) the general credit of the Property-Level Subsidiary that has incurred such Debt for Borrowed Money, and/or the direct Equity Interests therein and/or (ii) the general credit of the immediate parent entity of such Property-Level Subsidiary, provided that such parent entity’s assets consist solely of Equity Interests in such Property-Level Subsidiary, it being understood that the instruments governing such Debt may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, personal recourse to the Parent Guarantor or any Subsidiary of the Parent Guarantor for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non-payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in non-recourse financings of real estate.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of (a) if such Lender is a Revolving Credit Lender, Exhibit A-1 hereto evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender or (b) if such Lender is a Term Loan Lender, Exhibit A-2 hereto evidencing the aggregate indebtedness of the Borrower to such Term Loan Lender resulting from the advances in respect of the Term Loan made by such Lender, in each case as such instrument may be amended, modified, renewed, restated, replaced or extended from time to time.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Renewal” has the meaning specified in Section 2.01(b).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Notice of Termination” has the meaning specified in Section 2.01(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

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“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” has the meaning specified in Section 4.01(aa).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Participant” has the meaning specified in Section 2.03(c)(i).

“Patriot Act” has the meaning specified in Section 9.12.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (except as expressly permitted under this definition of “Permitted Liens”):

(a)          Liens for taxes, assessments and governmental charges or levies the payment of which is not, at the time, required by Section 5.01(b);

(b)          statutory Liens of banks and rights of set off and other Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations, in each case, that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such Liens are the subject of a Good Faith Contest;

(c)          pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations, other than any Lien imposed under ERISA that would constitute an Event of Default under Section 6.01(k);

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(d)          easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes;

(e)          Tenancy Leases;

(f)          Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the collateral on account thereof;

(g)          any attachment or judgment Lien not constituting an Event of Default and not with respect to any portion of any Borrowing Base Asset;

(h)          Liens of landlords, lessors and sublessors of real property for amounts not yet due and payable and such Person’s ownership interest in such real property to the extent constituting a Lien; or

(i)          all Liens noted on the land surveys and title insurance policies delivered to the Administrative Agent prior to the Closing Date with respect to the Borrowing Base Assets, other than Liens securing Debt for Borrowed Money.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Post Petition Interest” has the meaning specified in Section 7.07(b).

“Potential Assignment Event Date” has the meaning specified in Section 9.01(b).

“Potential Assignor Lender” has the meaning specified in Section 9.01(b).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prohibited Person” has the meaning specified in Section 4.01(aa).

“Property-Level Subsidiary” means any Subsidiary of the Borrower or any Joint Venture that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.

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“Proposed Borrowing Base Asset” has the meaning specified in Section 5.01(k).

“Proposed Increase” has the meaning specified in Section 2.17(b).

“Pro Rata Share” of (a) any amount related to the Revolving Credit Facility means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Revolving Credit Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination), or (b) any amount related to the Term Loan Facility means, with respect to any Term Loan Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Term Loan Lender’s Term Loan Commitment at such time (or, if the Term Loan Commitments shall have been terminated pursuant to Section 6.01 or expired, such Term Loan Lender’s Facility Exposure with respect to the Term Loan) and the denominator of which is the Term Loan Facility at such time (or, if the Term Loan Commitments shall have been terminated pursuant to Section 6.01 or expired, the aggregate Facility Exposure with respect to the Term Loan).

“Purchasing Lender” has the meaning specified in Section 2.17(e).

“Qualifying Ground Lease” means a ground lease of Real Property as to which no default has occurred and is continuing containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options that are subject to terms or conditions not yet agreed upon and specified in such ground lease or an amendment thereto, other than a condition that the lessee not be in default under such ground lease) of 30 years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease.

“Real Property” means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies, personal property and all other rights and property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person.

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“Recourse Debt” means Debt for which the Borrower or any of its Subsidiaries has personal or recourse liability in whole or in part, exclusive of any such Debt for which such personal or recourse liability is limited to obligations under Customary Carve-Out Agreements.

“Reference Bank” means Citibank, N.A.

“Refinancing Debt” means, with respect to any Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, (i) do not provide for any Lien on any Borrowing Base Assets, and (ii) are not otherwise prohibited by the Loan Documents and (b) the principal amount of such Debt shall not exceed the original principal amount of the Debt (as such Debt may have been increased from time to time) being extended, refunded or refinanced plus the amount of any applicable premium and expenses.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Replacement Lender” has the meaning specified in Section 9.01(b).

“Required Lenders” means, at any time, two or more Lenders (if more than one Lender) owed or holding greater than 50.00% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time, provided that no Defaulting Lender shall be included in the calculation of whether the Required Lenders shall have approved an action or undertaking. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

“Responsible Officer” means, with respect to any Loan Party, any officer of, or any officer of any general partner or managing member of, such Loan Party, which Officer has (a) responsibility for performing the underlying function that is the subject of the action required of such officer hereunder, or (b) supervisory responsibility for such an officer.

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“Restricted Payments” has the meaning specified in Section 5.02(g).

“Revolving Credit Advance” has the meaning specified in Section 2.01(a).

“Revolving Credit Commitment” means, (a) with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Revolving Credit Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or (b) if such Revolving Credit Lender has entered into one or more Assignment and Acceptances, set forth for such Revolving Credit Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Revolving Credit Lender’s “Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Revolving Credit Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Revolving Credit Advances.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” shall mean, at any time, a Lender that holds a Revolving Credit Commitment.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale and Leaseback Transaction” shall mean any arrangement with any Person providing for the leasing by the Parent Guarantor or any of its Subsidiaries of any Real Property that has been sold or transferred or is to be sold or transferred by the Parent Guarantor or such Subsidiary, as the case may be, to such Person.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Secured Debt Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) all secured Debt of the Borrower and the Guarantors (which Debt in the case of any Joint Venture only, shall equal the JV Pro Rata Share of such Debt) to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Secured Recourse Debt Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) all Debt for which the Borrower and the Guarantors have personal or recourse liability in whole or in part (exclusive of any such Debt for which such personal or recourse liability is limited to obligations under Customary Carve-Out Agreements), plus, without duplication, Contingent Obligations of the Borrower and the Guarantors, but excluding, in all cases, any such Debt and Contingent Obligations associated with the Excluded Recourse Properties to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c) as the case may be.

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“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Selling Lender” has the meaning specified in Section 2.17(e).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE Provisions” has the meaning specified in the definition of Subsidiary Guarantor Requirements.

“Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

“Subordinated Obligations” has the meaning specified in Section 7.07.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

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“Subsidiary Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Subsidiary Guarantor Requirements” means the obligation of each Subsidiary Guarantor to adopt an operating agreement or limited partnership agreement, as applicable, substantially in the form attached as Exhibit G hereto, which operating agreement or limited partnership agreement, as applicable, must at all times include the provisions set forth in Section 9(c) thereof (the “SPE Provisions”) as such provisions are modified solely for the purposes of conforming to the defined terms in the applicable operating agreement or limited partnership agreement, as applicable; provided, however, that nothing in this Agreement shall require any Subsidiary Guarantor party to the Existing Credit Agreement to amend or modify its operating agreement or limited partnership agreement, as applicable, to comply with the SPE Provisions.

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Bank” means Citibank, in its capacity as the Lender of Swing Line Advances, and its successors and permitted assigns in such capacity.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Bank, the amount of the Swing Line Facility set forth in Section 2.01(c), as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Swing Line Advances.

“Swing Line Facility” has the meaning specified in Section 2.01(c).

“Taxes” has the meaning specified in Section 2.12(a).

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose (excluding any lease entered into in connection with a Sale and Leaseback Transaction).

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“Term Loan” means one or more term loans to the Borrower from the Term Loan Lenders in the original principal amount of $50,000,000, as such amount may be increased from time to time in accordance with Section 2.17.

“Term Loan Commitment” means, (a) with respect to any Term Loan Lender at any time, the amount set forth opposite such Term Loan Lender’s name on Schedule I hereto under the caption “Term Loan Commitment” or (b) if such Term Loan Lender has entered into one or more Assignment and Acceptances, set forth for such Term Loan Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(d) as such Term Loan Lender’s “Term Loan Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

“Term Loan Facility” means, at any time, the aggregate amount of the Term Loan Lenders’ Term Loan Commitments at such time.

“Term Loan Lender” shall mean, at any time, a Lender that holds a Term Loan Commitment (or, if the Term Loan Commitments shall have been terminated or expired, a Lender that holds any portion of the Term Loan).

“Test Date” means (a) the last day of each fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered pursuant to Sections 5.03(b) or (c), as the case may be, (b) the date of each Advance or the issuance or renewal of any Letter of Credit, (c) the date of the addition of any Proposed Borrowing Base Asset as a Borrowing Base Asset pursuant to Section 5.01(k), (d) the effective date of any merger permitted under Section 5.02(d), (e) the effective date of any Transfer permitted under Section 5.02(e)(ii)(C), (f) with respect to an extension of the Maturity Date pursuant to Section 2.16, the date of delivery of financial statements of the Borrower thereunder, and (g) the date of the proposed removal of a Borrowing Base Asset as a Borrowing Base Asset.

“Total Asset Value” means, at any date of determination, the sum of the Asset Values for all Assets at such date plus unrestricted Cash and Cash Equivalents.

“Total Borrowing Base Value” means, at any date of determination, the sum of the Borrowing Base Values of all Borrowing Base Assets that are Campus Housing Assets.

“Total Debt” means, at any date of determination, all Debt of the Parent Guarantor and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Trade Letter of Credit” means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory.

“Transfer” has the meaning specified in Section 5.02(e)(i).

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“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Unused Fee” has the meaning specified in Section 2.08(a).

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any date of determination, (a) such Revolving Credit Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances, in each case made by such Revolving Credit Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time plus (ii) such Revolving Credit Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or the election or appointment of persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability under applicable law.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.         Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03.         Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”); provided, that, if Borrower notifies Administrative Agent that Borrower or any Loan Party requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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Article II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01.         The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date in an amount for each such Advance not to exceed such Revolving Credit Lender’s Unused Revolving Credit Commitment at such time. Each Borrowing of Revolving Credit Advances shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender’s Unused Revolving Credit Commitment in effect from time to time and prior to the Maturity Date, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

(b)          Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the “Letters of Credit”), for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Maturity Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Letter of Credit Commitment at such time, and (iii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Maturity Date (provided such Letter of Credit may have an expiration date after the date that is 30 days before the Maturity Date, but not after the Maturity Date, so long as such Letter of Credit obligates the Borrower to Cash Collateralize such Letter of Credit in accordance with Section 2.03(e)) and (A) in the case of a Standby Letter of Credit one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a “Notice of Renewal”) given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a “Notice of Termination”) and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided, however, that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 30 days before the Maturity Date (provided such Letter of Credit may have an expiration date after the date that is 30 days before the Maturity Date, but not after the Maturity Date, so long as such Letter of Credit obligates the Borrower to Cash Collateralize such Letter of Credit in accordance with Section 2.03(e)). If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Notwithstanding the foregoing, the expiration date of any Letter of Credit may occur after the Maturity Date; provided, that the Administrative Agent and the Issuing Bank, each acting in its sole discretion, has approved in writing such expiration date (which approval may be conditioned on such terms and conditions (including the Cash Collateralization of such Letter of Credit) as Administrative Agent and the Issuing Bank, each acting in its sole discretion, may determine).

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(c)          Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date (i) in an aggregate amount not to exceed at any time outstanding $30,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $250,000 or an integral multiple of $250,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

(d)          Term Loan. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally agrees to fund to the Borrower an amount equal to its Pro Rata Share of the Term Loan on the Effective Date. Subject to the terms and conditions of this Agreement, the Term Loan shall be funded to the Borrower on the Effective Date as a single Advance. The Borrower shall not have the right to reborrow any portion of the Term Loan that is repaid or prepaid.

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SECTION 2.02.         Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing (other than a Swing Line Borrowing) shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 12:00 Noon (New York City time) on the date one Business Day prior to the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

(b)          Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing or by telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the fifteenth day after the requested date of such Borrowing and (B) the Maturity Date). The Swing Line Bank shall, before 1:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make the amount thereof available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Revolving Credit Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Revolving Credit Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 Noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Revolving Credit Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Credit Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Revolving Credit Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

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(c)          Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) there may not be more than eight separate Interest Periods in effect hereunder at any time.

(d)          Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

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(e)          Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 2:00 P.M. (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f)          The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.         Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 Noon (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex, telecopier or e mail or by means of the Approved Electronic Platform. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed immediately in writing, telex, telecopier or e-mail, in each case specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b)          Letter of Credit Reports. Each Issuing Bank shall furnish (i) to each Revolving Credit Lender and the Borrower on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (ii) to the Administrative Agent and each Revolving Credit Lender and the Borrower on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

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(c)          Letter of Credit Participations; Drawing and Reimbursement. (i)  Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender (in its capacity under this Section 2.03(c), a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit, to the extent of such Participant’s Pro Rata Share of the Available Amount of such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments or the Revolving Credit Lenders’ respective Pro Rata Shares pursuant to Section 9.07, it is hereby agreed that, with respect to all outstanding Letters of Credit and unpaid drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03(c) to reflect the new Pro Rata Shares of the assignor and assignee Revolving Credit Lenders, as the case may be.

(ii)         In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation with respect to the other Revolving Credit Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit issued by it shall not create for the Issuing Bank any resulting liability to the Borrower, any other Loan Party, any Revolving Credit Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable judgment).

(iii)        The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event that the Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.04(c), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Participant’s Pro Rata Share of such unreimbursed payment in U.S. dollars and in same day funds. Upon such notification by the Administrative Agent to any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If such Revolving Credit Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Revolving Credit Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.

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(iv)        Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (iii) above, the Issuing Bank shall pay to the Administrative Agent for the account of each such Participant that has paid its Pro Rata Share thereof, in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(d)          Failure to Make Letter of Credit Advances. The failure of any Revolving Credit Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Revolving Credit Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make the Letter of Credit Advance to be made by such other Revolving Credit Lender on such date.

(e)          Cash Collateral.

(i)          If the expiration date of any Letter of Credit would be later than 30 days before the Maturity Date, then, any such Letter of Credit shall expressly provide, as a condition to the Issuing Bank’s issuance of such Letter of Credit, that Borrower shall be required, commencing on the date that is 30 days before the Maturity Date and at all times thereafter, to Cash Collateralize such Letter of Credit by delivering to Administrative Agent Cash Collateral in an amount sufficient to cover all L/C Maturity Date Exposure. Borrower shall comply with the terms and conditions of any such Letter of Credit requiring Cash Collateralization.

(ii)         All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent and the Issuing Bank, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.03(e). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable L/C Maturity Date Exposure and other obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

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(iii)        Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.03(e) in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Available Amount of such Letters of Credit and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(iv)        Cash Collateral (or the appropriate portion thereof) provided to reduce L/C Maturity Date Exposure or other obligations shall be released promptly following (i) the elimination of the applicable L/C Maturity Date Exposure or other obligations giving rise thereto or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated L/C Maturity Date Exposure or other obligations.

SECTION 2.04.         Repayment of Advances. (a) Revolving Credit Advances and Term Loan. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date the aggregate outstanding principal amount of the Revolving Credit Advances and Term Loan then outstanding.

(b)          Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of (i) the Swing Line Bank and (ii) each other Revolving Credit Lender that has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b), the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fifteenth day after the requested date of such Swing Line Borrowing) and the Maturity Date.

(c)          Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the same day on which such Advance was made the outstanding principal amount of each Letter of Credit Advance made by each of them.

(ii)         The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Revolving Credit Lender to reimburse the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(A)         any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

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(B)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C)         the existence of any claim, set off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D)         any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E)         payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(F)         any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Party.

SECTION 2.05.         Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 (or, in the case of the Swing Line Facility, $250,000) or an integral multiple of $250,000 in excess thereof and (ii) shall be made ratably among the Revolving Credit Lenders in accordance with their Commitments with respect to such Facility.

(b)          Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(ii)         The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

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(iii)        Upon the funding of the Term Loan and from time to time thereafter upon each repayment or prepayment of any portion of the Term Loan, the aggregate Term Loan Commitments of the Term Loan Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Loan Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Loan outstanding after giving effect to such repayment or prepayment of the Term Loan.

SECTION 2.06.         Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and two Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $250,000 in excess thereof or, if less, the amount of the Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

(b)          Mandatory. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Term Loan, the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances in an amount sufficient to cause (A) the Facility Exposure not to exceed the Revolving Credit Facility and the Term Loan Facility on such Business Day, (B) the Leverage Ratio not to exceed the applicable maximum Leverage Ratio set forth in Section 5.04(a)(i) on such Business Day, and (C) the Facility Exposure not to exceed the Facility Available Amount as set forth in Section 5.04(b)(i) on such Business Day. If all Advances have been prepaid and are not sufficient to cause Borrower to comply with each of (A), (B), and (C), the Borrower shall make a deposit in the L/C Cash Collateral Account in an amount sufficient to do the same.

(ii)         The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day. To the extent the funds on deposit in the L/C Cash Collateral Account shall at any time exceed the total amount required to be deposited therein pursuant to the terms of this Agreement, the Administrative Agent shall, promptly upon request by the Borrower and provided that no Default or Event of Default shall then have occurred or be continuing or would result therefrom, return such excess amount to the Borrower.

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(iii)        Prepayments of the Facilities made pursuant to clauses (i) and (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, fourth deposited in the L/C Cash Collateral Account to Cash Collateralize 100% of the Available Amount of the Letters of Credit then outstanding and fifth applied to prepay the Term Loan then outstanding until the Term Loan is paid in full. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable.

(iv)        All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.07.         Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)          Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in respect of Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)         Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in respect of Eurodollar Rate Advances in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)          Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

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(c)            Notice of Interest Period and Interest Rate. Each continuation of a Eurodollar Rate Advance shall be made upon the Borrower’s irrevocable notice received by the Administrative Agent, which may be given by telephone, including a specification of the duration of the Interest Period with respect thereto. Each such notice must be received by the Administrative Agent not later than 12:00 Noon (New York City time) three Business Days prior to the first day of the subsequent Interest Period for the continuation of such Eurodollar Rate Advance. Each telephonic notice by the Borrower pursuant to this Section 2.07(c) must be confirmed promptly by delivery to the Administrative Agent of a written notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09, a notice of continuation of a Eurodollar Rate Advance pursuant to this subsection (c) or a notice of selection of an Interest Period pursuant to the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

(d)            Interest Rate Determination. (i) The Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If the Reference Bank shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information obtained by the Administrative Agent in its sole reasonable discretion.

(ii)           If the Reuters Screen LIBOR01 Page (or a successor page) is unavailable and the Administrative Agent is unable to determine the Eurodollar Rate for any Eurodollar Rate Advances,

(A)         the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

(B)         each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(C)         the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

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SECTION 2.08.         Fees. (a) Unused Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders an unused commitment fee (the “Unused Fee”), from the date hereof in the case of each Initial Lender that is a Revolving Credit Lender and from the effective date specified in the Assignment and Acceptance or the Accession Agreement, as the case may be, pursuant to which it became a Revolving Credit Lender in the case of each other Revolving Credit Lender until the Maturity Date in respect of the Revolving Credit Facility, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2013, and on the Maturity Date in respect of the Revolving Credit Facility. The Unused Fee payable for the account of each Revolving Credit Lender shall be calculated for each period for which the Unused Fee is payable on the average daily Unused Revolving Credit Commitment of such Revolving Credit Lender during such period at the rate of either (i) at any time the average daily Unused Revolving Credit Commitment equals or exceeds 50.00% of the sum of the Revolving Credit Lenders’ Revolving Credit Commitments, 0.30% per annum or (ii) at any time the average daily Unused Revolving Credit Commitment is less than 50.00% of the sum of the Revolving Credit Lenders’ Revolving Credit Commitments, 0.25% per annum; provided, that notwithstanding the foregoing or anything in this Agreement to the contrary, during any period of time within which the Parent Guarantor receives and maintains an Investment Grade Rating, no Unused Fee shall be payable by the Borrower to the Administrative Agent for the account of the Revolving Credit Lenders.

(b)          Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a facility fee (the “Facility Fee”) from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or the Accession Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the Maturity Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2013, and on the Maturity Date. The Facility Fee payable for the account of each Revolving Credit Lender shall be calculated for each period for which the Facility Fee is payable on the average daily Revolving Credit Commitment of such Revolving Credit Lender during such period at the applicable rate set forth in the first table appearing in clause (b) of the definition of Applicable Margin, regardless of usage; provided, that notwithstanding the foregoing or anything in this Agreement to the contrary, during any period of time within which the Parent Guarantor does not have an Investment Grade Rating and the Unused Fee applies, no Facility Fee shall be payable by the Borrower to the Administrative Agent for the account of the Revolving Credit Lenders.

(c)          Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears, (a) quarterly on the last day of each March, June, September and December commencing March 31, 2013, (b) on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit, and (c) on the Maturity Date in respect of the Revolving Credit Facility, on such Revolving Credit Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time for the applicable period at the rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time.

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(ii)         The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.100% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

(d)          Other Fees. The Borrower shall pay to each of the Administrative Agent and Arranger for its own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrower and Agent or Arranger.

(e)          Extension Fee. The Borrower shall pay to the Administrative Agent the following extension fees (each, an “Extension Fee”): (i) in connection with the extension of the Revolving Credit Facility, a Facility extension fee, for the account of each Revolving Credit Lender, in an amount equal to 0.20% of such Revolving Credit Lender’s Revolving Credit Commitment then outstanding (whether funded or unfunded) and (ii) in connection with each extension of the Term Loan Facility, a Facility extension fee, for the account of each Term Loan Lender in an amount equal to 0.20% of such Term Loan Lender’s Pro Rata Share of the then outstanding Term Loan after accounting for any prepayments of the Term Loan made simultaneously with such extension.

(f)          Defaulting Lender. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.08 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (a) to the extent that all or a portion of the Letter of Credit Exposure or the Swing Line Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.18(b), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (b) to the extent that all or any portion of such Letter of Credit Exposure or Swing Line Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank and the Swing Line Bank, as applicable (and the pro rata payment provisions of Section 2.11(f) will automatically be deemed adjusted to reflect the provisions of this Section).

SECTION 2.09.         Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

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(b)          Mandatory. (a)  On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

(i)          If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(ii)         Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (z) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.10.         Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted, implemented or issued, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) shall be deemed an introduction or change of the type referred to in subclause (i) of this Section 2.10(a).

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(b)          If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(c)          If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d)          Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

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SECTION 2.11.         Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent shall promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Acceding Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 and upon the Administrative Agent’s receipt of such Lender’s Accession Agreement and recording of information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to such Acceding Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)          The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party any amount so due.

(c)          All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(d)          Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f)          Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lender Parties in the following order of priority:

(i)          first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

(ii)         second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks on such date;

(iii)        third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

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(iv)        fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v)         fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a), (b), (c)(i), (d) and (e) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

(vi)        sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents (other than Guaranteed Hedge Agreements) that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(vii)       seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(viii)      eighth, to the payment of any other accrued and unpaid interest comprising Obligations that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(ix)         ninth, to the payment of the principal amount of all of the outstanding Advances that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the L/C Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02; and

(x)          tenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lender Parties on such date.

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SECTION 2.12.         Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or the Administrative Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or the Administrative Agent, and unless such requirement arises from the failure of a Lender to furnish the documentation described in Section 2.12(e), (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)          In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)          The Loan Parties shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable by the Loan Parties under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

(d)          Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such receipt is issued therefor, or other evidence of payment thereof reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

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(e)          Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Upon the request of the Borrower, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrower two copies of Internal Revenue Service form W-9 (or any successor form).

(f)          For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form or other document originally was required to be provided or if such form or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g)          Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

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(h)          In the event that an additional payment is made under Section 2.12(a) or (c) for the account of any Lender Party and such Lender Party, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender Party shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the applicable Loan Party such amount as such Lender Party shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave such Lender Party (after such payment) in no worse position than it would have been in if the applicable Loan Party had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender Party to claim any tax credit or to disclose any information relating to its affairs or any computations in respect thereof, and no Loan Party shall be entitled to review the tax records of any Lender Party or the Administrative Agent, or require any Lender Party to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

SECTION 2.13.         Sharing of Payments, Etc. Subject to the provisions of Section 2.11(f), if any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

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SECTION 2.14.         Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for (i) general corporate purposes of the Borrower and its Subsidiaries, (ii) the development of new, and the renovation and expansion of existing, Campus Housing Assets and the acquisition of such other assets and the making of such other Investments as are permitted by this Agreement, (iii) the acquisition of land and/or improvements for the sole purpose of converting such properties into Campus Housing Assets, (iv) the repayment in full (or refinancing) of existing mortgage loans affecting Borrowing Base Assets, (v) the payment of fees and expenses related to the Facilities and the other transactions contemplated by the Loan Documents.

SECTION 2.15.         Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A-1 or Exhibit A-2 hereto, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment or Term Loan Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. To the extent no Note has been issued to a Lender Party, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit hereunder.

(b)          The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

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(c)          Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.16.         Extension of Maturity Date. At least 30 days but not more than 60 days prior to the Initial Maturity Date, the Borrower, by written notice to the Administrative Agent, may request, with respect to all Facilities then outstanding, a single one-year extension of the Maturity Date. The Administrative Agent shall promptly notify each Lender of such request and the Maturity Date in effect at such time with respect to all then outstanding Facilities shall, effective as at the Initial Maturity Date (the “Extension Date”), be extended for an additional one year period, provided that (i) the Administrative Agent shall have received not later than 30 days prior to the Initial Maturity Date a new Appraisal of each Borrowing Base Asset, (ii) the Borrower shall have paid the Extension Fees as described in Section 2.08(e) and (iii) on the Extension Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a Responsible Officer of the Borrower, dated the Extension Date, stating that: (a) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the Extension Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (b) no Default or Event of Default has occurred and is continuing or would result from such extension. In the event that an extension is effected pursuant to this Section 2.16 (but subject to the provisions of Sections 2.05, 2.06 and 6.01), the aggregate principal amount of all Advances shall be repaid in full ratably to the Lenders on the Maturity Date in respect of the Facilities as so extended. As of the Extension Date, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the “Maturity Date” shall refer to the Maturity Date as so extended.

SECTION 2.17.         Increase in the Aggregate Commitments. (a) The Borrower may, at any time, by written notice to the Administrative Agent, request an increase in the aggregate amount of the Revolving Credit Commitments and/or the Term Loan Commitments by not less than $5,000,000 (each such proposed increase, an “Increase”) to be effective as of a date that is at least 90 days prior to the applicable scheduled Maturity Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Facilities at any time exceed $600,000,000, (ii) in no event shall the aggregate amount of Increases exceed $300,000,000, and (iii) on the date of any request by the Borrower for an Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

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(b)          The Administrative Agent shall promptly notify the Lenders of each request by the Borrower for an Increase, which notice shall include (i) the proposed amount of such requested Increase and the proposed allocation of such amount between the Revolving Credit Facility and the Term Loan Facility, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Increase must commit to an increase in the amount of their respective Revolving Credit Commitments and/or Term Loan Commitment (the “Commitment Date”). Each Lender that is willing to participate in such requested Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment and/or its Term Loan Commitment, as the case may be (the “Proposed Increase”). If the Lenders in respect of any Facility notify the Administrative Agent that they are willing to increase the amount of their respective Commitments pertaining to such Facility by an aggregate amount that exceeds the amount of the requested Increase for such Facility, then the requested Increase in respect of such Facility shall be allocated to each Lender willing to participate therein in an amount equal to such Increase multiplied by the ratio of each Lender’s Proposed Increase to the aggregate amount of Proposed Increase to such Facility.

(c)          Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Increase on any such Commitment Date is less than the requested Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of not less than $10,000,000.

(d)          On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Increase in accordance with Section 2.17(c) (an “Acceding Lender”), shall become a Lender party to this Agreement as of such Increase Date and, the Revolving Credit Commitment or Term Loan Commitment, as the case may be, of each Increasing Lender for such requested Increase shall be so increased by such amount of its Proposed Increase (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) on and as of such Increase Date; provided, however, that the Administrative Agent shall have received at or before 12:00 Noon (New York City time) on such Increase Date the following, each dated such date:

(i)          an accession agreement from each Acceding Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each, an “Accession Agreement”), duly executed by such Acceding Lender, the Administrative Agent and the Borrower;

(ii)         confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment or Term Loan Commitment, as the case may be, in a writing satisfactory to the Borrower and the Administrative Agent, together with an amended Schedule I hereto as may be necessary for such Schedule I to be accurate and complete, certified as correct and complete by a Responsible Officer of the Borrower; and

(iii)        such certificates or other information as may be required pursuant to Section 3.02.

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On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Acceding Lender) and the Borrower, at or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Acceding Lender on such date.

(e)          On the Increase Date, to the extent the Advances then outstanding and owed to any Lender in respect of the Facility subject to the Increase (the “Increasing Facility”) immediately prior to the effectiveness of the Increase shall be less than such Lender’s Pro Rata Share (calculated immediately following the effectiveness of the Increase) of all Advances then outstanding in respect of the Increasing Facility and owed to all Lenders in respect of such Increasing Facility in their capacities as such (each such Lender, including any Acceding Lender, a “Purchasing Lender”), then such Purchasing Lender, without executing an Assignment and Acceptance, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding in respect of the Increasing Facility and owed to each Lender in respect of such Increasing Facility that is not a Purchasing Lender (a “Selling Lender”) in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Lender in respect of such Increasing Facility shall equal such Lender’s Pro Rata Share (calculated immediately following the effectiveness of the Increase on the Increase Date) of all Advances then outstanding in respect of the Increasing Facility and owed to all applicable Lenders. The Administrative Agent shall calculate the net amount to be paid by each Purchasing Lender and received by each Selling Lender in connection with the assignments effected hereunder on the Increase Date. Each Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 2:00 P.M. (New York time) on the Increase Date. The Administrative Agent shall distribute on the Increase Date the proceeds of such amount to each of the Selling Lenders entitled to receive such payments at its Applicable Lending Office. If in connection with the transactions described in this Section 2.17 any Lender shall incur any losses, costs or expenses of the type described in Section 9.04(c), then the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, costs or expenses incurred in connection therewith.

SECTION 2.18.         Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swing Line Advance is at the time outstanding, the Issuing Bank and the Swing Line Bank, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.18(b)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to the Issuing Bank and the Swing Line Bank in respect of such Letter of Credit or Swing Line Advance in amount at least equal to 100% of the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank and the Swing Line Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

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(b)          If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Exposure and any outstanding Swing Line Exposure of such Defaulting Lender:

(i)          the Letter of Credit Exposure and the Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swing Line Exposure and total Letter of Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)         to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit Exposure and Swing Line Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than three (3) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swing Line Bank, as the case may be), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank and the Swing Line Bank in respect of such Letter of Credit Exposure or Swing Line Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such Defaulting Lender’s Letter of Credit Exposure or Swing Line Exposure, or (b) in the case of such Defaulting Lender’s Swing Line Exposure, prepay (subject to clause (3) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank and the Swing Line Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii)        any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.18(f)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swing Line Bank (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed Letter of Credit Advances then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

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(c)          In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, each of the Issuing Bank and the Swing Line Bank is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02 in such amounts and in such times as may be required to (i) reimburse an outstanding Letter of Credit Disbursement, (ii) repay an outstanding Swing Line Advance, and/or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swing Line Advances in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swing Line Advance.

(d)          Anything herein to the contrary notwithstanding, if at any time the Requisite Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (v) of the definition thereof, the Requisite Lenders (determined after giving effect to Section 9.01) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date thirty (30) days after the giving of such notice by the Requisite Lenders (regardless of whether a replacement Administrative Agent has been appointed).

(e)          The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than thirty (30) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.18(b)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Bank or any Lender may have against such Defaulting Lender.

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(f)          If the Borrower, the Administrative Agent, the Issuing Bank and the Swing Line Bank agree in writing, in their discretion, that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.18(b)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure, Letter of Credit Exposure and Swing Line Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article III
CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01.         Conditions Precedent to the Effectiveness of this Agreement. The obligation of the Administrative Agent and each Lender Party to execute and deliver this Agreement and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent before or concurrently with the Closing Date:

(a)          The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes, as to which one original of each shall be sufficient) in sufficient copies for each Lender Party:

(i)          Notes duly executed by the Borrower and payable to the order of each applicable Lender.

(ii)         Completed requests for information dated a recent date, including UCC, judgment, tax, litigation and bankruptcy searches with respect to each applicable Loan Party and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions that the Administrative Agent may deem necessary or desirable that name any Loan Party as debtor, together with copies of such financing statements.

(iii)        This Agreement, duly executed by the Loan Parties and the other parties thereto.

(iv)        Certified copies of the resolutions of the Board of Directors of the Parent Guarantor on its behalf and on behalf of each Loan Party for which it is the ultimate signatory approving the transactions contemplated by the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party.

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(v)         A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner, manager or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner, manager or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner, manager or managing member, as the case may be, on file in such Secretary’s office, (2) such Loan Party, general partner, manager or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner, manager or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(vi)        A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, that such Loan Party is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(vii)       A certificate of each Loan Party and of each general partner, manager or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner, manager or managing member, as applicable, by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner, manager or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner, manager or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the Closing Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner, manager or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner, manager or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents and (E) the absence of any event occurring and continuing, or resulting from the closing hereunder or the Advance made on the Closing Date, that constitutes a Default.

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(viii)      A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner, manager or managing member of any Loan Party) and of each general partner, manager or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner, manager or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(ix)         Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, historical operating statements (if any), audited annual financial statements for the year ending December 31, 2011, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date) and financial projections for the Parent Guarantor’s consolidated operations.

(x)          Evidence of insurance (which may consist of binders or certificates of insurance) naming the Administrative Agent as loss payee and/or additional insured, as applicable, with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, the insurance required by the terms of this Agreement.

(xi)         An opinion of Greenberg Traurig LLP, New York counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

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(xii)        An opinion of Bradley Arant Boult Cummings LLP, Delaware counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

(xiii)       An opinion of Saul Ewing LLP, Maryland counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-3 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

(xiv)      An opinion of Sidley Austin llp, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(xv)       A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

(xvi)      A certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, stating that after giving effect to the Initial Extension of Credit, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 on a pro forma basis as of the most recent fiscal quarter end, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants.

(b)          The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.

(c)          The Loan Parties shall have no Debt, other than Existing Debt and other Debt permitted under this Agreement.

(d)          Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Loan Parties or any of the Borrowing Base Assets on the Closing Date since December 31, 2011.

(e)          There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect other than the matters described on Schedule 4.01(e) hereto (the “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Material Litigation from that described on Schedule 4.01(e) hereto.

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(f)          All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(g)          The Borrower shall have entered into the Hedge Agreements required under Section 5.01(o) to the extent any are required by such Section, and shall have provided satisfactory evidence of the same to the Administrative Agent.

(h)          The organizational documents for each Subsidiary Guarantor shall comply with the Subsidiary Guarantor Requirements; provided, however, that the organizational documents of each Subsidiary Guarantor party to the Existing Credit Agreement shall be deemed to comply with the Subsidiary Guarantor Requirements.

(i)          The Borrower shall have paid all accrued fees of the Administrative Agent and the Lender Parties required under this Agreement and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent).

SECTION 3.02.         Conditions Precedent to Each Borrowing, Issuance, Renewal, Extension and Increase. (a) The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, the extension of the Initial Maturity Date pursuant to Section 2.16 and the right of the Borrower to request a Swing Line Borrowing or an Increase shall be subject to the satisfaction of the conditions set forth in Section 3.01 (to the extent not previously satisfied pursuant to that Section) and such further conditions precedent that on the date of such Borrowing, issuance, renewal, extension or increase (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender, the Swing Line Bank or such Issuing Bank (w) a Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate, in each case dated the date of such Borrowing, issuance, renewal, extension or increase and, in the case of the Borrowing Base Certificate, demonstrating that the Facility Available Amount as of such date (calculated on a pro forma basis after giving effect to such Borrowing or issuance) will be greater than or equal to the Facility Exposure, (x) all Deliverables and all items described in the definition of “BBA Proposal Package” herein (to the extent not previously delivered with respect to each Borrowing Base Asset pursuant to Section 5.01(k) or this Section 3.02), (y) in the case of an addition of any Person as an Additional Guarantor, all Guarantor Deliverables (to the extent not previously delivered pursuant to Section 5.01(k) or this Section 3.02), and (z) a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, issuance, renewal, extension or increase, stating that:

(i)          the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), before and after giving effect to (A) such Borrowing, issuance, renewal, extension or increase, and (B) in the case of any Borrowing or issuance or renewal, the application of the proceeds therefrom, as though made on and as of such date;

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(ii)         no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing, issuance, renewal, extension or increase or (B) in the case of any Borrowing or issuance or renewal, from the application of the proceeds therefrom;

(iii)        for each Revolving Credit Advance, or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, (A) the Facility Available Amount equals or exceeds the Facility Exposure that will be outstanding after giving effect to such Advance, issuance or renewal, respectively, and (B) before and after giving effect to such Advance, issuance or renewal, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants; and

(iv)        with respect to each Development Asset, sufficient capital is available to complete the development of the related real property into a Campus Housing Asset (and attaching evidence of such sufficient capital);

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

(b)          In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swing Line Bank will not be required to make any Swing Line Advance, unless the Issuing Bank or the Swing Line Bank, as the case may be, is satisfied that any exposure that would result therefrom is fully covered or eliminated by any combination satisfactory to the Issuing Bank or Swing Line Bank of the following:

(i)          in the case of a Defaulting Lender, the Letter of Credit Exposure and the Swing Line Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swing Line Advances, to the Non-Defaulting Lenders as provided in clause (i) of Section 2.18(b);

(ii)         in the case of a Defaulting Lender, without limiting the provisions of Section 2.18(a), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swing Line Advance in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swing Line Advance, or makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

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(iii)        in the case of a Defaulting Lender, then in the case of a proposed issuance of a Letter of Credit or making of a Swing Line Advance, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to the Issuing Bank and the Swing Line Bank, as the case may be, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swing Line Advance will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or Swing Line Advance will, subject to the first proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.11(f) will be deemed adjusted to reflect this provision;

provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swing Line Exposure and total Letter of Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Bank or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.

SECTION 3.03.         Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit, Borrowing, issuance, renewal, extension or increase, as applicable, specifying its objection thereto and, if the requested action consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

Article IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.         Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

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(a)          Organization and Powers; Qualifications and Good Standing. Each Loan Party and each of its Subsidiaries and each general partner, manager or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable. The Parent Guarantor directly or indirectly owns all of the general partnership interests in the Borrower. All Equity Interests in the Borrower that are directly or indirectly owned by the Parent Guarantor are owned free and clear of all Liens. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

(b)          Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (except as created by the Loan Documents).

(c)          Due Authorization; No Conflict. The execution and delivery by each Loan Party and each general partner, manager or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner, manager or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner, manager or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or any general partner, manager or managing member of any Loan Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect.

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(d)          Authorizations and Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner, manager or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents or (ii) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents.

(e)          Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner, manager or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner, manager or managing member (if any) of each Loan Party party thereto, enforceable against such Loan Party, general partner, manager or managing member, as the case may be, in accordance with its terms.

(f)          Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner, manager or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect (other than the Material Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner, manager or managing member (if any) of any Loan Party, of the Material Litigation from that described on Schedule 4.01(f) hereto.

(g)          Financial Condition. The Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of December 31, 2011 and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by unqualified opinions of KPMG LLP, independent public accountants and the Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as at September 30, 2012, and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor and its Subsidiaries for the nine (9) months then ended, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of such balance sheets as at September 30, 2012, and such statements of income and cash flows for the nine (9) months then ended, to year end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2011, there has been (i) with respect to the period prior to the Closing Date, no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Parent Guarantor and its Subsidiaries or any of the Borrowing Base Assets on the Closing Date, and (ii) with respect to any period after the Closing Date, no Material Adverse Change.

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(h)          Forecasts. The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(ix) and 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor’s best estimate of its future financial performance.

(i)          Full Disclosure. No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The Loan Parties have disclosed to the Administrative Agent, in writing, any and all existing facts known to the Loan Parties that have or may have (to the extent any of the Loan Parties can now reasonably foresee) a Material Adverse Effect.

(j)          Margin Regulations. No Loan Party owns any Margin Stock or is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k)          Certain Governmental Regulations. Neither any Loan Party nor any of its Subsidiaries nor any general partner, manager or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner, manager or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

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(l)          Materially Adverse Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that could reasonably be expected to result in a Material Adverse Effect.

(m)        [Intentionally Omitted]

(n)          Existing Debt. Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor, the principal amount outstanding thereunder and the maturity date thereof.

(o)          [Intentionally Omitted].

(p)          Liens. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of (i) all Liens on the property or assets of any Loan Party or any of its Subsidiaries that directly or indirectly own any Borrowing Base Asset (other than Permitted Liens), and (ii) all Liens on the property or assets of any Loan Party or any of its Subsidiaries securing Debt for Borrowed Money (other than Permitted Liens); in each case showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto, provided however, that easements and other real property restrictions, covenants and conditions of record (exclusive of Liens securing Debt) shall not be listed on Schedule 4.01(p).

(q)          Real Property; Tenancy Leases. (i) Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list of all Real Property owned in fee or as a leasehold estate by any Loan Party or any of its Subsidiaries, showing as of the date hereof, and as of each other date such Schedule 4.01(q) is required to be supplemented hereunder, the street address, state, record owner and book value thereof. Each such Loan Party or Subsidiary has good, marketable and insurable fee simple or leasehold title to such Real Property, free and clear of all Liens, other than Liens permitted under this Agreement.

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(ii)         The Borrower has delivered to the Administrative Agent a true, correct and complete copy of the current form of residential Tenancy Lease for each Borrowing Base Asset, and true, correct and complete copies of any non-residential Tenancy Leases and any amendments thereto relating to each Borrowing Base Asset as of the date hereof. An accurate and complete rent roll as of the date of inclusion of each Borrowing Base Asset in the Borrowing Base Assets with respect to all Tenancy Leases of any portion of the Borrowing Base Asset has been provided to the Administrative Agent. The Tenancy Leases described in the preceding sentence constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Borrowing Base Asset and in the buildings relating thereto. No tenant under any Tenancy Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in such Tenancy Leases or as disclosed to the Administrative Agent in writing by the Borrower. The Tenancy Leases reflected on the rent rolls delivered to the Administrative Agent are, as of the date of inclusion of the applicable Borrowing Base Asset in the Borrowing Base Assets, in full force and effect in accordance with their respective terms. There is no payment default or any other material default under such Tenancy Leases, nor, to Borrower’s knowledge, are there any defenses, counterclaims or offsets available to any tenant thereunder which in either case is reasonably likely to have a Material Adverse Effect. No property other than the Borrowing Base Asset which is the subject of the applicable Tenancy Lease (and any adjacent property burdened by insurable, permanent easements which may benefit the Borrowing Base Asset and are in full force and effect) is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Tenancy Lease.

(iii)        Each Borrowing Base Asset is operated and managed by an Approved Manager pursuant to a Management Agreement listed on Part II of Schedule 4.01(q).

(iv)        Each Borrowing Base Asset satisfies all Borrowing Base Conditions.

(r)          Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(r) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and, to the knowledge of each Loan Party and its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii)         Except as otherwise set forth on Part II of Schedule 4.01(r) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of each Loan Party and its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such listed property; there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries except for any non-friable asbestos-containing material that is being managed pursuant to, and in compliance with, an operations and maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under Environmental Law; and, to the knowledge of each Loan Party and its Subsidiaries, Hazardous Materials have not been released, discharged or disposed of in any material amount or in violation of any Environmental Law or Environmental Permit on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of each Loan Party and its Subsidiaries, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries.

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(iii)        Except as otherwise set forth on Part III of Schedule 4.01(r) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, nor has any Loan Party or any of its Subsidiaries completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials that could reasonably be expected to result in a Material Adverse Effect at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect; and, with respect to any property formerly owned or operated by any Loan Party or any of its Subsidiaries, all Hazardous Materials generated, used, treated, handled, stored or transported by or, to the knowledge of each Loan Party and its Subsidiaries, on behalf of any Loan Party or any of its Subsidiaries have been disposed of in a manner that could not reasonably be expected to result in a Material Adverse Effect.

(iv)        Except as set forth on Part IV of Schedule 4.01(r), neither any Loan Party nor any of its Subsidiaries nor the Real Property is subject to any applicable Environmental Law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.

(s)          Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all laws, rules and regulations (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to result in a Material Adverse Effect.

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(t)          Force Majeure. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to result in a Material Adverse Effect.

(u)          Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

(v)         Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(w)        Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley.

(x)          ERISA Matters. (i) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Plans and Welfare Plans.

(ii)         No ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(iii)        Any Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of any such Schedule B there has been no material adverse change in such funding status.

(iv)        Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(v)         Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

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(y)          Borrowing Base Assets.

(i)          Each of the Borrowing Base Assets satisfies the requirements in this Agreement to be a Borrowing Base Asset.

(ii)         Each Borrowing Base Asset is operated and managed by an Approved Manager pursuant to a Management Agreement that has been furnished to the Administrative Agent.

(z)          Ground Leases. (i) The Ground Leases contain the entire agreement of the Ground Lessor and the applicable Loan Party pertaining to the applicable Borrowing Base Asset that is subject to a Ground Lease and satisfy the requirements of this Agreement to be a Ground Lease. The Loan Parties have no estate, right, title or interest in or to any Borrowing Base Asset subject to a Ground Lease except under and pursuant to the applicable Ground Leases. The Loan Parties have delivered a true and correct copy of the Ground Leases (together with all modification and/or assignment documents) to the Administrative Agent and the Ground Leases have not otherwise been modified, amended or assigned.

(ii)         To the knowledge of each Loan Party, the applicable Ground Lessor is the exclusive fee simple owner of its Borrowing Base Asset, subject to a Ground Lease, subject only to the Ground Lease and Liens described in clauses (a), (b), (d) (e), (h) and (i) of the definition of Permitted Liens, and the applicable Ground Lessor is the sole owner of the lessor’s interest in the applicable Ground Lease.

(iii)        There are no rights to terminate a Ground Lease other than the Ground Lessor’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Ground Lease.

(iv)        Each Ground Lease is in full force and effect and, to the knowledge of each Loan Party, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the applicable Ground Lease (a “Ground Lease Default”) exists on the part of the Loan Parties or on the part of the Ground Lessor under a Ground Lease. All base rent and additional rent due and payable under a Ground Lease has been paid through the date hereof and the Loan Parties are not required to pay any deferred or accrued rent after the date hereof under a Ground Lease. The Loan Parties have not received any written notice that a Ground Lease Default has occurred or exists (except for matters which have been previously disclosed to Administrative Agent and resolved to the mutual satisfaction of the parties to the Ground Lease) or any third party alleges the same to exist.

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(aa)         No Prohibited Persons. Neither any Loan Party nor any of their respective officers, directors, partners, members, Affiliates or, to the knowledge of the Loan Parties, shareholders is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(bb)         Setoff, Etc. The rights of the Administrative Agent and the Lenders with respect to the Borrowing Base Assets are not subject to any setoff, claims, withholdings or other defenses by the Guarantors, Borrower or any of its Subsidiaries or Affiliates or, to the best knowledge of Borrower, any other Person other than Permitted Liens.

(cc)         Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except with respect to Subsidiaries of Borrower that are not the owners of the Borrowing Base Assets where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

Article V
COVENANTS OF THE LOAN PARTIES

SECTION 5.01.         Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a)          Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970); provided, however, that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such noncompliance is the subject of a Good Faith Contest.

(b)          Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

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(c)          Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties in material compliance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

(d)          Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate, but in no event shall such amounts be lower or coverages be less comprehensive than the respective insurance amounts and coverages maintained by the Borrower and its Subsidiaries on the Closing Date approved by the Administrative Agent.

(e)          Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, unless, in the case of Subsidiaries of the Borrower only, in the reasonable business judgment of such Subsidiary, such Subsidiary determines that it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of any transaction by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or (e) below).

(f)          Visitation Rights. At any reasonable time and from time to time, after reasonable advance notice to the Borrower, permit the Administrative Agent or any of the Lender Parties, or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managers, managing members, officers or directors and with their independent certified public accountants; provided, that, notwithstanding anything herein to the contrary, the Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section 5.01(f) only if such exercise occurs after the occurrence and during the continuance of a Default or an Event of Default.

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(g)          Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

(h)          Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(i)          Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than transactions exclusively among or between the Borrower and/or one or more of the Guarantors) on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(j)          Covenants to Guarantee Obligations and Give Additional Security. (A) Concurrently with the delivery of Deliverables pursuant to Section 5.01(k) with respect to a Proposed Borrowing Base Asset owned or leased by a Subsidiary of a Loan Party or (B) within 10 days after the formation or acquisition of any new direct or indirect Subsidiary of a Loan Party that directly owns or leases a Borrowing Base Asset, cause each such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents.

(k)          Borrowing Base Additions. With the Borrower’s written request to the Administrative Agent that any Campus Housing Asset or Development Asset (a “Proposed Borrowing Base Asset”) be added as a Borrowing Base Asset, deliver (or cause to be delivered) to the Administrative Agent, at the Borrower’s expense, a BBA Proposal Package with respect to such Proposed Borrowing Base Asset. Within fifteen (15) Business Days after receipt of a complete BBA Proposal Package, the Administrative Agent shall give notice to the Borrower of whether the Administrative Agent and the Required Lenders have approved such Proposed Borrowing Base Asset as a Borrowing Base Asset subject to the delivery of all applicable Deliverables and Guarantor Deliverables pursuant to the following sentence (any such notice comprising an approval, a “Conditional Approval Notice”). Within 45 days after receipt by the Borrower of a Conditional Approval Notice (which period may be extended in the discretion of the Administrative Agent, at the Borrower’s request, for an additional 30 days without the approval of the Required Lenders), the Borrower shall, at its expense, deliver (or cause to be delivered) to the Administrative Agent all applicable Deliverables and Guarantor Deliverables. Notwithstanding the foregoing, the failure of any Proposed Borrowing Base Asset to comply with one or more of the Borrowing Base Conditions shall not preclude the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset so long as the Administrative Agent and the Required Lenders shall have expressly consented to the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset notwithstanding the failure to satisfy such conditions.

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(l)          Further Assurances. (i) Promptly upon request by Administrative Agent, or any Lender Party through the Administrative Agent, correct, and cause each Loan Party to promptly correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii)         Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, and deliver any and all such further acts, deeds, notices, certificates assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents and the intent of the parties hereto.

(iii)        Cooperate in a commercially reasonable manner with the relevant appraiser in connection with any Appraisal of a Borrowing Base Asset (including any proposed additional Borrowing Base Asset), such cooperation to include, without limitation, providing such appraiser with access to such information relating to such Borrowing Base Asset as such appraiser may reasonably request.

(iv)        No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by any Loan Party with respect to any Borrowing Base Asset without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(m)          Performance of Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so; provided, that the foregoing shall not prohibit, or be violated as a result of, any transactions or determinations by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(l).

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(n)          Leases.          (i) Make all payments and otherwise perform in all material respects all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (except, in the case of Subsidiaries of the Borrower only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease of a Borrowing Base Asset and could not otherwise reasonably be expected to result in a Material Adverse Effect), notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

(ii)         Without the prior written consent of Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, none of Borrower, any Subsidiary Guarantor, nor their respective agents shall (A) enter into any non-residential Tenancy Leases related to a Borrowing Base Asset where the annual rent under the applicable Tenancy Lease exceeds $30,000 per annum, or (B) modify, amend or terminate any such non-residential Tenancy Lease (except as expressly permitted or contemplated hereunder) if such modification, amendment or termination could reasonably be expected to result in a Material Adverse Effect. Borrower shall provide Administrative Agent with a copy of all non-residential Tenancy Leases related to a Borrowing Base Asset where the annual rent under the applicable Tenancy Lease exceeds $30,000 per annum no less than ten (10) days prior to execution of such Tenancy Leases. Borrower shall provide Administrative Agent with a copy of the fully executed original of all non-residential Tenancy Leases related to a Borrowing Base Asset promptly following their execution.

(o)          Interest Rate Hedging. Enter into prior to the Closing Date, and maintain at all times thereafter, interest rate Hedge Agreements (i) with Persons acceptable to the Administrative Agent (it being understood and agreed that such Persons shall be deemed acceptable to the Administrative Agent if and for so long as they have a long term unsecured debt rating of not less than “A-” from S&P and not less than “A3” from Moody’s, provided that if at any time the long term unsecured debt rating of such Persons falls below such required ratings or if any such required credit ratings is placed on watch for downgrade by S&P or Moody’s, then Administrative Agent shall have the right to reasonably require that such Loan Party, at such Loan Party’s expense, provide replacement Hedge Agreements from different Persons which satisfy the required credit ratings), (ii) providing either an interest-rate swap for a fixed rate of interest acceptable to the Administrative Agent or an interest-rate cap at an interest rate acceptable to the Administrative Agent, (iii) covering a notional amount equal to the amount, if any, by which (A) 66⅔% of Debt for Borrowed Money of the Parent Guarantor and its Subsidiaries exceeds (B) all Debt for Borrowed Money of the Parent Guarantor and its Subsidiaries then accruing interest at a fixed rate acceptable to the Administrative Agent and (iv) otherwise on terms and conditions reasonably acceptable to the Administrative Agent.

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(p)          Management Agreements. At all times cause each Borrowing Base Asset to be managed and operated by an Approved Manager that has entered into a management agreement with respect to such Asset in form and substance satisfactory to the Administrative Agent.

(q)          Maintenance of REIT Status. In the case of the Parent Guarantor, be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and at all times thereafter, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT and elect to be treated as a REIT under all applicable laws, rules and regulations.

(r)          Exchange Listing. In the case of the Parent Guarantor, at all times (i) cause its common shares to be duly listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ and (ii) timely file all reports required to be filed by it in connection therewith.

(s)          Sarbanes-Oxley. Comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02.         Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

(a)          Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:

(i)          Permitted Liens;

(ii)         Liens described on Schedule 4.01(p) hereto;

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(iii)        purchase money Liens upon or in equipment acquired or held by such Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(A);

(iv)        Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(B), provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

(v)         Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or so acquired by such Loan Party or such Subsidiary;

(vi)        Liens securing Non-Recourse Debt permitted under Section 5.02(b)(iii)(E), Recourse Debt permitted under Section 5.02(b)(iv) or Debt permitted under Section 5.02(b)(viii), provided, in each case, that no such Lien shall extend to or cover any Borrowing Base Asset;

(vii)       the replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto in connection with any Refinancing Debt permitted under Section 5.02(b)(iii)(C); and

(viii)      Liens arising in connection with Debt in respect of Hedge Agreements permitted under Section 5.02(b)(iii)(D), provided that no such lien shall extend to or cover any Borrowing Base Asset.

(b)          Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i)          Debt under the Loan Documents;

(ii)         in the case of any Loan Party or any Subsidiary of a Loan Party, Debt owed to any Loan Party or any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to the Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents;

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(iii)        in the case of each Loan Party (other than the Parent Guarantor) and its Subsidiaries,

(A)         Debt secured by Liens permitted by Section 5.02(a)(iii) not to exceed in the aggregate $5,000,000 at any time outstanding,

(B)         (1) Capitalized Leases not to exceed in the aggregate $5,000,000 at any time outstanding, and (2) in the case of any Capitalized Lease to which any Subsidiary of a Loan Party is a party, any Contingent Obligation of such Loan Party guaranteeing the Obligations of such Subsidiary under such Capitalized Lease,

(C)         the Existing Debt described on Schedule 4.01(n) hereto and any Refinancing Debt extending, refunding or refinancing such Existing Debt,

(D)         Debt in respect of Hedge Agreements entered into by the Borrower and designed to hedge against fluctuations in interest rates or foreign exchange rates incurred as required by this Agreement or incurred in the ordinary course of business and consistent with prudent business practices,

(E)         Non-Recourse Debt (including, without limitation, the JV Pro Rata Share of Non-Recourse Debt of any Joint Venture) in respect of Assets other than Borrowing Base Assets, the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, and

(F)         with respect to the Borrower or any Subsidiary that does not own a Borrowing Base Asset only, Recourse Debt not secured by any Lien in an amount not to exceed 5% of Total Asset Value at any one time outstanding;

(iv)        Recourse Debt of the Borrower and/or Property-Level Subsidiaries of the Borrower (exclusive of any Subsidiary that owns a Borrowing Base Asset) and the JV Pro Rata Share of Recourse Debt of any Joint Venture, in each case as such Recourse Debt may be secured by Liens permitted by Section 5.02(a)(vi), in respect of which the Borrower or the Parent Guarantor has guaranteed the obligations of the Borrower and/or such Property-Level Subsidiary or Joint Venture under such Recourse Debt and the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement;

(v)         in the case of the Parent Guarantor and the Borrower, Debt under Customary Carve-Out Agreements;

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(vi)        with respect to the Borrower or any Subsidiary that does not own a Borrowing Base Asset only, Debt under a senior unsecured term loan, the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement;

(vii)       endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

(viii)      any other Debt not to exceed $5,000,000 in the aggregate at any time outstanding in respect of all Loan Parties and which is not secured by any Lien on any Borrowing Base Asset.

(c)          Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried at the Closing Date (after giving effect to the transactions contemplated by the Loan Documents); or engage in, or permit any of its Subsidiaries to engage in, any business other than ownership, development, licensing and management of Campus Housing Assets consistent with the requirements of the Loan Documents, and other business activities incidental or complementary thereto.

(d)          Mergers, Etc. Merge or consolidate with or into, or convey, transfer (except as permitted by Section 5.02(e)), lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of such Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan Party other than the Parent Guarantor (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party is the surviving entity or (except in the case of a merger with the Borrower, which shall always be the surviving entity) such other Person is the surviving party and shall promptly become a Loan Party, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrower and any Subsidiary that is the direct owner of a Borrowing Base Asset) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to the Borrower or a Guarantor, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer of Assets through the sale or transfer of direct or indirect Equity Interests in the Person (other than the Borrower or the Parent Guarantor) that owns such Assets so long as Section 5.02(e) would otherwise permit the Transfer of all Assets owned by such Person at the time of such sale or transfer of such Equity Interests. Upon the sale or transfer of Equity Interests in any Person that is a Guarantor permitted under clause (z) above, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Administrative Agent shall, upon the request of the Borrower, release such Guarantor from the Guaranty.

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(e)          Sales, Etc. of Assets. (i) In the case of the Parent Guarantor, sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire any assets and (ii) in the case of the Loan Parties (other than the Parent Guarantor), sell, lease (other than by entering into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire (each action described in clauses (i) and (ii) of this subsection (e), including, without limitation, any Sale and Leaseback Transaction, being a “Transfer”), any Asset or Assets (or any direct or indirect Equity Interests in the owner thereof), or remove a Borrowing Base Asset from the Borrowing Base Assets in each case other than the following Transfers and removals, which shall be permitted hereunder only so long as no Default or Event of Default shall exist or would result therefrom:

(A)         the Transfer of any Asset or Assets that are not Borrowing Base Assets from any Loan Party to another Loan Party (other than the Parent Guarantor) or from a Subsidiary of a Loan Party to another Subsidiary of such Loan Party or any other Loan Party (other than the Parent Guarantor),

(B)         the Transfer of any Asset or Assets that are not Borrowing Base Assets to any Person that is not a Loan Party, provided that (1) the Loan Parties shall be in compliance with the covenants contained in Section 5.04 both immediately prior to and on a pro forma basis immediately after giving effect to such Transfer, and (2) in the case of any such Transfer which shall result in the aggregate purchase price paid to the Loan Parties (or any of them) to exceed $50,000,000 in any 12-month period and any such Transfer thereafter consummated during such 12-month period, prior to the date of such Transfer, the Borrower shall have delivered to the Administrative Agent (x) a Borrowing Base Certificate demonstrating that the Facility Available Amount (calculated on a pro forma basis after giving effect to such Transfer and to any repayment of Advances made at the time thereof) will be greater than or equal to the Facility Exposure, and (y) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower demonstrating compliance with the foregoing clause (1) and confirming that no Default or Event of Default shall exist on the date of such Transfer or will result therefrom, together with supporting information in detail reasonably satisfactory to the Administrative Agent,

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(C)         the Transfer of any Borrowing Base Asset or Borrowing Base Assets to any Person, or removal of a Borrowing Base Asset or Borrowing Base Assets from the Borrowing Base Assets, in each case with the intention that such Borrowing Base Asset or Borrowing Base Assets, upon consummation of such Transfer or removal, shall no longer constitute a Borrowing Base Asset or Borrowing Base Assets, provided that:

(I)         immediately after giving effect to such Transfer or removal, as the case may be, the remaining Borrowing Base Assets shall continue to satisfy the requirements set forth in clauses (a) through (h) of the definition of Borrowing Base Conditions,

(II)        immediately after giving effect to such Transfer or removal, as the case may be, no Default or Event of Default shall exist or result therefrom,

(III)       the Loan Parties shall be in compliance with the covenants contained in Section 5.04 both immediately prior to and on a pro forma basis immediately after giving effect to such Transfer or removal, as the case may be, and

(IV)        on or prior to the date of such Transfer or removal, as the case may be, the Borrower shall have delivered to the Administrative Agent (A) a Borrowing Base Certificate demonstrating that the Facility Available Amount (calculated on a pro forma basis after giving effect to such Transfer and to any repayment of Advances made at the time thereof) will be greater than or equal to the Facility Exposure, and (B) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower demonstrating compliance with the foregoing clauses (1) through (3), together with supporting information in detail reasonably satisfactory to the Administrative Agent, or

(D)         the Transfer of (1) obsolete or worn out personal property in the ordinary course of business or (2) inventory in the ordinary course of business, which personal property or inventory, as the case may be, is used or held in connection with an Asset.

Following (x) a Transfer of all Borrowing Base Assets owned or leased by a Subsidiary Guarantor in accordance with Section 5.02(e)(ii)(C) or (y) the removal by a Subsidiary Guarantor of all Borrowing Base Assets owned or leased by it such that such Borrowing Base Assets become non-Borrowing Base Assets pursuant to Section 5.02(e)(ii)(C), the Administrative Agent shall, upon the request of the Borrower and at the Borrower’s expense, promptly release such Subsidiary Guarantor from the Guaranty.

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(f)          Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than:

(i)          Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in wholly-owned Subsidiaries and, in the case of the Loan Parties (other than the Parent Guarantor) and their Subsidiaries (and Joint Ventures in which such Loan Parties and Subsidiaries hold any direct or indirect interest), Investments in Assets (including by asset or Equity Interest acquisitions or investments in Joint Ventures), in each case subject, where applicable, to the limitations set forth in Section 5.02(f)(iv);

(ii)         Investments in Cash Equivalents;

(iii)        Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

(iv)        Investments consisting of the following items so long as (y) the aggregate amount outstanding, without duplication, of all Investments described in this subsection does not exceed, 35% of Total Asset Value, and (z) the aggregate amount of each of the following items of Investments does not exceed at any time the specified percentage of Total Asset Value set forth below:

(A)         Investments in unimproved land and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement but, in such instances, limited solely to non-refundable deposits under such contracts and, to the extent a Loan Party is obligated under any such contract, the amount of such obligation), so long as the aggregate amount of such Investments, calculated on the basis of the greater of actual cost or budgeted cost, does not at any time exceed 10% and 25%, respectively, of Total Asset Value at such time,

(B)         Investments in Joint Ventures of any Loan Party so long as the aggregate amount outstanding, without duplication, of all such Investments does not at any time exceed 20% of Total Asset Value at such time, and

(C)         Investments permitted under this Subsection, other than the items of Investments referred to in clauses (A) and (B) above, so long as the aggregate amount of all such Investments does not at any time exceed 10% of Total Asset Value at such time;

(v)         Investments, if any, outstanding on the date hereof in Subsidiaries that are not wholly-owned by any Loan Party;

(vi)        Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(iii)(D);

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(vii)       To the extent permitted by applicable law, loans or other extensions of credit to officers, directors and employees of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes, which Investments shall not exceed at any time $1,000,000 in the aggregate for all Loan Parties;

(viii)      Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business in an aggregate amount for all Loan Parties not to exceed at any time $5,000,000; and

(ix)         Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

(g)          Restricted Payments. In the case of the Parent Guarantor, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (collectively, “Restricted Payments”); provided, however, that (i) the Parent Guarantor may take such actions only so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) as of the date of such action, the Loan Parties are in compliance with the covenants contained in Section 5.04 (both immediately before and on a pro forma basis immediately after giving effect to such action), (ii) the Parent Guarantor may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of the Parent Guarantor and (iii) the Parent Guarantor may purchase, redeem, or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests, so long as the aggregate amount of such purchases, redemptions and acquisitions of shares of common stock or other common Equity Interests or warrants or options to acquire any such shares does not at any time exceed 95% of the Funds From Operations for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be. Notwithstanding anything herein to the contrary, cash and stock dividends payable by the Parent Guarantor on Equity Interests shall be permitted to the extent necessary to maintain the Parent’s REIT status, provided that the cash component of such dividends shall be the minimum amount required by law or regulation for such purpose.

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(h)          Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents in a manner that would be material and adverse to any of the Lender Parties or the Parent Guarantor and its Subsidiaries, provided that any amendment to any such constitutive document that would designate such Subsidiary as a “special purpose entity” or otherwise confirm such Subsidiary’s status as a “special purpose entity” shall be deemed “not material and adverse” for purposes of this Section.

(i)          Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

(j)          Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions or any other derivative transaction not entered into to hedge against interest rate fluctuations in the ordinary course of business.

(k)          Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Existing Debt, (iii) any agreement or instrument evidencing Non-Recourse Debt, provided that the terms of such Debt, and of such agreement or instrument, do not restrict distributions in respect of Equity Interests in Subsidiaries directly or indirectly owning Borrowing Base Assets, (iv) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or (v) with respect to agreements or instruments which limit the ability of Subsidiaries to declare or pay dividends or pay distributions in respect of its Equity Interests only, such agreements which impose any such restriction solely after the occurrence of a default or event of default.

(l)          Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, in each case in a manner that could reasonably be expected to have a Material Adverse Effect, in each case taking into account the effect of any agreements that supplement or serve to substitute for, in whole or in part, such Material Contract.

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(m)          Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any Borrowing Base Assets), except (i) pursuant to the Loan Documents or (ii) with respect to any property or assets other than the Borrowing Base Assets in connection with

(A)         any Non-Recourse Debt permitted by Section 5.02(b)(iii)(E), provided that the terms of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, (1) do not provide for or prohibit or condition the creation of any Lien on any Borrowing Base Assets and are otherwise permitted by the Loan Documents and (2) solely prohibit Liens on the property of the Person incurring such Non-Recourse Debt and the Equity Interests in such Person,

(B)         any purchase money Debt permitted under Section 5.02(b)(iii)(A) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt,

(C)         any Capitalized Lease permitted by Section 5.02(b)(iii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto,

(D)         any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower),

(E)         any Existing Debt and any Refinancing Debt extending, refunding, or refinancing such Existing Debt, so long as the prohibitions or conditions contained in such Refinancing Debt are no more restrictive than the corresponding provisions contained in the Debt which is extended, refunded or refinanced thereby,

(F)         any unsecured Recourse Debt permitted by Section 5.02(b)(iii)(F) or other Debt permitted by Section 5.02(b)(viii), and

(G)         any Recourse Debt permitted by Section 5.02(b)(iv).

(n)          Parent Guarantor as Holding Company. In the case of the Parent Guarantor, not enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the direct and indirect Equity Interests of the Borrower; (ii) the performance of the duties of sole general partner of the Borrower through the Parent Guarantor’s indirect ownership of all of the membership interests in such general partner; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity or subordinate debt Investments in the Borrower and its Subsidiaries, provided each such Investment shall be on terms acceptable to the Administrative Agent; and (v) activities incidental to each of the foregoing.

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(o)          Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan.

(p)          Management Agreements. The Borrower shall not and shall not permit any Guarantor to enter into any Management Agreement with a third party manager after the date hereof for any Borrowing Base Asset without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without Administrative Agent’s prior written approval, such approval not to be unreasonably withheld.

(q)          SPE Provisions. Amend or otherwise modify the SPE Provisions or give any consent, waiver, or approval thereunder, waive any default under or breach of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions or take any other action in connection with the SPE Provisions that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of the Administrative Agent or any Lender; provided, however, that any Subsidiary Guarantor that is party to the Existing Credit Agreement shall be permitted, but shall not be required, to amend its operating agreement or limited partnership agreement, as applicable, for the sole purpose of compliance with the SPE Provisions.

SECTION 5.03.         Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties in accordance with Section 9.02(b):

(a)          Default Notice. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably expected to result in a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

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(b)          Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by (x) an opinion acceptable to the Administrative Agent of KPMG LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, and (y) if and as required by the rules and regulations promulgated by the United States Securities and Exchange Commission, a report of such independent public accountants as to the Borrower’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified in a manner to which the Administrative Agent has not objected, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of non-compliance with any of the covenants contained in Section 5.04, or if, in the opinion of such accounting firm, any such non-compliance has occurred, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(c)          Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of such officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

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(d)          Borrowing Base Certificate. (i) As soon as available and in any event within 45 days after the end of each calendar quarter, (ii) at the time any Proposed Borrowing Base Asset is included in the definition of “Borrowing Base Asset,” (iii) at the time any Borrowing Base Asset is the subject of a Transfer or a removal from the Borrowing Base Assets such that it no longer constitutes a Borrowing Base Asset or (iv) at any time a Borrowing Base Asset fails to satisfy all of the Borrowing Base Conditions, a Borrowing Base Certificate, as at the end of such quarter or as of the applicable date, certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor. With respect to the Borrowing Base Certificate delivered pursuant to clause (i) of the preceding sentence, such Borrowing Base Certificate shall include, with respect to each Development Asset, a certification that sufficient capital is available to complete the development of the related real property into a Campus Housing Asset (and attaching evidence of such sufficient capital).

(e)          Annual Budgets. As soon as available and in any event within 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date.

(f)          Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.01(g), the Consolidated financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.03(b), (c) or (e) will differ in any material respect from the Consolidated financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to Section 5.03(b), (c) or (e) following such change, Consolidated financial statements of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) together with each delivery of financial statements pursuant to Section 5.03(b), (c) or (e) following such change, a written statement of the chief accounting officer or chief financial officer of the Parent Guarantor setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 5.04) which would have resulted if such financial statements had been prepared without giving effect to such change.

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(g)          Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material and adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Material Litigation from that described on Schedule 4.01(f) hereto.

(h)          Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to the holders of its Equity Interests, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(i)          Real Property. As soon as available and in any event within 45 days after the end of each Fiscal Year, a report supplementing Schedule 4.01(q) hereto, including an identification of all owned and leased real property acquired or disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

(j)          Assets Reports. As soon as available and in any event within 45 days after the end of each quarter of each Fiscal Year, a report listing and describing (in detail reasonably satisfactory to the Administrative Agent) all Assets of the Parent Guarantor and its Subsidiaries as of the end of such quarter in form and substance reasonably satisfactory to the Administrative Agent.

(k)          Environmental Conditions. Notice to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Asset which it reports in writing or is legally required to report in writing to any Governmental Authority and which is material in amount or nature or which could reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon its receipt of any written notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that could reasonably be expected to result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset in compliance with Environmental Laws, (B) Hazardous Materials contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon such Loan Party’s obtaining knowledge that any expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Joint Venture could reasonably be expected to incur material liability or for which a Lien may be imposed on any Asset, provided that notice is required only for any of the events described in clauses (i) through (iv) above that could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to result in a material Environmental Action with respect to any Borrowing Base Asset or could reasonably be expected to result in a Lien against any Borrowing Base Asset.

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(l)          Borrowing Base Asset Value. Promptly after discovery of any setoff, claim, withholding or defense asserted or effected against any Loan Party, or to which any Borrowing Base Asset is subject, which could reasonably be expected to (i) have a material adverse effect on the value of a Borrowing Base Asset, (ii) have a Material Adverse Effect or (iii) result in the imposition or assertion of a Lien against any Borrowing Base Asset which is not a Permitted Lien, notice to the Administrative Agent thereof.

(m)          Compliance with Borrowing Base Asset Conditions. Promptly after obtaining actual knowledge of any condition or event which causes any Borrowing Base Asset to fail to satisfy any of the Borrowing Base Conditions (other than those Borrowing Base Conditions, if any, that have theretofore been waived by the Administrative Agent and the Required Lenders with respect to any particular Borrowing Base Asset, to the extent of such waiver), notice to the Administrative Agent thereof.

(n)          Appraisals. Promptly upon the written request of the Administrative Agent or the Required Lenders and at the expense of the Borrower, Appraisals of the Borrowing Base Assets that are the subject of such request, provided, that so long as no Event of Default then exists, the Borrower shall not be required to deliver an Appraisal of a Borrowing Base Asset more frequently than once during the term of the Facility (other than the Appraisal required in connection with the extension of the Maturity Date).

(o)          Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

(p)          Management Agreements and Material Contracts. Promptly following execution thereof by all parties thereto, a copy of any Management Agreement or Material Contract entered into with respect to any Borrowing Base Asset after the date hereof.

(q)          Debt Rating. Within three (3) Business Days after a Responsible Officer obtains knowledge of any change in the Debt Rating of the Parent Guarantor, a statement of such Responsible Officer of the Parent Guarantor setting forth the new Debt Rating.

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(r)          Defaults Under Organizational Documents. Promptly after obtaining actual knowledge of any breach by any Subsidiary Guarantor in any material respect of the Subsidiary Guarantor Requirements, notice to the Administrative Agent thereof.

SECTION 5.04.         Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the Parent Guarantor will:

(a)          Parent Guarantor Financial Covenants.

(i)          Maximum Leverage Ratio. Maintain as of each Test Date, a Leverage Ratio of not greater than 0.60:1.00.

(ii)         Maximum Secured Recourse Debt Ratio. Maintain as of each Test Date, a Secured Recourse Debt Ratio of not greater than 20%.

(iii)        Maximum Secured Debt Ratio. Maintain as of each Test Date, a Secured Debt Ratio of not greater than (x) on any Test Date occurring after the date hereof through and including February 17, 2013, 50% and (y) on any Test Date occurring after February 17, 2013, 45%.

(iv)        Minimum Tangible Net Worth. Maintain at all times tangible net worth of the Parent Guarantor and its Subsidiaries, as determined in accordance with GAAP (but excluding accumulated depreciation on all Real Property), of not less than the sum of $330,788,250 plus an amount equal to 75% times the net cash proceeds of all issuances and primary sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated following the Closing Date.

(v)         Minimum Ratio of Fixed Rate Debt for Borrowed Money and Debt for Borrowed Money Subject to Hedge Agreements to Debt for Borrowed Money. Maintain as of each Test Date, a ratio of fixed rate Debt for Borrowed Money and Debt for Borrowed Money subject to Hedge Agreements to all Debt for Borrowed Money of not less than 66.67%.

(vi)        Maximum Dividend Payout Ratio. Maintain as of each Test Date, a Dividend Payout Ratio of equal to or less than (A) 95% or (B) such greater amount as may be required by applicable law to maintain status as a REIT for tax purposes.

(vii)       Minimum Fixed Charge Coverage Ratio. Maintain as of each Test Date, a Fixed Charge Coverage Ratio of not less than 1.50:1.00.

(b)          Borrowing Base Covenants.

(i)          Maximum Facility Exposure to Borrowing Base Asset Value. Not permit at any time the Facility Exposure at such time to exceed the Facility Available Amount at such time.

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(ii)         Minimum Borrowing Base Debt Service Coverage Ratio. Maintain as of each Test Date, a Borrowing Base Debt Service Coverage Ratio of not less than 1.50:1.00.

(iii)        Minimum Appraised Value. Not permit at any time the Appraised Value of the Borrowing Base Assets in the aggregate to be less than $130,000,000.

(iv)        Minimum Number of Borrowing Base Assets. Not permit at any time the number of Campus Housing Assets comprising the Borrowing Base Assets to be fewer than ten.

(v)         Maximum Size of Individual Borrowing Base Asset. Not permit at any time the Appraised Value of any individual Borrowing Base Asset to exceed 15% of the Appraised Value of the Borrowing Base Assets in the aggregate.

(vi)        Minimum Weighted Average Occupancy of the Borrowing Base Assets. Not permit at any time the average occupancy of the Borrowing Base Assets (excluding the Borrowing Base Assets which are Development Assets), weighted based upon the number of beds comprising each such Borrowing Base Asset, to equal less than 80%.

To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the Parent Guarantor, such calculations shall be made on a pro forma basis to account for any acquisitions or dispositions of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor most recently ended. To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on a Test Date relating to an Advance, a merger permitted under Section 5.02(d), a Transfer permitted under Section 5.02(e)(ii)(C) or the removal of a Borrowing Base Asset from the Borrowing Base Assets, such calculations shall be made both before and on a pro forma basis after giving effect to such Advance, merger, Transfer or such other event, as applicable. All such calculations shall be reasonably acceptable to the Administrative Agent.

SECTION 5.05.         Ground Lease Covenants.

(a)          Each Loan Party shall (i) pay or cause to be paid on or before the due date thereof all Ground Lease Payments, (ii) perform and observe every covenant to be performed or observed by a Loan Party under the applicable Ground Lease; (iii) refrain from doing anything and not do or permit any act, event or omission, as a result of which, there is reasonably likely to occur a default or breach under any Ground Lease; (iv) promptly give Administrative Agent notice of any default under any Ground Lease upon learning of such default and promptly deliver to Administrative Agent a copy of each notice of default and all responses to such notice of default and all other material instruments, notices or demands received or delivered by a Loan Party under or in connection with the applicable Ground Lease; (v) promptly notify Administrative Agent in writing in the event of the initiation of any litigation or arbitration proceeding affecting a Loan Party or the Real Property under or in connection with the applicable Ground Lease; (vi) not voluntarily or involuntarily, directly or indirectly, surrender, terminate or cancel any Ground Lease nor, without the prior written consent of Administrative Agent, fail to exercise in a timely manner any purchase option(s) or renewal option(s) contained in any Ground Lease; and (vii) not modify, alter or amend any Ground Lease, either orally or in writing, in any material respect without the prior written consent of the Administrative Agent. Any assignment, transfer, conveyance, surrender, termination, cancellation, modification, alteration or amendment of any Ground Lease in contravention of the foregoing shall be void and of no force and effect.

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(b)          Each Loan Party acknowledges and agrees that no release or forbearance of any of its obligations under any Ground Lease or otherwise shall release such Loan Party from any of its obligations under the Loan Documents, including without limitation the performance of all of the terms, provisions, covenants, conditions and agreements contained in any applicable Ground Lease, to be kept, performed and complied with by such Loan Party therein.

(c)          Each Loan Party shall from time to time within ten (10) Business Days of Administrative Agent’s request to execute and deliver, use reasonable efforts to obtain from the ground lessor, an estoppel certificate in a form reasonably acceptable to Administrative Agent certifying to such matters as Administrative Agent may reasonably require, including without limitation, the following: (a) the name of the tenant entitled to possession of the leasehold estate under the applicable Ground Lease; (b) that the applicable Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each such modification (together with copies of each modification); (c) the date to which the fixed (or base) rent has been paid under the applicable Ground Lease; (d) the dates to which all other fees or charges have been paid under the applicable Ground Lease; (e) whether any notice of default has been sent to any Loan Party under the applicable Ground Lease which has not been cured, and if such notice has been sent, the date it was sent and the nature of the default; (f) to the best of the ground lessor’s knowledge, whether any Loan Party is in default under such Ground Lease, and if so, the nature thereof in reasonable detail.

(d)          In the event that it is claimed by any Governmental Authority that any tax is due, unpaid or payable by a Loan Party upon or in connection with any Ground Lease, such Loan Party shall promptly either (a) pay such tax, charge or imposition when due and deliver to Administrative Agent reasonably satisfactory proof of payment thereof or (b) contest such tax in accordance with the applicable provisions of this Agreement. If liability for such tax is asserted against Administrative Agent, Administrative Agent will give to such Loan Party prompt notice of such claim, and such Loan Party, upon complying with the provisions of this Agreement shall have full right and authority to contest such claim.

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Article VI
EVENTS OF DEFAULT

SECTION 6.01.         Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)          Failure to Make Payments When Due. (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

(b)          Breach of Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)          Breach of Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03(e), 2.14, 5.01(d), (e), (f), (i), (j), (n), (o), (p), (q), (r) or (s), 5.02, 5.03 or 5.04; or

(d)          Other Defaults under Loan Documents. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

(e)          Cross Defaults. (i) Any Loan Party or any Subsidiary thereof shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and after the expiration of any cure period thereunder); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

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(f)          Insolvency Events. Any Loan Party or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any Subsidiary thereof shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)          Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party or Subsidiary and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h)          Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party or Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)          Unenforceability of Loan Documents. Any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

(j)          Change of Control. A Change of Control shall occur; or

(k)          ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000;

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then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents (other than Guaranteed Hedge Agreements, for which the terms of such agreements shall govern and control) to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Bankruptcy Law, (y) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (z) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02.         Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Issuing Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties with respect to the Obligations of the Loan Parties under the Loan Documents, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

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Article VII
GUARANTY

SECTION 7.01.         Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection.

(b)          Each Guarantor, the Administrative Agent and each other Lender Party hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent and the Lender Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)          Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

SECTION 7.02.         Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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(a)          any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;

(c)          any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)          any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(e)          any failure of the Administrative Agent or any other Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Lender Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Lender Party to disclose such information);

(f)          the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(g)          any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03.         Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

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(b)          Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)          Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)          Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such Lender Party.

(e)          Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04.         Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated, all Guaranteed Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the termination in whole of the Commitments and (c) the latest date of expiration or termination of all Letters of Credit and all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the termination in whole of the Commitments shall have occurred and (iv) all Letters of Credit and all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

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SECTION 7.05.         Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.

SECTION 7.06.         Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Lender Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, each other Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, partners and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b)          Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

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SECTION 7.07.         Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(a)          Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)          Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)          Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)          Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

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SECTION 7.08.         Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the termination in whole of the Commitments and (iii) the latest date of expiration or termination of all Letters of Credit and all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Lender Parties and their successors, transferees and assigns.

Article VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01.         Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable) and as an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, joint lead arranger or joint book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Lender Party under any of such Loan Documents.

SECTION 8.02.         Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Accession Agreement entered into by an Acceding Lender as provided in Section 2.17 or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law.

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SECTION 8.03.         Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

SECTION 8.04.         Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its respective directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its respective directors, officers, agents or employees.

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SECTION 8.05.         Indemnification by Lender Parties. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

(b)          Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c)          For purposes of this Section 8.05, the Lender Parties’ respective ratable shares of any amount shall be determined, at any time, according to their respective Revolving Credit Commitments at such time. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

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SECTION 8.06.         Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lender Parties and the Borrower and may be removed at any time for cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it (or its Affiliate) has been replaced as an Issuing Bank and released from all obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent (which successor Administrative Agent shall be reasonably acceptable to the Borrower). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be either (i) a Lender Party or (ii) only after the Administrative Agent first offers to each Lender Party such appointment and no Lender Party accepts such appointment, a commercial bank that is not a Lender Party, organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as an Administrative Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

(b)          In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank and/or the Swing Line Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or Swing Line Bank, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than thirty (30) days after the date of such notice); provided that such resignation by the Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Bank; and provided, further, that such resignation by the Swing Line Bank will have no effect on its rights in respect of any outstanding Swing Line Advances or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swing Line Advance.

SECTION 8.07.         Relationship of Agents and Lenders. The relationship between the Administrative Agent and the Lenders, and the relationship among the Lenders, is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

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Article IX
MISCELLANEOUS

SECTION 9.01.         Amendments, Etc. (a)  No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document (other than Guaranteed Hedge Agreements, for which the terms of such agreements shall govern and control), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

(i)          modify (x) the definition of Required Lenders or, (y) otherwise change the percentage vote of the Lenders required to take any action under this Agreement or any other Loan Document,

(ii)         release the Borrower with respect to the Obligations or, except to the extent expressly permitted under this Agreement, reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations,

(iii)        permit the Loan Parties to encumber any Borrowing Base Asset, except as expressly permitted in the Loan Documents prior to giving effect to such amendment,

(iv)        amend this Section 9.01,

(v)         increase the Commitments of the Lenders or subject the Lenders to any additional obligations, other than as provided by Section 2.17,

(vi)        forgive or reduce the principal of, or interest on, the Obligations of the Loan Parties under the Loan Documents or any fees or other amounts payable thereunder,

(vii)       postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or

(viii)      extend the Maturity Date, other than as provided by Section 2.16;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

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(b)          In the event that (1) any Lender shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by the Administrative Agent and the Required Lenders or (2) any Lender Party makes a demand for payment pursuant to Section 2.10(a) or (b) or (3) any Loan Party is required to pay additional amounts to a Lender Party pursuant to Section 2.12(a) or (b) or (c) or (4) any Lender fails to make any Advance to be made by it as part of any Borrowing on a date when the other Lenders make their Advances as contemplated under this Agreement (any such Lender, a “Potential Assignor Lender”), then the Borrower shall have the right, upon written demand to such Potential Assignor Lender and the Administrative Agent given within 30 days after the first date on which such consent was solicited in writing from the Lenders by the Administrative Agent or the first date on which the Lender Party made a demand for payment or failed to make the Advance (a “Potential Assignment Event Date”), to cause such Potential Assignor Lender to assign its rights and obligations under this Agreement at par (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld) (a “Replacement Lender”), provided that (i) as of such Potential Assignment Event Date, no Default or Event of Default shall have occurred and be continuing, and (ii) with respect to clause (1) above only, as of the date of the Borrower’s written demand to replace such Potential Assignor Lender, no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from the Lenders by the Administrative Agent. The Replacement Lender shall purchase such interests of the Potential Assignor Lender, shall assume the rights and obligations of the Potential Assignor Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07 and, with respect to clause (1) above, shall execute the document evidencing the waiver or amendment to which the Potential Assignor Lender refused to consent. Any Lender that becomes a Potential Assignor Lender agrees that, upon receipt of notice from the Borrower given in accordance with this Section 9.01(b) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section.

(c)          Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

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SECTION 9.02.         Notices, Etc. (a)  All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by overnight courier service, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to the Borrower, at its address at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Donald L. Bobbitt, Jr., with a copy to Bradley Arant Boult Cummings LLP, 1819 Fifth Avenue North, Birmingham, Alabama 35203, Attention: Dawn Helms Sharff or, if applicable, at donnie.bobbitt@campuscrest.com (with a copy to dsharff@babc.com) (and in the case of transmission by e mail, with a copy by U.S. mail to 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Donald L. Bobbitt, Jr., with a copy to Bradley Arant Boult Cummings LLP, 1819 Fifth Avenue North, Birmingham, Alabama 35203, Attention: Dawn Helms Sharff); if to any Initial Lender, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender Party, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender Party (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to the Initial Issuing Bank, at its address at 1615 Brett Road, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, or, if applicable, at GLAgentOfficeOps@citigroup.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to 1615 Brett Road, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department); and if to the Administrative Agent or the Swing Line Bank, at its address at 1615 Brett Road, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, or, if applicable, at GLAgentOfficeOps @citigroup.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to 1615 Brett Road, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department) or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All notices, demands, requests, consents and other communications described in this clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, three (3) Business Days after the date such notice, demand, request, consent or other communication is deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.02(b) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, provided that if requested by any Lender Party, the Administrative Agent shall deliver a copy of the Communications to such Lender Party by e-mail or telecopier and (iv) if delivered by electronic mail or any other telecommunications device, when receipt is confirmed by electronic mail as provided in this clause (a); provided, however, that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Each Lender Party agrees (i) to notify the Administrative Agent in writing of such Lender Party’s e-mail address to which a notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any notice may be sent to such e-mail address.

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(b)          Notwithstanding clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (b) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

(c)          Each of the Lender Parties and each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution

(d)          THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

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(e)          Each of the Lender Parties and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.03.         No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.         Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, Borrowing Base Asset review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Sections 3.01, 3.02, 5.01(j) or 5.01(k)) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

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(b)          Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c)          If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i), 2.10(d) or 2.17(e), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

(d)          If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

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(e)          Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05.         Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Administrative Agent and each Lender Party agrees promptly to notify the Borrower or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Administrative Agent and each Lender Party and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Administrative Agent, such Lender Party and their respective Affiliates may have; provided, however, that in the event that any Defaulting Lender exercises such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.06.         Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender or such Initial Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

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SECTION 9.07.         Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrower in accordance with Section 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement, (v) except for assignments to an Eligible Assignee that is a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender, no such assignments shall be permitted without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (vi) no such assignments shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b), the Borrower shall pay to the Administrative Agent the $3,500 processing and recordation fee. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swing Line Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(b)          Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(c)          By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(d)          The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

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(e)          Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after receipt of a request therefor, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a substitute Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a substitute Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such substitute Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f)          Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank’s rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that such fee shall not be payable if the assigning Issuing Bank is making such assignment simultaneously with the assignment in its capacity as a Revolving Credit Lender of all or a portion of its Revolving Credit Commitment to the same Eligible Assignee.

(g)          Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender Party was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.12(e) as if it were a Lender hereunder.

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(h)          Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties (or any of them) furnished to such Lender Party by or on behalf of any Loan Party; provided, however, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information received by it from such Lender Party on the same terms as provided in Section 9.10.

(i)          Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(j)          Upon notice to the Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Notes, the Borrower will execute and deliver, in lieu of such original Notes, replacement promissory notes, identical in form and substance to, and dated as of the same date as, the Notes so lost, stolen or mutilated, subject to delivery by such Lender to the Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Notes, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Notes shall be deemed references to the replacement Notes.

SECTION 9.08.         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09.         No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

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SECTION 9.10.         Confidentiality. (a) Each of the Administrative Agent, the Lender Parties and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, (vii) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (ix) to any rating agency, (x) the CUSIP Service Bureau or any similar organization, (xi) with the consent of the Borrower or (xii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, such Lender Party, the Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or any of its Subsidiaries without the Administrative Agent, such Lender Party, the Issuing Bank or any of their respective Affiliates having knowledge that a duty of confidentiality to the Loan Parties or any of their Subsidiaries has been breached. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries (including the Fee Letter and any information obtained based on a review of the books and records of the Parent Guarantor or any of its Subsidiaries) relating to any Loan Party or any of their Subsidiaries or any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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(b)          Certain of the Lender Parties may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties, any of their Subsidiaries or their respective securities (“Restricting Information”). Other Lender Parties may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. None of the Administrative Agent or any of its respective directors, officers, agents or employees shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its respective directors, officers, agents or employees be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent or any of its respective directors, officers, agents or employees (i) shall have, and the Administrative Agent, on behalf of itself and each of its directors, officers, agents and employees, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party, any Lender Party or any of their respective Affiliates, directors, officers, agents or employees arising out of or relating to the Administrative Agent or any of its respective directors, officers, agents or employees providing or not providing Restricting Information to any Lender Party, other than as found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its respective directors, officers, agents or employees.

(c)          Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications are determined by the Loan Parties in good faith not to contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although such Communications shall remain subject to the confidentiality undertakings of Section 9.10(a)) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information” (and shall not post such Communications to a portion of the Approved Electronic Platform designated “Public Side Information”). Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Loan Party, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information. Nothing in this Section 9.10(c) shall modify or limit a Person’s obligations under Section 9.10 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

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(d)          Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) in writing to the Administrative Agent. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(e)          Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. Each such electing Lender Party acknowledges the possibility that, due to its election not to take access to Restricting Information, it may not have access to any Communications (including, without being limited to, the items required to be made available to the Administrative Agent in Section 5.03 unless or until such Communications (if any) have been filed or incorporated into documents which have been filed with the Securities and Exchange Commission by the Parent). None of the Loan Parties, the Administrative Agent or any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(f)          Sections 9.10(b), (c), (d) and (e) are designed to assist the Administrative Agent, the Lender Parties and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. None of the Administrative Agent or any of its directors, officers, agents or employees warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its directors, officers, agents or employees warrant or make any other statement to the effect that a Loan Party’s or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Loan Party assumes the risks associated therewith.

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SECTION 9.11.         Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law August 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.12.         Jurisdiction, Etc. (a) With respect to all matters arising out of or relating to this Agreement, any of the other Loan Documents, or any other letter agreement or other undertaking concerning the financing contemplated therein, each of the parties hereto hereby irrevocably and unconditionally, on behalf of itself, its properties, and to the extent it may lawfully do so, its parent entities, present and future subsidiaries, affiliates, transferees, assigns, acquirers, officers, directors, employees, partners, members, shareholders, and successors in interest, (i) submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York State or, if that court does not have subject jurisdiction, in any State court located in the City and County of New York; (ii) agrees that all such matters may be heard and determined in such courts, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) agrees that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (v) waives any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process or setoff to which its or its properties or assets may be entitled.

(b)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.13.         Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Agreement, the Notes and all other Loan Documents.

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SECTION 9.14.         WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OTHER LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.15.         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent, any Issuing Bank, any Swing Line Bank or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, any Issuing Bank, any Swing Line Bank or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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SECTION 9.16.         Restatement of Existing Credit Agreement. The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(A)         the Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(B)         all Existing Obligations (including without limitation all interest on the Existing Obligations accrued through the Closing Date and all fees under the Existing Credit Agreement accrued through the Closing Date, which accrued interest and fees shall be payable in accordance with the terms of this Agreement) outstanding on the Closing Date shall be in all respects continuing and shall be deemed to be Obligations outstanding under this Agreement with (i) the Lenders’ interests in such Obligations and Letter of Credit issuances being reallocated in accordance with each Lender’s Pro Rata Share and (ii) only the terms being modified from and after the Closing Date as provided in this Agreement and the other Loan Documents (provided that for the avoidance of doubt the “Revolving Credit Exposure” under and as defined in the Existing Credit Agreement shall be deemed to constitute the Revolving Credit Exposure hereunder);

(C)         the Loan Documents, as amended or amended and restated on the Closing Date, are in all respects continuing and shall remain in full force and effect with respect to all Obligations hereunder and are hereby reaffirmed;

(D)         the Loan Documents executed in connection with the Existing Credit Agreement that are not superseded by corresponding Loan Documents executed and delivered in connection with this Agreement or terminated in connection with this Agreement shall remain and continue in full force and effect and each of the Loan Parties hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after giving effect to the provisions of this Agreement, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof (if applicable, as amended by the terms of this Agreement);

(E)         all references in the Loan Documents (other than this Agreement) to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement;

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(F)         pursuant to, and in satisfaction of the requirements of, Section 9.01(b), and without the action of any other Person, Goldman Sachs Bank USA as Potential Assignor Lender (the “Exiting Lender”) hereby assigns and sells to Bank of America, N.A. as Replacement Lender (“Increasing Lender”) 100% of its Commitment under the Existing Credit Agreement, and Increasing Lender hereby purchases the Commitment held by such Exiting Lender (the  “Assigned Interest”), at par, and including unpaid accrued fees and interest through the Closing Date (together, the “Exit Purchase Price”) such that that after giving effect to such assignment and the reallocations referenced below (a) the Lenders shall hold the Commitments set forth on Schedule I attached hereto, and (b) the Commitments of the Exiting Lender shall be reduced to zero and the Exiting Lender shall cease to be a Lender under this Agreement.  Such assignment shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, upon receipt by Exiting Lender of the full Exit Purchase Price in immediately available funds, on the Closing Date and shall be settled in accordance with the terms and provisions of the form of Assignment and Acceptance Agreement attached to this Agreement as Exhibit D, which are incorporated herein by reference, and to which Increasing Lender hereby agrees, provided that all references to Schedule I in such form Assignment and Acceptance Agreement shall refer to Schedule 9.16(F) attached hereto.  The Exiting Lender represents and warrants to Increasing Lender that it has not created any adverse claim upon the interest being assigned by it to such Lender hereunder and that such interest is free and clear of any adverse claim created by such Exiting Lender.  All Advances made under the Existing Credit Agreement shall be reallocated on the Closing Date as directed by Administrative Agent  in order that advances of the Term Loan, Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances shall be deemed made ratably by the Lenders in accordance with their Commitment as set forth on Schedule I attached hereto.  Borrower agrees to pay (or cause to be paid) any interest, breakage fees or other costs incurred in connection with this paragraph on the Closing Date (or to the extent such payment is not requested prior to the Closing Date, promptly upon request).

(G)         Upon its receipt of the Notes to be delivered hereunder on the Closing Date, each applicable Lender will promptly return to Borrower, marked “Cancelled” or “Replaced”, the notes of Borrower held by such Lender pursuant to the Existing Credit Agreement.

The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of any of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

	By:	Campus Crest Communities, Inc. Its Sole Member

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

PARENT GUARANTOR:

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

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SUBSIDIARY GUARANTORS:

CAMPUS CREST AT STEPHENVILLE, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT LUBBOCK, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WACO, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WICHITA FALLS, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT SAN MARCOS, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST AT JACKSONVILLE, AL, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT ABILENE, LP

By:	Campus Crest GP II, LLC Its General Partner

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT CHENEY, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT JONESBORO, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT TROY, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST AT MURFREESBORO, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WICHITA, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST STEPHENVILLE LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST WACO LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST WICHITA FALLS LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST CHENEY LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST JONESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST TROY LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST MURFREESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST WICHITA LESSOR, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOBILE PHASE II, LLC

By:	Campus Crest Properties, LLC, Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOBILE, LLC

By:	Campus Crest Properties, LLC, Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST AT AMES, LLC

By:	Campus Crest Properties, LLC, Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT FORT WAYNE, LLC

By:	Campus Crest Properties, LLC, Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT HUNTSVILLE I, LP

By:	Campus Crest at Huntsville I GP, LLC
Its General Partner

	By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOSCOW, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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CAMPUS CREST AT VALDOSTA, LLC

By:	Campus Crest Properties, LLC Its Manager

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Manager

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SWING LINE BANK:

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

INITIAL ISSUING BANK:

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

ADMINISTRATIVE AGENT:

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

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INITIAL LENDERS:

BARCLAYS BANK PLC

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Assistant Vice President

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CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

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RAYMOND JAMES BANK, N.A.

By:	/s/ James M. Armstrong
Name: James M. Armstrong
Title: Senior Vice President

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ROYAL BANK OF CANADA

By:	/s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

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BANK OF AMERICA, N.A.

By:	/s/ Kurt L. Mathison
Name: Kurt L. Mathison
Title: Senior Vice President

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BANK OF THE WEST,
a California banking corporation

By:	/s/ Lynn Foster
Name: Lynn Foster
Title: Senior Vice President

By:	/s/ Chuck Weerasooriya
Name: Chuck Weerasooriya
Title: Senior Vice President

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COMPASS BANK

By:	/s/ S. Kent Gorman
Name: Kent Gorman
Title: Senior Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Edward Kang
Name: Edward Kang
Title: Vice President

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NATIONAL BANK OF ARIZONA,
a national banking association

By:	/s/ Robert E. Cooper, Jr.
Name: Robert E. Cooper, Jr.
Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Andrew T. White
Name: Andrew T. White
Title: Senior Vice President

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CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Charles J. Cooke Jr.
Name: Charles J. Cooke Jr.
Title: Senior Vice President

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EXITING LENDER (solely with respect to Section 9.16(F))

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

SCHEDULE I

Commitment and Applicable Lending Offices

Lender Name/ Issuing Bank	Revolving Credit Commitments	Letter of Credit Commitments	Swing Line Commitments	Term Loan Commitments	Domestic Lending Office	Eurodollar Lending Office
Citibank, N.A.	$29,574,003.78	$15,000,000.00	$30,000,000.00	$6,925,996.22	1615 Brett Rd OPS III New Castle, DE 19720 Phone: (201) 499-9101 Fax: (917) 522-0453 Attn: Bank Loan Syndications Department	1615 Brett Rd OPS III New Castle, DE 19720 Phone: (201) 499-9101 Fax: (917) 522-0453 Attn: Bank Loan Syndications Department
Raymond James Bank, FSB	$29,574,003.80			$6,925,996.20	P.O. Box 11628, St. Petersburg, FL 33733-1628 Phone: (727) 567-1815, (727) 567-4798 Fax: (866) 597-4002 Email: RJBank-LoanOpsCorp@RaymondJames.com Attn: Loan Ops/CML	P.O. Box 11628, St. Petersburg, FL 33733-1628 Phone: (727) 567-1815, (727) 567-4798 Fax: (866) 597-4002 Email: RJBank-LoanOpsCorp@RaymondJames.com Attn: Loan Ops/CML
Barclays Bank PLC	$36,500,000.00			N/A	70 Hudson Street Jersey City, NJ 07302 Phone: (201) 499-9101 Fax: (917) 522-0453 Email: xrausloanops2@barclayscapital.com Attn: Lo, Joseph	70 Hudson Street Jersey City, NJ 07302 Phone: (201) 499-9101 Fax: (917) 522-0453 Email: xrausloanops2@barclayscapital.com Attn: Lo, Joseph
Royal Bank of Canada	$24,509,962.05			$5,740,037.95	One Liberty Plaza, 4th Floor New York, NY 10006- 1404 Phone: (877) 332-7455 Fax: (212) 428-2372 Email: N/A Attn: Manager Loans Administration	One Liberty Plaza, 4th Floor New York, NY 10006- 1404 Phone: (877) 332-7455 Fax: (212) 428-2372 Email: N/A Attn: Manager Loans Administration
Bank of America, N.A.	$24,509,962.05			$5,740,037.95	901 Main Street, 64th Fl. Dallas, Texas 75202 Phone: (415) 436-3683-81270 Fax: (312) 453-5522 Email: kirandeep.kaur@bankofamerica.com Attn: Kirandeep Kaur	901 Main Street, 64th Fl. Dallas, Texas 75202 Phone: (415) 436-3683-81270 Fax: (312) 453-5522 Email: kirandeep.kaur@bankofamerica.com Attn: Kirandeep Kaur
Bank of the West	$20,256,166.98			$4,743,833.02	2527 Camino Ramon San Ramon, CA 94583 Phone: (925) 843-4633 Fax: (402) 918-6973 Email: Paula.Toponce@bankofthewest.com Attn: Paula Toponce	2527 Camino Ramon San Ramon, CA 94583 Phone: (925) 843-4633 Fax: (402) 918-6973 Email: Paula.Toponce@bankofthewest.com Attn: Paula Toponce
Compass Bank	$16,204,933.59			$3,795,066.41	15 South 20th Street, Suite 1504 Birmingham, AL 35223 Phone: (214) 346-2739 Fax: (214) 360-1930 Email: LDFCCommercialREFunding@bbvacompass.com Attn: Donna Best	15 South 20th Street, Suite 1504 Birmingham, AL 35223 Phone: (214) 346-2739 Fax: (214) 360-1930 Email: LDFCCommercialREFunding@bbvacompass.com Attn: Donna Best
Capital One, N.A.	$16,204,933.59			$3,795,066.41	14601 Sweitzer Lane Laurel, MD 20707 Phone: (301) 939-6950 Fax: (301) 939-6959 Email: CLSSyndicationMember@capitalone.com Attn: Nancy Newbold	14601 Sweitzer Lane Laurel, MD 20707 Phone: (301) 939-6950 Fax: (301) 939-6959 Email: CLSSyndicationMember@capitalone.com Attn: Nancy Newbold
National Bank of Arizona	$16,204,933.59			$3,795,066.41	6001 North 24th Street Building C Phoenix, AZ 895016 Phone: 602-241-2205 Fax: (602) 230-1345 Email: tiffani.shope@nbarizona.com Attn: Tiffani Shope	6001 North 24th Street Building C Phoenix, AZ 895016 Phone: 602-241-2205 Fax: (602) 230-1345 Email: tiffani.shope@nbarizona.com Attn: Tiffani Shope
PNC Bank, National Association	$20,256,166.98			$4,743,833.02	1600 Market Street 30th Floor Philadelphia, PA 19103 Phone: (215) 585-6123 Fax: (215) 585-5806 Email: Andrew.White@pnc.com Attn: Andrew White	1600 Market Street 30th Floor Philadelphia, PA 19103 Phone: (215) 585-6123 Fax: (215) 585-5806 Email: Andrew.White@pnc.com Attn: Andrew White
Citizens Bank of Pennsylvania	$16,204,933.59			$3,795,066.41	1701 John F. Kennedy Blvd., 22nd Floor Philadelphia, PA 19103 Phone: (610) 941-8495 Fax: N/A Email: tracey.dirocco@rbscitizens.com	1701 John F. Kennedy Blvd., 22nd Floor Philadelphia, PA 19103 Phone: (610) 941-8495 Fax: N/A Email: tracey.dirocco@rbscitizens.com
Total Commitments	$250,000,000.00	$15,000,000.00	$30,000,000.00	$50,000,000.00

Schedule II

Borrowing Base Assets

Property	Ownership Interest Fee and/or Leasehold	Borrower-Related Ownership Entity(ies)
Jacksonville 351 Nisbet Street NW Jacksonville, AL 36265	Fee	Campus Crest at Jacksonville, AL, LLC, a Delaware limited liability company

Troy		Campus Crest Troy Lessor, LLC, a Delaware limited liability company (fee)
920 E. Academy Street	Fee and ground leasehold
Troy, AL 36081		Campus Crest at Troy, LLC, a Delaware limited liability company (ground leasehold)

Cheney		Campus Crest Cheney Lessor, LLC, a Delaware limited liability company (fee)
240 S. Cheney-Spangle Road	Fee and ground leasehold
Cheney, WA 99004		Campus Crest at Cheney, LLC, a Delaware limited liability company (ground leasehold)

Jonesboro		Campus Crest Jonesboro Lessor, LLC, a Delaware limited liability company (fee)
500 N. Caraway Road	Fee and ground leasehold
Jonesboro, AR 72401		Campus Crest at Jonesboro, LLC, a Delaware limited liability company (ground leasehold)

Murfreesboro		Campus Crest Murfreesboro Lessor, LLC, a Delaware limited liability company (fee)
1320 Journey Drive	Fee and ground leasehold
Murfreesboro, TN 37130		Campus Crest at Murfreesboro, LLC, a Delaware limited liability company (ground leasehold)

Wichita		Campus Crest Wichita Lessor, LLC, a Delaware limited liability company (fee)
2909 N. Oliver Street	Fee and ground leasehold
Wichita, KS 67220		Campus Crest at Wichita, LLC, a Delaware limited liability company (ground leasehold)

Stephenville		Campus Crest Stephenville Lessor, LLC, a Delaware limited liability company (fee)
2825 W. Frey Street	Fee and ground leasehold
Stephenville, TX 76401		Campus Crest at Stephenville, LP, a Delaware limited partnership (ground leasehold)

Lubbock
315 N. Utica Drive	Fee	Campus Crest at Lubbock, LP, a Delaware limited partnership
Lubbock, TX 79416

Waco 2826 S. University Parks Drive Waco, TX 76706	Fee and ground leasehold	Campus Crest Waco Lessor, LLC, a Delaware limited liability company Campus Crest at Waco, LP, a Delaware limited partnership

Wichita Falls 5005 Lake Park Drive Wichita Falls, TX 76302	Fee and ground leasehold	Campus Crest Wichita Falls Lessor, LLC, a Delaware limited liability company Campus Crest at Wichita Falls, LP, a Delaware limited partnership

San Marcos 1200 East River Ridge Parkway San Marcos, TX 78666	Fee	Campus Crest at San Marcos, LP, a Delaware limited partnership

Abilene 2702 North Judge Ely Blvd. Abilene, TX 79601	Fee	Campus Crest at Abilene, LP, a Delaware limited partnership

Mobile Phase II 375 Cleverdon Parkway Mobile, AL 36688	Ground leasehold only	Campus Crest at Mobile Phase II, LLC, a Delaware limited liability company

Mobile Phase I 375 Cleverdon Parkway Mobile, AL 36688	Ground leasehold only	Campus Crest at Mobile, LLC, a Delaware limited liability company

Ames 715 South 16th Street Ames, IA 50010**	Fee	Campus Crest at Ames, LLC, a Delaware limited liability company

Fort Wayne 6231 St. Joe Road Fort Wayne, IN 46835	Fee	Campus Crest at Fort Wayne, LLC, a Delaware limited liability company

Huntsville 2101 Sycamore Avenue Huntsville, TX 77340	Fee	Campus Crest at Huntsville I, LP, a Delaware limited partnership

Moscow 209 East Southview Ave Moscow, ID 83843	Fee	Campus Crest at Moscow, LLC, a Delaware limited liability company

Valdosta 2201 Baytree Road Valdosta, GA 31602	Fee	Campus Crest at Valdosta, LLC, a Delaware limited liability company

**See Exhibit A attached hereto for legal description (property subject to condominium structure).

2

Exhibit A

Units 121 to 124, Units 131 to 134, Units 211 to 218, Units 221 to 228, Units 231 to 238, Units 241 to 248, Units 311 to 318, Units 321 to 328, Units 331 to 338, Units 341 to 348, Units 411 to 418, Units 421 to 428, Units 431 to 438, Units 441 to 448, Units 511 to 5l8, Units 521 to 528, Units 531 to 538, Units 541 to 548, Units 611 to 614, Units 621 to 624, Units 631 to 634, Units 641 to 644, Units 711 to 714, Units 721 to 724, Units 731 to 734, Units 741 to 744, Units 811 to 814, Units 821 to 824, Units 831 to 834, Units 841 to 844, Units 911 to 914, Units 921 to 924, Units 931 to 934, Units 941 to 944, Units 1011 to 1014, Units 1021 to 1024, Units 1031 to 1034, and Units 1041 to 1044, inclusive, in Campus Crest Condominiums, Ames, Iowa, together with all appurtenances thereto, including an undivided fractional interest in the common elements, areas, and facilities as determined for said units by the provisions of the Declaration of Submission of Property to Horizontal Property Regime for Campus Crest Condominiums, Ames, Iowa, filed in the office of the Recorder of Story County, Iowa, on December 29, 2010 as Instrument No. 10-13519 (and any supplements and amendments thereto).

Campus Crest Condominiums, Ames, Iowa, as presently constituted, is located on all of Lot 1, Grand Aspen Subdivision Fourth Addition, Ames, Story County, Iowa, according to the Plat recorded October 28, 2010 as Instrument No. 10-10702.

3

SCHEDULE III: Excluded Recourse Properties 1

Property Name	Address	Parent Guarantor’s Ownership %	Total Loan Amount (000’s)	Guaranteed Amount (000’s)

The Grove at San Angelo	4225 South Jackson Street San Angelo, TX 76903	49.9%	$12,509	$12,509

The Grove at Lawrence	4301 West 24th Place Lawrence, KS 66047	49.9%	$11,492	$11,492

The Grove at Conway	2730 Dave Ward Drive Conway, AR 72034	49.9%	$9,827	$9,827

Note 1 - In each case the Parent Guarantor is Campus Crest Communities, Inc.

SCHEDULE IV

Ground Leases

Ground Lease Property	Lessee	Lessor	Lease Term (including extension options)	Lease Rate
Cheney, WA	Campus Crest at Cheney, LLC	Campus Crest Cheney Lessor, LLC	30 years	$1,000 annually

Jonesboro, AR	Campus Crest at Jonesboro, LLC	Campus Crest Jonesboro Lessor, LLC	30 years	$1,000 annually

Mobile Phase II, AL	Campus Crest at Mobile Phase II, LLC	USA Research and Technology Corporation	73 years, 3 months	$125,000 annually

Murfreesboro, TN	Campus Crest at Murfreesboro, LLC	Campus Crest Murfreesboro Lessor, LLC	30 years	$1,000 annually

Stephenville, TX	Campus Crest at Stephenville, LP	Campus Crest Stephenville Lessor, LLC	30 years	$1,000 annually

Troy, AL	Campus Crest at Troy, LLC	Campus Crest Troy Lessor, LLC	30 years	$1,000 annually

Waco, TX	Campus Crest at Waco, LP	Campus Crest Waco Lessor, LLC	30 years	$1,000 annually

Wichita, KS	Campus Crest at Wichita, LLC	Campus Crest Wichita Lessor, LLC	30 years	$1,000 annually

Wichita Falls, TX	Campus Crest at Wichita Falls, LP	Campus Crest Wichita Falls Lessor, LLC	30 years	$1,000 annually

SCHEDULE 4.01(b)

SUBSIDIARIES

Name	Jurisdiction of Incorporation, Organization or Formation	# of Authorized Shares (or Equivalents)	# of Outstanding Shares (or Equivalents)	% Owned by Loan Party	# of Shares (or Equivalents) covered by Options, Warrants, Rights of Conversion or Purchase and Similar Rights
Campus Crest Communities GP, LLC	Delaware	N/A	N/A	100% - Campus Crest Communities, Inc.	None

Campus Crest Communities LP, LLC	Delaware	N/A	N/A	100% - Campus Crest Communities, Inc.	None

Campus Crest Communities Operating Partnership, LP	Delaware	N/A	38,995,538

100% of general partnership interest - Campus Crest Communities GP, LLC

98.9% of common limited partnership interest - Campus Crest Communities LP, LLC

100% of Series A preferred limited partnership interest – Campus Crest Communities LP, LLC

None

1

Name	Jurisdiction of Incorporation, Organization or Formation	# of Authorized Shares (or Equivalents)	# of Outstanding Shares (or Equivalents)	% Owned by Loan Party	# of Shares (or Equivalents) covered by Options, Warrants, Rights of Conversion or Purchase and Similar Rights
Campus Crest Group, LLC	North Carolina	N/A	N/A	100% - Campus Crest Communities Operating Partnership, LP	None

Campus Crest at Asheville, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Carrollton, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Las Cruces, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Las Cruces Manager, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Abilene, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Ellensburg, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

2

Name	Jurisdiction of Incorporation, Organization or Formation	# of Authorized Shares (or Equivalents)	# of Outstanding Shares (or Equivalents)	% Owned by Loan Party	# of Shares (or Equivalents) covered by Options, Warrants, Rights of Conversion or Purchase and Similar Rights
Campus Crest at Greeley, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Jacksonville, AL, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Mobile, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Mobile Phase II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Nacogdoches, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Cheney, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Jonesboro, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

3

Campus Crest at Lubbock, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Stephenville, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Troy, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Waco, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Wichita, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

4

Campus Crest at Wichita Falls, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Murfreesboro, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at San Marcos, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP II, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest GP, LLC	Delaware	N/A	N/A	100% - Campus Crest Group, LLC	None

The Grove Student Properties, LLC	North Carolina	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest Construction, LLC	North Carolina	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest Development, LLC	North Carolina	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest Lease, LLC	Delaware	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest at San Marcos GP, LLC	Delaware	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest Properties, LLC	North Carolina	N/A	N/A	100% - Campus Crest Group, LLC	None

5

Campus Crest Ventures III, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Springing Member, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Milledgeville, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Milledgeville Manager, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Asheville Manager, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Carrollton Manager, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest TRS-Holdings, Inc.	Delaware	1,000	1,000	100% - Campus Crest Group, LLC	None

The Grove Student Properties, Inc.	Delaware	1,000	1,000	100% - Campus Crest TRS-Holdings, Inc.	None

Campus Crest Construction, Inc.	Delaware	1,000	1,000	100% - Campus Crest TRS-Holdings, Inc.	None

Campus Crest Development, Inc.	Delaware	1,000	1,000	100% - Campus Crest TRS-Holdings, Inc.	None

Campus Crest at Orono, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Clarksville, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

6

Campus Crest at Fort Collins, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Fort Wayne, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Ames, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Springing Member II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest GP II, LLC	Delaware	N/A	N/A	100% - Campus Crest Group, LLC	None

Campus Crest Springing Partner, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at San Marcos II, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest Troy Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Cheney Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Murfreesboro Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

7

Campus Crest Jonesboro Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Wichita Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Wichita Falls Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Waco Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest Stephenville Lessor, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Auburn, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Flagstaff, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Columbia, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Slippery Rock, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Nacogdoches II, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest GP, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

8

Campus Crest Springing Member III, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Tempe, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Flagstaff II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Huntsville I, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest at Huntsville I GP, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Huntsville II, LP	Delaware	N/A	N/A	100% general partnership interest – Campus Crest at Huntsville II GP, LLC 100% limited partnership interest - Campus Crest Properties, LLC	None

Campus Crest at Huntsville I GP, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Huntsville II GP, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

9

Campus Crest at Pullman, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at California, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Statesboro, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

CCP NEWCO, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Muncie, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Moscow, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Valdosta, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Pullman II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at State College II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

CC PA Holdco, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Philadelphia, GP	Delaware	N/A	N/A	50% - Campus Crest Properties, LLC	None

Campus Crest at Statesboro II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Grand Forks, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

Campus Crest at Ames II, LLC	Delaware	N/A	N/A	100% - Campus Crest Properties, LLC	None

10

SCHEDULE 4.01(f)

MATERIAL LITIGATION

Garrett Draper, Grant Draper, and Antonio C. Garcia, III v. Campus Crest Communities, Inc., Campus Crest Development, LLC, Campus Crest Construction, LLC, HSRE-Campus Crest IV, LLC, Steven A. Davidow, D’Amato Conversano Incorporated d/b/a DCI Engineers, Campus Crest at Denton, LP, The Grove at Denton and James L. Browning, In the District Court of Travis County, Texas, Cause No. D-1-GN-12-001952: On July 3, 2012, three individual plaintiffs sued the defendants listed above seeking damages for injuries allegedly sustained when the plaintiffs fell to the ground while standing on a third floor balcony at Campus Crest's project in Denton, Texas, known as “The Grove at Denton.” The balcony is approximately 8 ½ feet long, but it is only 9 inches wide. Nonetheless, the three plaintiffs were attempting to stand on the balcony when it fell. The damages sought include costs for treating the plaintiffs’ injuries and for “physical pain, mental anguish, lost wages and loss of earning capacity, physical impairment, disfigurement, and medical and hospital expenses.” Based on early discovery disclosures, the plaintiffs claim past medical expenses of $147,607, $167,196 and $142,683, respectively (in the order listed in the style of the case). For lost wages, they claim $65,384, $65,384 and $46,844, respectively. Plaintiffs have hired economist William Patterson as a damages expert witness. Mr. Patterson contends that the plaintiffs’ lost earnings capacity ranges as follows: $689,991 - $3,532,611, $689,991 - $3,532,611 and $499,434 - $2,608,352, respectively. In addition, the plaintiffs seek punitive damages for the defendants’ alleged gross negligence. The Project Architect is James L. Browning who is one of the co-defendants. The project structural engineer, Steven Davidow, is also named as a co-defendant. Although not presently named as parties, the balcony was designed, fabricated and installed by Meyer Smith, Inc. The framing, including the blocking into which the balcony was to have been affixed, was performed by J. E. Construction Company. Campus Crest has advised both Meyer Smith and the Architect of the incident and has demanded indemnity from each of them. The case is in the very early stages of discovery, and factual investigation is ongoing. Lead counsel on this matter representing Campus Crest are Randy Nelson and Trey Wilson of the Thompson, Coe, Cousins & Iron, LLP firm in Dallas, Texas. Campus Crest believes that any ultimate judgment in excess of amounts provided or covered by insurance will not have a material adverse effect on Campus Crest's financial condition or results of operations.

SCHEDULE 4.01 (n)

EXISTING DEBT

Obligor	Principal Amount Outstanding	Maturity
Wholly Owned - Direct Debt
Campus Crest at Auburn, LLC	$13,156,816	7/22/2014
Campus Crest at Muncie, LLC	$1,011	7/3/2015
Campus Crest at Fort Collins, LLC	$1,002	7/3/2015
Campus Crest at Orono, LLC	$10,505,696	6/30/2014
Campus Crest at Flagstaff, LLC	$15,330,638	12/9/2014
Campus Crest at Pullman, LLC	$0	9/5/2015
Campus Crest at Asheville, LLC	$14,684,375	4/11/2017
Campus Crest at Carrollton, LLC	$14,462,068	10/11/2016
Campus Crest at Las Cruces, LLC	$14,945,783	10/11/2016
Campus Crest at Milledgeville, LLC	$16,041,348	10/1/2016
Campus Crest at Ellensburg, LLC	$16,125,000	9/1/2018
Campus Crest at Nacogdoches, LP	$17,160,000	9/1/2018
Campus Crest at Greeley, LLC	$15,233,000	10/1/2018
Campus Crest at Columbia, LLC	$23,604,979	7/1/2022
Campus Crest at Clarksville, LLC	$16,350,000	7/1/2022
Campus Crest at Flagstaff, LLC	$2,474,552	10/31/2031
Campus Crest at State College II, LLC	$900,000	2/7/2014
Campus Crest at Statesboro, LLC	$18,100,000	1/1/2023
Sub Total Wholly Owned	$209,076,268

Joint Venture - Pro Rata Share of Debt
Campus Crest at San Angelo, LP	$12,509,032	11/9/2013
Campus Crest at Lawrence, LLC	$11,492,176	11/9/2013
Campus Crest at Conway, LLC	$9,826,800	1/9/2013
Campus Crest at Denton, LP	$16,979,363	12/1/2013
Campus Crest at Stillwater, LLC	$13,324,500	12/20/2014
Campus Crest at Laramie, LLC	$13,228,630	1/5/2015
Campus Crest at Fayetteville, LLC	$14,368,600	12/21/2014
Campus Crest at Norman, LLC	$687,225	5/8/2015
Campus Crest at State College, LLC	$0	9/30/2015
Sub Total Joint Venture	$92,416,326

Total All	$301,492,594

SCHEDULE 4.01 (p)

EXISTING LIENS (excluding Permitted Liens)

Lienholder	Obligor	Principal Amount Secured	Property/Assets Covered
Wholly Owned - Direct Debt
Compass Bank	Campus Crest at Auburn, LLC	$16,293,970	All Assets
JPMorgan Chase Bank, NA	Campus Crest at Muncie, LLC	$14,567,128	All Assets
BOKF, NA dba Bank of Oklahoma	Campus Crest at Fort Collins, LLC	$19,072,959	All Assets
TD Bank, N.A.	Campus Crest at Orono, LLC	$15,206,086	All Assets
National Bank of Arizona	Campus Crest at Flagstaff, LLC	$19,842,000	All Assets
Bank of the West	Campus Crest at Pullman, LLC	$16,016,436	All Assets
Wells Fargo Bank, N.A. as Trustee for the Registered Holders of COMM 2006-08 Commercial Mortgage Pass Through Certificates	Campus Crest at Asheville, LLC	$14,800,000	All Assets
Wells Fargo Bank, N.A. as Trustee for the Registered Holders of COMM 2006-08 Commercial Mortgage Pass Through Certificates	Campus Crest at Carrollton, LLC	$14,650,000	All Assets
Wells Fargo Bank, N.A. as Trustee for the Registered Holders of COMM 2006-08 Commercial Mortgage Pass Through Certificates	Campus Crest at Las Cruces, LLC	$15,140,000	All Assets
Wells Fargo Bank, N.A. as Trustee for the Registered Holders of COMM 2006-08 Commercial Mortgage Pass Through Certificates	Campus Crest at Milledgeville, LLC	$16,250,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Ellensburg, LLC	$16,125,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Nacogdoches, LP	$17,160,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Greeley, LLC	$15,233,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Columbia, LLC	$23,775,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Clarksville, LLC	$16,350,000	All Assets
City of Flagstaff (bond)	Campus Crest at Flagstaff, LLC	$2,552,018	All Assets
Pinnacle Development 2/Gregory Limited Liability Company I Joint Venture	Campus Crest at State College II, LLC	$900,000	All Assets
Federal Home Loan Mortgage Corporation	Campus Crest at Statesboro, LLC	$18,100,000	All Assets
Sub Total Wholly Owned		$272,033,597

Joint Venture - Pro Rata Share of Debt
Citibank, N.A.	Campus Crest at San Angelo, LP	$12,766,279	All Assets
Citibank, N.A.	Campus Crest at Lawrence, LLC	$11,492,176	All Assets
Citibank, N.A.	Campus Crest at Conway, LLC	$9,826,800	All Assets
Amegy Mortgage Company, L.L.C. d/b/a Q10 Amegy Mortgage Capital	Campus Crest at Denton, LP	$17,167,000	All Assets
KeyBank National Association	Campus Crest at Stillwater, LLC	$15,292,500	All Assets
Bank of the West	Campus Crest at Laramie, LLC	$17,376,993	All Assets
Community & Southern Bank	Campus Crest at Fayetteville, LLC	$19,904,311	All Assets
PNC Bank, National Association	Campus Crest at Norman, LLC	$18,425,000	All Assets
Capital One, National Association	Campus Crest at State College, LLC	$20,210,150	All Assets
Sub Total Joint Venture		$142,461,209

Total All		$414,494,806

SCHEDULE 4.01(q)

REAL PROPERTY

PART I – Owned Real Property

Fee Owner	Street Address	State	Book Value
Campus Crest at Ames, LLC	715 South 16th Street Ames, IA 50010	IA	$323,505
Campus Crest at Abilene, LP	2702 North Judge Ely Boulevard Abilene, TX 79601	TX	$97,727
Campus Crest at Asheville, LLC	600 Bulldog Drive Asheville, NC 28801	NC	$78,354
Campus Crest at Auburn, LLC	141 Hemlock Drive Auburn, AL 36832	AL	$25,585,011
Campus Crest at Carrollton, LLC	912 Lovorn Road Carrollton, GA 30117	GA	$14,234
Campus Crest at Cheney Lessor, LLC	240 S. Cheney-Spangle Road Cheney, WA 99004	WA	$1,372,233
Campus Crest at Clarksville, LLC	1523 Nolen Road Clarksville, TN 37040	TN	$615,900
Campus Crest at Columbia, LLC	3218 Rock Quarry Road Columba, MO 65201	MO	$725,015
Campus Crest at Ellensburg, LLC	2420 Airport Road Ellensburg, WA 98926	WA	$111,443
Campus Crest at Flagstaff, LLC	1000 South Sawmill Road Flagstaff, AZ	AZ	$33,102,122
Campus Crest at Flagstaff II, LLC	1000 South Sawmill Road Flagstaff, AZ	AZ	$1,259,302
Campus Crest at Fort Wayne, LLC	6231 St. Joe Road Fort Wayne, IN 46835	IN	$699,851
Campus Crest at Greeley, LLC	3202 11th Avenue Evans, CO 80620	CO	$152,367
Campus Crest at Huntsville I, LP	2101 Sycamore Avenue Huntsville, TX 77340	TX	$23,553,168
Campus Crest at Huntsville II, LP	2101 Sycamore Avenue Huntsville, TX 77340	TX	$13,460
Campus Crest at Jacksonville, AL, LLC	351 Nisbet Street NW Jacksonville, AL 36265	AL	$385,669
Campus Crest Jonesboro Lessor, LLC	500 North Caraway Road Jonesboro, AR 72401	AR	$2,230,798
Campus Crest at Las Cruces, LLC	320 East Union Avenue Las Cruces, NM 88001	NM	$586,526
Campus Crest at Lubbock, LP	315 North Utica Drive Lubbock, TX 79416	TX	$93,797
Campus Crest at Milledgeville, LLC	500 West Franklin Street Milledgeville, GA 31061	GA	$322,293
Campus Crest at Moscow, LLC	209 East Southview Avenue Moscow, ID 83843	ID	$25,778,177
Campus Crest at Muncie, LLC	McGalliard Rd. Muncie, IN	IN	$4,077,566
Campus Crest Murfreesboro Lessor, LLC	1320 Journey Drive Murfreesboro, TN 37130	TN	$2,554,867
Campus Crest at Nacogdoches, LP	1602 Cardinal Street Nacogdoches, TX 75961	TX	$991,434
Campus Crest at Nacogdoches II, LP	1602 Cardinal Street Nacogdoches, TX 75961	TX	$7,259,826
Campus Crest at Orono, LLC	175 Park Street Orono, ME 04473	ME	$27,569,470
Campus Crest at Pullman, LLC	____ Terre View Drive Pullman, WA ________	WA	$3,067,641
Campus Crest at Pullman II, LLC		WA	$1,917,866
Campus Crest at San Marcos, LP	1200 East River Ridge Parkway San Marcos, TX 78666	TX	$625,795
Campus Crest at San Marcos II, LP	Interstate Highway No. 35 San Marcos, TX 78666	TX	$0
Campus Crest at Statesboro, LLC	1150 Brampton Avenue Statesboro, GA 30458	GA	$25,391,007
Campus Crest at Statesboro II, LLC	1150 Brampton Avenue Statesboro, GA 30458	GA	$229,813
Campus Crest at State College II, LLC		PA	$2,116,642
Campus Crest Stephenville Lessor, LLC	2825 West Frey Street Stephenville, TX 76401	TX	$1,281,764
Campus Crest at Tempe, LLC	1000 East Apache Boulevard, Tempe, AZ 85281	AZ	$2,513,933
Campus Crest Troy Lessor, LLC	920 East Academy Street Troy, AL 36081	AL	$1,476,783
Campus Crest at Valdosta, LLC	2201 Baytree Road Valdosta, GA 31602	GA	$29,407,078
Campus Crest Waco Lessor, LLC	2826 South University Parks Drive Waco, TX 76706	TX	$1,097,160
Campus Crest Wichita Falls Lessor, LLC	5005 Lake Park Drive Wichita Falls, TX 76302	TX	$2,112,126
Campus Crest Wichita Lessor, LLC	2909 North Oliver Street Wichita, KS 67220	KS	$920,795
Campus Crest Development, Inc.	1000 South Sawmill Road Flagstaff, AZ	AZ	$1,943,291

PART I – Leased Real Property

Leasehold Owner	Lessor	Street Address	State	Book Value
Campus Crest at Cheney, LLC	Campus Crest Cheney Lessor, LLC	240 South Cheney-Spangle Road Cheney, WA 99004	WA	$53,248
Campus Crest at Fort Collins, LLC	Colorado State University Research Foundation	2101 Centre Avenue Fort Collins, CO 80526	CO	$13,220,837
Campus Crest at Jonesboro, LLC	Campus Crest Jonesboro Lessor, LLC	500 North Caraway Road Jonesboro, AR 72401	AR	$955,406
Campus Crest at Mobile, LLC	USA Research and Technology Corporation	375 Cleverdon Parkway Mobile, AL 36688	AL	$63,978
Campus Crest at Mobile Phase II, LLC	USA Research and Technology Corporation	375 Cleverdon Parkway Mobile, AL 36688	AL	$532,222
Campus Crest at Murfreesboro, LLC	Campus Crest Murfreesboro Lessor, LLC	1320 Journey Drive Murfreesboro, TN 37130	TN	$553,149
Campus Crest at Stephenville, LP	Campus Crest Stephenville Lessor, LLC	2825 West Frey Street Stephenville, TX 76401	TX	$78,264
Campus Crest at Troy, LLC	Campus Crest Troy Lessor, LLC	920 East Academy Street Troy, AL 36081	AL	$910,756
Campus Crest at Waco, LP	Campus Crest Waco Lessor, LLC	2826 South University Parks Drive Waco, TX 76706	TX	$804,039
Campus Crest at Wichita Falls, LP	Campus Crest Wichita Falls Lessor, LLC	5005 Lake Park Drive Wichita Falls, TX 76302	TX	$14,144,229
Campus Crest at Wichita, LLC	Campus Crest Wichita Lessor, LLC	2909 North Oliver Street Wichita, KS 67220	KS	$15,345,576

PART II – Management Agreements

Property	Manager	Management Agreement
Abilene, TX	The Grove Student Properties, LLC	Property Management Agreement dated June 30, 2011
Ames, IA	The Grove Student Properties, LLC	Property Management Agreement dated May 31, 2012
Cheney, WA	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Fort Wayne, IN	The Grove Student Properties, LLC	Property Management Agreement dated May 31, 2012
Huntsville, TX	The Grove Student Properties, LLC	Property Management Agreement dated December 29, 2011
Jacksonville, AL	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Jonesboro, AR	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Lubbock, TX	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Mobile Phase I, AL	The Grove Student Properties, LLC	Property Management Agreement dated November 16, 2011
Mobile Phase II, AL	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Moscow, ID	The Grove Student Properties, LLC	Property Management Agreement dated July 5, 2012
Murfreesboro, TN	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
San Marcos, TX	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Stephenville, TX	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Troy, AL	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Valdosta, GA	The Grove Student Properties, LLC	Property Management Agreement dated July 5, 2012
Waco, TX	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Wichita Falls, TX	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010
Wichita, KS	The Grove Student Properties, LLC	Property Management Agreement dated October 19, 2010

SCHEDULE 4.01(r)

ENVIRONMENTAL CONCERNS

Part I - Non-Compliance with Law

None

Part II – Storage Tanks, Asbestos, etc.

None

Part III – Remedial Action, etc.

None

Part IV – Site Assessments, etc.

None

SCHEDULE 4.01(x)

PLANS AND WELFARE PLANS

Plans:

Single Employer Plans: None

Multiple Employer Plans: None

Welfare Plans:

1.	Campus Crest Group, LLC Welfare Benefit Plan, which provides the following benefits to the employees of Campus Crest Group, LLC:

•	Medical Insurance: Fully insured with Blue Cross Blue Shield of North Carolina

•	Dental Insurance: Fully insured with Blue Cross Blue Shield of North Carolina

•	Vision Insurance: Fully insured with EyeMed Vision care

•	Life Insurance: Fully insured with USAble

•	Short Term Disability: N/A (not offered)

•	Accidental Death & Dismemberment: Fully insured with USAble

•	Long Term Disability: Fully insured with USAble

SCHEDULE 9.16(F)

Assignment and Acceptance Schedule

ASSIGNORS:	Goldman Sacks Bank USA
Revolving Credit Facility
Percentage interest assigned		100%			%		%		%		%
Revolving Credit Commitment assigned		$18,750,000		$		$		$		$
Aggregate outstanding principal amount of Revolving Credit Advances assigned		$6,750,000		$		$		$		$
Principal amount of Revolving Note payable to Assignor	$	N/A		$		$		$		$
Letter of Credit Facility
Letter of Credit Commitment assigned	$			$		$		$		$
Letter of Credit Commitment retained	$			$		$		$		$
Term Loan Facility
Percentage interest assigned			%		%		%		%		%
Term Loan Commitment assigned	$			$		$		$		$
Aggregate outstanding principal amount of the Term Advance assigned	$			$		$		$		$
Principal amount of Term Note payable to Assignor	$			$		$		$		$

ASSIGNEES:	Compass Bank
Revolving Credit Facility
Percentage interest assumed		100%			%		%		%		%
Revolving Credit Commitment assumed		$18,750,000		$		$		$		$
Aggregate outstanding principal amount of Revolving Credit Advances assumed		$6,750,000		$		$		$		$
Principal amount of Revolving Note payable to Assignee	$	N/A		$		$		$		$
Letter of Credit Facility
Letter of Credit Commitment assumed	$			$		$		$		$
Term Loan Facility
Percentage interest assumed			%		%		%		%		%
Term Loan Commitment assigned	$			$		$		$		$
Aggregate outstanding principal amount of the Term Advance assigned	$			$		$		$		$
Principal amount of Term Note payable to Assignee	$			$		$		$		$

EXHIBIT A-1 to the
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

FORM OF SECOND AMENDED AND
RESTATED PROMISSORY NOTE

SECOND AMENDED AND RESTATED PROMISSORY NOTE

$[_________________]	Dated: January [__], 2013

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE (as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, this “Promissory Note”), is made by CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”) and [_______________] (together with its successors and/or assigns, the “Lender”) and acknowledged and agreed to by the parties listed on the signature pages hereto.

RECITALS

WHEREAS, Lender is the holder of that certain Amended and Restated Promissory Note dated [August 11, 2011], made by Borrower in favor of the Lender in the maximum stated principal amount of $[________________] (the “Existing Note”);

WHEREAS, Lender and Borrower have agreed to amend and restate the terms and provisions of the Existing Note as provided herein, including by [reducing/increasing] the maximum stated principal amount to [_______________] Dollars ($[____________]); and

WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Promissory Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

(a)     The Existing Note is hereby modified, amended and restated in its entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Note shall read and be as set forth in this Promissory Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Promissory Note;

(b)     This Promissory Note is an extension and continuation of the debt evidenced by the Existing Note and is issued in replacement of and substitution for the Existing Note; and

(c)     The Existing Note, as modified and restated in its entirety pursuant to this Promissory Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full satisfaction of all Obligations of Borrower under the Credit Agreement referred to below and the other Loan Documents.

FOR VALUE RECEIVED, the undersigned, Borrower, HEREBY PROMISES TO PAY the Lender for the account of Lender’s Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of January [__], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Campus Crest Communities, Inc., as Parent Guarantor, the Subsidiary Guarantors party thereto, Citibank, N.A., as Administrative Agent for the Lender and such other lender parties and the Arrangers party thereto, on the Maturity Date.

The Borrower promises to pay to the Lender, in the care of Citibank, N.A., as Administrative Agent, interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 1615 Brett Road, New Castle, Delaware 19720, in same day funds.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of advances (variously, the “Revolving Credit Advances”, “Letter of Credit Advances” or the “Swing Line Advances”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of an Event of Default and also for prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions therein specified.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) EXCEPT THAT IT IS THE INTENT OF MAKER THAT THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS PROMISSORY NOTE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of Borrower and Lender have duly executed this Promissory Note as of the date first above written.

BORROWER:

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC
Its General Partner

	By:	Campus Crest Communities, Inc.
Its Sole Member

By
Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

[INSERT LENDER NAME]

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Acknowledged and Agreed:

CAMPUS CREST COMMUNITIES, INC.

By:
	Name:	Donald L. Bobbitt, Jr.
	Title:	Chief Financial Officer

CAMPUS CREST AT STEPHENVILLE, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT LUBBOCK, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT WACO, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT WICHITA FALLS, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

[Signatures continue on next page]

CAMPUS CREST AT SAN MARCOS, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT JACKSONVILLE, AL, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT ABILENE, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT CHENEY, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT JONESBORO, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

[Signatures continue on next page]

CAMPUS CREST AT TROY, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT MURFREESBORO, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT WICHITA, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST STEPHENVILLE LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST WACO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

[Signatures continue on next page]

CAMPUS CREST WICHITA FALLS LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST CHENEY LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST JONESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST TROY LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST MURFREESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

[Signatures continue on next page]

CAMPUS CREST WICHITA LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT MOBILE PHASE II, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT MOBILE, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT AMES, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT FORT WAYNE, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

[Signatures continue on next page]

CAMPUS CREST AT HUNTSVILLE I, LP

By:	Campus Crest at Huntsville I GP, LLC
Its General Partner

	By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT MOSCOW, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

CAMPUS CREST AT VALDOSTA, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
		Name:	Donald L. Bobbitt, Jr.
		Title:	Manager

EXHIBIT A-2 to the
SECOND AMENDED AND
RESTATED
CREDIT AGREEMENT

FORM OF TERM NOTE

TERM NOTE

$[_________________]	Dated: January [__], 2013

FOR VALUE RECEIVED, CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP (the “Maker”), HEREBY PROMISES TO PAY [_________] (the “Lender”) for the account of Lender’s Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term Advance (as defined below) owing to the Lender by the Maker pursuant to the Second Amended and Restated Credit Agreement dated as of January [__], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Maker, the Lender and certain other lender parties party thereto, Campus Crest Communities, Inc., as Parent Guarantor, the Subsidiary Guarantors party thereto, Citibank, N.A., as Administrative Agent for the Lender and such other lender parties and the Arrangers party thereto, on the Maturity Date.

The Maker promises to pay to the Lender, in the care of Citibank, N.A., as Administrative Agent, interest on the unpaid principal amount of the Term Advance owing to the Lender from the date of such Term Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 1615 Brett Road, New Castle, Delaware 19720, in same day funds.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of an advance (the “Term Advance”) by the Lender to or for the benefit of the Maker from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Maker resulting from the Term Advance being evidenced by this Term Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of an Event of Default and also for prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions therein specified.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) EXCEPT THAT IT IS THE INTENT OF MAKER THAT THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS TERM NOTE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Maker has duly executed this Note as of the day and year first above written.

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

By:	Campus Crest Communities, Inc.
Its Sole Member

By:
Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

[Signatures continue on next page]

Acknowledged and Agreed:

CAMPUS CREST COMMUNITIES, INC.

By:
Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

CAMPUS CREST AT STEPHENVILLE, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT LUBBOCK, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WACO, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WICHITA FALLS, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

[Signatures continue on next page]

CAMPUS CREST AT SAN MARCOS, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT JACKSONVILLE, AL, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT ABILENE, LP

By:	Campus Crest GP II, LLC
Its General Partner

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT CHENEY, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT JONESBORO, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

[Signatures continue on next page]

CAMPUS CREST AT TROY, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MURFREESBORO, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT WICHITA, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST STEPHENVILLE LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST WACO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

[Signatures continue on next page]

CAMPUS CREST WICHITA FALLS LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST CHENEY LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST JONESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST TROY LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST MURFREESBORO LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

[Signatures continue on next page]

CAMPUS CREST WICHITA LESSOR, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOBILE PHASE II, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOBILE, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT AMES, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT FORT WAYNE, LLC

By:	Campus Crest Properties, LLC,
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

[Signatures continue on next page]

CAMPUS CREST AT HUNTSVILLE I, LP

By:	Campus Crest at Huntsville I GP, LLC
Its General Partner

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT MOSCOW, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

CAMPUS CREST AT VALDOSTA, LLC

By:	Campus Crest Properties, LLC
Its Manager

By:
Name: Donald L. Bobbitt, Jr.
Title: Manager

EXHIBIT B to the

SECOND AMENDED AND

RESTATED

CREDIT AGREEMENT

FORM OF NOTICE
OF BORROWING

NOTICE OF [SWING LINE] BORROWING

_________ __, ____

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

Two Penns Way

New Castle, Delaware 19720

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP, refers to the Second Amended and Restated Credit Agreement dated as of January [_], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Campus Crest Communities, Inc., the Subsidiary Guarantors party thereto, the Lender Parties party thereto, Citibank, N.A., as Administrative Agent for the Lender Parties and the Arrangers party thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.02(a)][2.02(b)] of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is _________ __, ____.

(ii)	The Facility under which the Proposed Borrowing is requested is the [Revolving Credit][Swing Line][Term Loan] Facility.

(iii)	The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iv)	The aggregate amount of the Proposed Borrowing is [$__________].

(v)	[The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].] [The maturity of such Borrowing is _______.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)	The representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), before and after giving effect to (1) such Proposed Borrowing and (2) the application of the proceeds therefrom, as though made on and as of the date of the Proposed Borrowing; and

(B)	No Default or Event of Default has occurred and is continuing, or would result from (1) such Proposed Borrowing or (2) from the application of the proceeds therefrom.

Attached hereto is a Compliance Certificate for the Proposed Borrowing dated the date of such Proposed Borrowing demonstrating compliance with the covenants contained in Section 5.04 of the Credit Agreement before and after giving effect to such Proposed Borrowing.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities, GP, LLC,
a Delaware limited liability company,
its general partner

By:	Campus Crest Communities, Inc.,
a Maryland corporation,
its sole member

By
Name:
Title:

EXHIBIT C to the

SECOND AMENDED AND

RESTATED CREDIT

AGREEMENT

FORM OF

GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT

_________ __, ____

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

Two Penns Way

New Castle, Delaware 19720

Attention: Bank Loan Syndications Department

Second Amended and Restated Credit Agreement dated as of January [_], 2013 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Campus Crest Communities Operating Partnership, LP, as Borrower, Campus Crest Communities, Inc., the Subsidiary Guarantors party thereto, the Lender Parties party thereto, Citibank, N.A., as Administrative Agent for the Lender Parties and the Arrangers party thereto.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.         Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty Supplement, the Guaranty, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)         The undersigned, and by its acceptance of the benefits of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the undersigned and, by their acceptance of the benefits of this Guaranty Supplement, the Administrative Agent and the other Secured Parties hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c)          The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.          Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Credit Agreement and the Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor”, a “Loan Party” or a “Subsidiary Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.          Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Subsidiary Guarantor; provided, however, that, to the extent there have been any changes in factual matters related to the addition of the undersigned as a Subsidiary Guarantor or the addition of any Asset owned by the undersigned as a Borrowing Base Asset warranting updated Schedules to the Credit Agreement (so long as such changes in factual matters shall in no event comprise a Default or an Event of Default under the Credit Agreement), such updated Schedules are attached as Exhibit A hereto.

Section 4.          Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5.          Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Credit Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c)          The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Credit Agreement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)          THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By _________________________________
Name:
Title:

EXHIBIT D to the SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

FORM OF

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit Agreement dated as of January [_], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership, as Borrower, Campus Crest Communities, Inc., the Subsidiary Guarantors party thereto, the Lender Parties thereto, Citibank, N.A., as Administrative Agent for the Lender and such other lender parties and the Arrangers party thereto.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

1.         Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

2.          Such Assignor (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3.          Such Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Administrative Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (e) confirms that it is an Eligible Assignee; (f) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (g) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (h) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

4.          Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5.          Upon such acceptance by the Administrative Agent and, if applicable, the Borrower and recording by the Administrative Agent, as of the Effective Date, (a) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (b) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

6.          Upon such acceptance by the Administrative Agent and, if applicable, the Borrower and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.          This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.          This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the person executing this Assignment and Acceptance) shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

SCHEDULE 1

to

 ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
Revolving Credit Facility
Percentage interest assigned	%	%	%	%	%
Revolving Credit Commitment assigned	$	$	$	$	$
Aggregate outstanding principal amount of Revolving Credit Advances assigned	$	$	$	$	$
Principal amount of Revolving Note payable to Assignor	$	$	$	$	$
Letter of Credit Facility
Letter of Credit Commitment assigned	$	$	$	$	$
Letter of Credit Commitment retained	$	$	$	$	$
Term Loan Facility
Percentage interest assigned	%	%	%	%	%
Term Loan Commitment assigned	$	$	$	$	$
Aggregate outstanding principal amount of the Term Advance assigned	$	$	$	$	$
Principal amount of Term Note payable to Assignor	$	$	$	$	$

ASSIGNEES:
Revolving Credit Facility
Percentage interest assumed	%	%	%	%	%
Revolving Credit Commitment assumed	$	$	$	$	$
Aggregate outstanding principal amount of Revolving Credit Advances assumed	$	$	$	$	$
Principal amount of Revolving Note payable to Assignee	$	$	$	$	$
Letter of Credit Facility
Letter of Credit Commitment assumed	$	$	$	$	$
Term Loan Facility
Percentage interest assumed	%	%	%	%	%
Term Loan Commitment assumed	$	$	$	$	$
Aggregate outstanding principal amount of the Term Advance assumed	$	$	$	$	$
Principal amount of Term Note payable to Assignee	$	$	$	$	$

Effective Date (if other than date of acceptance by Administrative Agent):

1_________ __, ____

Assignors

_______________________________, as Assignor
[Type or print legal name of Assignor]

By______________________________
Title:

Dated: _________ __, ____

_______________________________, as Assignor
[Type or print legal name of Assignor]

By______________________________
Title:

Dated: _________ __, ____

_______________________________, as Assignor
[Type or print legal name of Assignor]

By______________________________
Title:

Dated: _________ __, ____

_______________________________, as Assignor
[Type or print legal name of Assignor]

By______________________________
Title:

Dated: _________ __, ____

[1]	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent and, if applicable, the Borrower.

Assignees

_______________________________, as Assignee
[Type or print legal name of Assignee]

By_______________________________
Title:
E-mail address for notices:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:

_______________________________, as Assignee
[Type or print legal name of Assignee]

By_______________________________
Title:
E-mail address for notices:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:

_______________________________, as Assignee
[Type or print legal name of Assignee]

By_______________________________
Title:
E-mail address for notices:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:

_______________________________, as Assignee
[Type or print legal name of Assignee]

By_______________________________
Title:
E-mail address for notices:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:

Accepted [and Approved] this ____
day of ___________, ____

CITIBANK, N.A.,
as Administrative Agent

By_______________________________
Name:
Title:

[Approved this ____ day
of _____________, ____

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	CAMPUS CREST COMMUNITIES, GP, LLC,
a Delaware limited liability company,
its general partner

By:	CAMPUS CREST COMMUNITIES, INC.,
a Maryland corporation,
its sole member

By	_______________________________
Name:
Title:]

EXHIBIT E-1 to the SECOND
AMENDED AND RESTATED
CREDIT AGREEMENT

FORM OF OPINION OF
GREENBERG TRAURIG, LLP

David E. Bolen

Tel (212) 801-9315

Fax (212) 801-6400

bolend@gtlaw.com

January __, 2013

Citibank, N.A., as Administrative Agent

1615 Brett Road

New Castle, Delaware 19720

RE:	$300,000,000.00 credit facility (the “Credit Facility”) in favor of Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (“Borrower”)

Ladies and Gentlemen:

We have acted as special counsel to Borrower, Campus Crest Communities, Inc., a Maryland corporation (the “Parent Guarantor”), the entities listed on Schedule 1 attached hereto (the “Subsidiary Guarantors” and together with the Parent Guarantor, the “Guarantors”). Borrower and the Guarantors are referred to herein as the “Borrower Parties” and each a “Borrower Party.” Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Credit Agreement, as defined below.

In such capacity, we have reviewed the following documents dated as of the date hereof, as executed in connection with the Credit Facility:

(a)          Promissory Notes (collectively, the “Notes”) made by Borrower in the aggregate principal amount of $300,000,000.00.

(b)          Second Amended and Restated Credit Agreement (the “Credit Agreement”) made by and among Borrower, the Guarantors, Citibank, N.A., as administrative agent (“Agent”) and certain other Lender Parties (each as defined in the Credit Agreement);

(c)          that certain letter agreement (the “Fee Letter”) dated as of November 9, 2012 between and among Citigroup Global Markets Inc., Borrower and the Parent Guarantor;

Citibank, N.A., as Administrative Agent
January __, 2013

(d)          that certain letter agreement (the “Breakage Indemnification”) dated as of January 3, 2013 between Borrower and Agent;

(e)          that certain Radon Remediation and Operations and Maintenance Agreement made by and between Borrower, the Guarantors and Agent; and

(f)          that certain Mold Remediation and Operations and Maintenance Agreement made by and between Borrower, the Guarantors and Agent.

The Notes, the Credit Agreement and the Fee Letter are hereinafter collectively referred to as the “Loan Documents.”

We express no opinion with respect to the effect of any law other than the law of the State of New York and the federal law of the United States (collectively, “Applicable Law”). In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion covers only the matters expressly set forth herein.

In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures other than those on behalf of the Borrower Parties, the authenticity of the documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies and that all public records reviewed are current, accurate and complete. We have further assumed:

(i)          The legal capacity of all natural persons executing the Loan Documents;

(ii)         That all material terms and conditions of the relationship between Borrower Parties, on the one hand, and Agent and the Lender Parties, on the other hand, are correctly and completely reflected in the Loan Documents;

(iii)        All relevant factual certifications (including but not limited to those, if any, contained in the Loan Documents) are truthful and accurate;

(iv)        That each party to the Loan Documents other than the Borrower Parties (collectively, the “Other Parties”) has satisfied all legal requirements that are applicable to it to the extent necessary to make the Loan Documents enforceable against it;

(v)         That each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Loan Documents against the Borrower Parties;

(vi)        That each of the Other Parties and each of the Borrower Parties has duly accepted, executed and delivered each Loan Document to which it is a signatory;

Citibank, N.A., as Administrative Agent
January __, 2013

(vii)       The conduct of the parties to the Loan Documents complies with any requirement of good faith, fair dealing and conscionability;

(viii)      That there has not been any mutual mistake of fact or fraud, duress or undue influence;

(ix)         The Borrower Parties hold the requisite title and rights to any property involved in the Credit Facility;

(x)          That all necessary filings and recordations and payments of fees, charges and taxes in connection with the Loan Documents required under the laws of the jurisdictions in which the real or personal property to be encumbered by the Loan Documents is located will have been timely and properly made;

(xi)         That the Loan Documents will be administered in accordance with their terms;

(xii)        That Agent and the Lender Parties will not act in such manner as to violate implied covenants of good faith, fair dealing and commercially reasonable conduct in connection with the Loan Documents; and

(xiii)       Each Borrower Party is a limited partnership, limited liability company or corporation, as applicable, existing and in good standing under the laws of the state of its formation, and has the requisite corporate, limited partnership or limited liability company power, as applicable, to execute and deliver the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and the covenants and agreements contained therein.

In rendering this opinion, as to questions of fact material to this opinion, we have relied to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and from officers of Borrower and on representations and warranties of the Borrower Parties set forth in the Loan Documents as to factual matters and not as to legal conclusions.

Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are representing the Borrower Parties in connection with the Credit Facility, and we have conducted no special investigation of factual matters in connection with this opinion.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, limitations and exceptions herein contained, we are of the opinion that:

Citibank, N.A., as Administrative Agent
January __, 2013

1.          The Loan Documents constitute the legal, valid and binding obligations of the Borrower Parties, as the case may be, and are enforceable against such parties in accordance with their respective terms.

2.          Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”) permits parties to transactions covering not less than $250,000.00 to agree that New York law shall govern their rights and duties, in whole or in part. Accordingly, it is our opinion that a court of the State of New York (or a federal court sitting in the State of New York and applying GOL 5-1401) in a case properly pleaded and filed within the applicable statute of limitations should give effect to the choice of law provisions of the Loan Documents, except to the extent that any right or remedy sought to be enforced in any such case regards: (i) the creation, validity, perfection, priority and enforceability of liens or interests in real or personal property, which, by the nature of such real or personal property and New York choice of law rules, may be governed by the law of a jurisdiction other than New York; and (ii) matters affecting real property or improvements on real property that are or may be governed by the law of the state where real property is located, and, as to such matters, we express no opinion.

3.          The execution and delivery of the Loan Documents and the performance by the Borrower Parties of their respective obligations thereunder do not: (a) result in a breach of any of the terms or conditions of or constitute a violation under any Applicable Law that we, in the exercise of customary professional diligence would reasonably recognize as being directly applicable to the Borrower Parties or the Credit Facility or generally applicable to transactions similar to the Credit Facility, (b) to our knowledge, result in the breach of the terms or conditions of, or constitute a default under, any written indenture, contract, instrument, agreement, lease or license to which the Borrower Parties are a party or by which the Borrower Parties are bound, and (c) to our knowledge, violate or conflict with any judgment, order, injunction or decree of any court or governmental authority known to us which would restrict or interfere with the performance by the Borrower Parties of their respective obligations under the Loan Documents.

4.          The Credit Facility, including the interest payable under the Notes and all fees and charges paid or payable by or on behalf of Borrower or received or receivable by the Lender Parties, is not usurious or violative of any law, rule or regulation of the State of New York governing the payment or receipt of interest.

5.          Under the New York UCC, the internal laws of the state of a debtor’s organization govern the perfection by the filing of financing statements of the security interest of Agent in any collateral other than real property and fixtures.

6.          no authorization, consent, order, or approval of, or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality of the State of New York, or any specifically granted exemption from any of the foregoing, is required in connection with the execution (if applicable) and delivery by the Borrower Parties of the Loan Documents and the performance by the Borrower Parties of their respective obligations thereunder.

Citibank, N.A., as Administrative Agent
January __, 2013

The opinions set forth above are subject to each of the following qualifications and limitations:

B.           No opinion is expressed with respect to the status of title to any real or personal property and, to the extent not expressly set forth herein, no opinion is expressed as to the absence or presence of claims which are adverse to that of Borrower or Agent in and to any real or personal property or, to the creation, attachment, priority or perfection of liens or security interests with regard to real and personal property, it being expressly understood and agreed that Agent is relying upon (i) title insurance commitments and policies, and (ii) any Uniform Commercial Code and other searches, all as obtained on behalf of Agent as Agent deems adequate. We express no opinion as to the sufficiency of any description of collateral to provide notice to third parties of the lien or security interest intended to be provided for in the Loan Documents. In addition, no opinion is expressed as to whether any such real property or personal property (or any other property intended to be encumbered by the Loan Documents) is in compliance with any federal, state or local law, rule or regulation, or what effect, if any, noncompliance therewith would have on the enforceability of the Loan Documents.

C.           No opinion is expressed with respect to the title to any property or fixtures or ownership thereof or as to the correctness or accuracy of the legal description contained in the Loan Documents, the correctness and accuracy of all of which is assumed for purposes of the opinions expressed herein. We express no opinion as to the characterization of any property as real property or personal property or as to the enforcement of a security interest in personal property collateral separately from the enforcement of a lien or real estate collateral as contemplated by Section 9-604 of the New York UCC.

D.           No opinion is expressed as to any provision of any Loan Document that purports to characterize any or all of the provisions of such Loan Document as being reasonable, commercially reasonable or not manifestly unreasonable.

E.           No opinion is expressed on the enforceability of any provisions contained in the Loan Documents that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion, (iv) require waivers or amendments to be made only in writing, (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, or (vi) impose liquidated damages, penalties or forfeiture.

F.           No opinion is expressed as to provisions of the Loan Documents purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

Citibank, N.A., as Administrative Agent
January __, 2013

G.           No opinion is expressed as the legality, validity or enforceability of the provisions of the Loan Documents that purport to empower the Agent to exercise rights thereunder without notice to adverse parties or without a proper judicial hearing.

H.           No opinion is expressed on any provisions of the Loan Documents wherein a Borrower Party appoints the Agent or others as its agent or attorney-in-fact.

I.           No opinion is expressed as to the enforceability of any provision of the Loan Documents imposing increased interest rates or other fees upon delinquency in payment or default, or providing for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provision is deemed to be a penalty or forfeiture or contrary to statutory provisions.

J.           No opinion is expressed as to the enforceability of provisions relating to evidentiary standards or other standards by which the Loan Documents are to be construed.

K.          No opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of Agent or the Lender Parties with any federal, state or local laws applicable to Agent or the Lender Parties, or (ii) the legal or regulatory status or nature of the business of Agent or the Lender Parties.

L.           The provisions regarding the remedies available to Agent in the case of a default or otherwise, as set forth in the Loan Documents, are subject to any available defenses and to procedural requirements which are not necessarily reflected therein and which may affect and/or restrict the rights and remedies stated to be available to Agent, but will not materially interfere with, or make the available remedies in respect thereof inadequate for, the practical realization of the benefits provided by the Loan Documents.

M.           Certain rights, remedies, waivers and other provisions of the Loan Documents may not be enforceable; nevertheless, subject to the assumptions and other qualifications set forth in this opinion letter and to the last paragraph of this opinion letter, such unenforceability will not render the Loan Documents invalid as a whole or preclude (i) the judicial enforcement of the obligation of the Borrower to repay the principal, together with interest thereon, as provided in the Notes (to the extent not deemed a penalty) and (ii) the acceleration of the obligation of the Borrower to repay such principal, together with such interest, upon a material default by Borrower in the payment of such principal or interest or upon a material default in any other material provision of Loan Documents, subject in each case under parts (i) and (ii) of this paragraph to the economic consequences of delay and increased costs which may be occasioned by the unenforceability of such rights, remedies, waivers and other provisions.

N.           The enforceability of the Loan Documents is subject to the effects of general principles of equity (regardless of whether considered in a proceeding in equity or at law, including, without limitation, specific performance). Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith.

Citibank, N.A., as Administrative Agent
January __, 2013

O.           The enforceability of the Loan Documents is subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights and remedies of creditors generally.

P.           No opinion is expressed as to the waivers or remedies contained in the Loan Documents, whether or not a Loan Document deems any waiver or remedy commercially reasonable, if such waivers or remedies are determined (i) not to be commercially reasonable within the meaning of the New York UCC, (ii) to conflict with any mandatory provision under the New York UCC or other applicable law, or (iii) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing.

Q.           This opinion letter does not address any opinion not expressly set forth herein. In this connection, this opinion letter does not address any of the following legal issues: (i) federal and state (or “blue sky”) securities laws and regulations; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws and regulations e.g., ERISA; (iv) federal and state antitrust and unfair competition laws and regulations; (v) federal and state laws and regulations concerning filing and notice requirements, e.g., Hart-Scott-Rodino and Exon-Florio; (vi) compliance with fiduciary duty requirements; (vii) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent they deal with any of the foregoing; (viii) intentionally omitted; (ix) fraudulent transfer and fraudulent conveyance laws; (x) federal and state environmental laws and regulations; (xi) federal and state zoning, land use, building, landmark, archeological preservation, mobile home and subdivision laws and regulations; (xii) federal and state tax laws and regulations; (xiii) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; (xiv) federal and state racketeering laws and regulations, e.g., RICO; (xv) federal and state health and safety laws and regulations, e.g., OSHA; (xvi) federal and state labor laws and regulations; (xvii) federal and state laws, regulations and policies concerning (1) national and local emergency, (2) possible judicial deference to acts of sovereign states, and (3) criminal and civil forfeiture laws; (xviii) other federal and state statutes of general application to the extent they provide for criminal prosecution, (e.g., mail fraud and wire fraud statutes); (xix) federal and state public utility laws or regulations; (xx) federal and state labor laws or regulations; (xxi) federal and state laws or regulations relating to terrorism, embargoes and money laundering; (xxii) federal and state anti-discrimination laws and regulations; (xxiii) federal and state trust, banking, insurance, unfair competition and bulk sale laws and regulations; and (xxiv) federal and state criminal laws, rules and regulations.

R.           No opinion is expressed as to the enforceability of any section of any of the Loan Documents to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum.

Citibank, N.A., as Administrative Agent
January __, 2013

S.           No opinion is expressed as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation.

T.           No opinion is expressed as to the validity or the enforceability of any provision of any of the Loan Documents that is affected by the law of New York respecting enforceability of an after-default interest rate provision to the extent that such provision may be deemed or construed to be a penalty or against public policy.

U.           In addition, the enforceability of the choice of law and submission to jurisdiction provisions of the Loan Documents is rendered in reliance upon and may be subject to certain limitations under the law of the State of New York and Federal law, and our opinion in Paragraph (2) above is qualified by the following:

GOL 5-1401 provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” We draw your attention to the fact that certain federal courts have, notwithstanding the terms of GOL 5-1401, required that a reasonable relationship exist between an agreement and the State of New York before honoring a choice of New York law to govern the agreement, and have in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., No. 94 Civ. 8301, 2000 WL 1702039 S.D.N.Y. Nov. 13, 2000. Accordingly, for purposes of our opinion in Paragraph (2) above, we have assumed that, should a court considering the choice of law provisions of the Loan Documents and applying New York law elect to apply principles beyond the express language of GOL 5-1401, such court would find that a reasonable relationship exists between the Loan Documents and the State of New York.

V.           Additionally, any security interest opinions are qualified as follows, and we call your attention to the following:

(1)         Our security interest opinions are limited to Article 9 of the New York UCC, and therefore such opinions do not address (1) laws of jurisdictions other than New York, or (2) collateral of a type not subject to Article 9 of the New York UCC.

(2)         Under the New York UCC, events occurring subsequent to the date hereof may affect any security interest subject to the New York UCC including, but not limited to, factors of the type identified in Section 9-315 with respect to proceeds; Sections 9-503 and 9-507 with respect to changes in name, structure and corporate identity; Section 9-301 with respect to changes in the location of the collateral and location of a debtor; and Section 9-510 with respect to continuation statements. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the New York UCC.

Citibank, N.A., as Administrative Agent
January __, 2013

(3)         The security interest of Agent may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors.

(4)         We express no opinion regarding any security interest or the perfection thereof in any items of collateral which are subject to a statute, regulation or treaty of the United States of America (including any state, municipality or other political subdivision thereof) which provides for a national (including any state, municipality or other political subdivision thereof) or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the New York UCC for filing to perfect such security interest.

(5)         We express no opinion regarding the security interest of Agent in any of the collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America of any state thereof).

(6)         Section 552 of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended from time to time) (the “Bankruptcy Code”), limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of such case.

The foregoing opinions are based upon and rely upon the current status of statutory and case law as of the date hereof. Such opinions are based solely upon applicable laws, statutes, rules and regulations and facts, all as in existence on the date hereof, and we express no opinions as to the effect which any future amendments, changes, additions or modifications thereof may have upon the future performance or enforceability of the Loan Documents, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

Citibank, N.A., as Administrative Agent
January __, 2013

The opinions expressed in this letter are given solely for the benefit of Agent and the Lender Parties, their respective successors and assigns (including any purchaser of the Credit Facility and any purchaser of certificates evidencing an interest in the Credit Facility), each in connection with the transactions contemplated by the Loan Documents. The opinions expressed in this letter may not be relied upon, in whole or in part, by Agent, the Lender Parties or their respective successors or assigns or counsel for any other purpose or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date.

Very Truly Yours,

GREENBERG TRAURIG, LLP

By:
David E. Bolen, Shareholder

Citibank, N.A., as Administrative Agent
January __, 2013

SCHEDULE 1

TO GREENBERG TRAURIG, LLP OPINION

Subsidiary Guarantors

1.	CAMPUS CREST AT STEPHENVILLE, LP

2.	CAMPUS CREST AT LUBBOCK, LP

3.	CAMPUS CREST AT WACO, LP

4.	CAMPUS CREST AT WICHITA FALLS, LP

5.	CAMPUS CREST AT SAN MARCOS, LP

6.	CAMPUS CREST AT JACKSONVILLE, AL, LLC

7.	CAMPUS CREST AT ABILENE, LP

8.	CAMPUS CREST AT CHENEY, LLC

9.	CAMPUS CREST AT JONESBORO, LLC

10.	CAMPUS CREST AT TROY, LLC

11.	CAMPUS CREST AT MURFREESBORO, LLC

12.	CAMPUS CREST AT WICHITA, LLC

13.	CAMPUS CREST STEPHENVILLE LESSOR, LLC

14.	CAMPUS CREST WACO LESSOR, LLC

15.	CAMPUS CREST WICHITA FALLS LESSOR, LLC

16.	CAMPUS CREST CHENEY LESSOR, LLC

17.	CAMPUS CREST JONESBORO LESSOR, LLC

18.	CAMPUS CREST TROY LESSOR, LLC

19.	CAMPUS CREST MURFREESBORO LESSOR, LLC

20.	CAMPUS CREST WICHITA LESSOR, LLC

21.	CAMPUS CREST AT MOBILE PHASE II, LLC

22.	CAMPUS CREST AT MOBILE, LLC

23.	CAMPUS CREST AT AMES, LLC

24.	CAMPUS CREST AT FORT WAYNE, LLC

25.	CAMPUS CREST AT HUNTSVILLE I, LP

26.	CAMPUS CREST AT MOSCOW, LLC

27.	CAMPUS CREST AT VALDOSTA, LLC

EXHIBIT E-2 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF OPINION OF
BRADLEY ARANT BOULT CUMMINGS LLP

January __, 2013

Citibank, N.A.,

  as Administrative Agent

1615 Brett Road

New Castle, Delaware 19720

Re:	Revolving Credit and Term Loan Facility in the principal amount of up to $300,000,000 (the “Loan”) to Campus Crest Communities Operating Partnership, LP pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 8, 2013 (the “Credit Agreement”), by and among Campus Crest Communities Operating Partnership, LP, Campus Crest Communities, Inc., the Guarantors, the Initial Lenders and Citibank, N.A. as Administrative Agent, Initial Issuing Bank and Swing Line Bank (the “Agent”)

Ladies and Gentlemen:

We have acted as counsel to the entities listed on Schedule A attached hereto (individually, a “Transaction Party” and together, the “Transaction Parties”) in connection with the Loan.

As such counsel, we have examined originals or copies of the documents listed on Schedule B attached hereto (the “Loan Documents”). We have also examined such other documents and information as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

ASSUMPTIONS

In rendering the opinions hereinafter expressed, we have with your consent made the following assumptions without independent investigation:

Citibank, N.A.
January __, 2013

1.          All information furnished to us is accurate and complete, and the representations and warranties (as to factual matters as opposed to conclusions of law) of the parties contained in the Loan Documents are truthful and accurate. All original signatures are genuine; the documents submitted to us as originals are authentic; and the documents submitted to us as copies conform to the original documents.

2.          All parties to the Loan Documents other than the Transaction Parties are validly existing, and all parties to the Loan Documents other than the Transaction Parties have the power and authority (corporate and otherwise) to execute, deliver and perform their obligations under such documents.

3.          The Loan Documents have been duly authorized, executed and delivered by all parties thereto other than the Transaction Parties, and constitute the legal, valid and binding obligations of all the parties thereto.

4.          The terms and conditions of the Loan Documents have not been amended, modified or supplemented by any other agreement, action or understanding of the parties and there has been no waiver of any of the material provisions of any of the Loan Documents.

5.          There has not been any mutual mistake of fact or misunderstanding on the part of any party to or beneficiary of any of the Loan Documents with respect to the transactions contemplated thereby, or any fraud, duress or undue influence on the part of the Agent with respect to any of the Loan Documents or the transactions contemplated thereby.

6.          Each party to and beneficiary of the Loan Documents (i) has and will comply with all terms and conditions of the Loan Documents, and (ii) has complied and will comply with requirements of good faith, fair dealing and conscionability.

The opinions hereinafter expressed and the statements hereinafter made are based solely upon our examination of the aforesaid documents, the various representations, warranties and certificates described herein, the assumptions hereinabove recited, the comments and qualifications set forth below and such matters of law as we have deemed relevant and necessary to enable us to render the opinions hereinafter expressed.

OPINIONS

Based solely upon and subject to the foregoing, we are of the following opinion:

1.          Campus Crest Communities Operating Partnership, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Communities Operating Partnership, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

Citibank, N.A.
January __, 2013

2.          Campus Crest GP II, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest GP II, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

3.          Campus Crest at Stephenville, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Stephenville, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

4.          Campus Crest at Lubbock, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Lubbock, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

5.          Campus Crest at Waco, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Waco, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

6.          Campus Crest at Wichita Falls, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Wichita Falls, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

7.          Campus Crest at San Marcos, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at San Marcos, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

8.          Campus Crest at Jacksonville, AL, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Jacksonville, AL, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

9.          Campus Crest at Abilene, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Abilene, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

10.         Campus Crest at Cheney, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Cheney, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

Citibank, N.A.
January __, 2013

11.         Campus Crest at Jonesboro, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Jonesboro, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

12.         Campus Crest at Troy, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Troy, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

13.         Campus Crest at Murfreesboro, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Murfreesboro, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

14.         Campus Crest at Wichita, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Wichita, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

15.         Campus Crest Stephenville Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Stephenville Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

16.         Campus Crest Waco Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Waco Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

17.         Campus Crest Wichita Falls Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Wichita Falls Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

18.         Campus Crest Cheney Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Cheney Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

Citibank, N.A.
January __, 2013

19.         Campus Crest Jonesboro Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Jonesboro Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

20.         Campus Crest Troy Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Troy Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

21.         Campus Crest Murfreesboro Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Murfreesboro Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

22.         Campus Crest Wichita Lessor, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest Wichita Lessor, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

23.         Campus Crest at Mobile Phase II, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Mobile Phase II, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

24.         Campus Crest at Mobile, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Mobile, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

25.         Campus Crest at Ames, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Ames, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

Citibank, N.A.
January __, 2013

26.         Campus Crest at Ft. Wayne, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Ft. Wayne, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

27.         Campus Crest at Huntsville I, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Huntsville I, LP, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

28.         Campus Crest at Moscow, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Moscow, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

29.         Campus Crest at Valdosta, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Valdosta, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

30.         Campus Crest at Huntsville I GP, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. In giving the aforesaid opinion as to the existence and good standing of Campus Crest at Huntsville I GP, LLC, we have relied solely on a certificate of the Delaware Secretary of State dated December 20, 2012.

31.         Each of the Transaction Parties has full right, power and authority to own its properties, to carry on its business, to execute and deliver the Loan Documents to which it is a party and to perform all its obligations thereunder.

32.         The Loan Documents to which each of the Transaction Parties is a party have been duly authorized, executed and delivered by such Transaction Party.

33.         The execution and delivery of the Loan Documents do not, and the performance by the Transaction Parties of their obligations under the Loan Documents will not, violate, conflict with or constitute a default under the organizational documents of the Transaction Parties or any provision of the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (the “Acts”).

34.         The execution, delivery and performance by the Transaction Parties of their obligations under the Loan Documents do not require any governmental consent, approval, order, authorization, permit, license, registration, declaration or filing under the Acts.

Citibank, N.A.
January __, 2013

COMMENTS AND QUALIFICATIONS

The foregoing opinions are subject to the following limitations, qualifications, comments and exceptions:

1.          In giving the opinions set forth herein we have relied, as to factual matters relevant to such opinions (as opposed to conclusions of law), solely on certain representations made to us on behalf of the Transaction Parties and on the representations and warranties of the Transaction Parties contained in the Loan Documents, and we have made no independent investigation whatsoever with respect to such matters. In addition, we have not examined the files and records of the Transaction Parties, and we have not conducted any independent review or investigation of any of the transactions or contractual arrangements of the Transaction Parties.

2.          We neither express nor imply any opinion with respect to the enforceability of the Loan Documents or with respect to the transactions contemplated by the Loan Documents or any aspect of such transactions other than the opinions expressed herein.

3.          The opinions expressed herein are limited to the Acts, and we express no opinion with respect to federal law or the laws of any other state or jurisdiction. With respect to the Acts, we have relied solely on the published acts and have not reviewed any case law, legislative history or other supplementary material of such jurisdiction. The opinions expressed herein are based on the Acts as in effect on the date hereof and are subject to future changes in applicable law.

4.          This opinion is being delivered to and accepted by you with the understanding that it is an opinion only and that it is not a guaranty or insuring agreement of any kind whatsoever or an assurance of future events or of any particular result under any particular set of facts or circumstances.

5.          The opinions expressed herein are effective only as of the date of this opinion, and we assume no obligation to advise you of any matters which come to our attention thereafter.

6.          This opinion may be relied upon only by the addressee hereof and the Lenders and their successors and assigns and may not be relied upon by any other person or entity or used for any other purpose.

Yours very truly,

Schedule A

Campus Crest Communities Operating Partnership, LP

Campus Crest GP II, LLC

Campus Crest at Stephenville, LP

Campus Crest at Lubbock, LP

Campus Crest at Waco, LP

Campus Crest at Wichita Falls, LP

Campus Crest at San Marcos, LP

Campus Crest at Jacksonville, AL, LLC

Campus Crest at Abilene, LP

Campus Crest at Cheney, LLC

Campus Crest at Jonesboro, LLC

Campus Crest at Troy, LLC

Campus Crest at Murfreesboro, LLC

Campus Crest at Wichita, LLC

Campus Crest at Stephenville Lessor, LLC

Campus Crest at Waco Lessor, LLC

Campus Crest at Wichita Falls Lessor, LLC

Campus Crest at Cheney Lessor, LLC

Campus Crest at Jonesboro Lessor, LLC

Campus Crest at Troy Lessor, LLC

Campus Crest at Murfreesboro Lessor, LLC

Campus Crest at Wichita Lessor, LLC

Campus Crest at Mobile Phase II, LLC

Campus Crest at Mobile, LLC

Campus Crest at Ames, LLC

Campus Crest at Ft. Wayne, LLC

Campus Crest at Huntsville I, LP

Campus Crest at Moscow, LLC

Campus Crest at Valdosta, LLC

Campus Crest at Huntsville I GP, LLC

SCHEDULE B

Second Amended and Restated Credit Agreement dated as of January 8, 2013, among Campus Crest Communities Operating Partnership, LP, Campus Crest Communities, Inc., the Subsidiary Guarantors named therein, the Initial Lenders named therein and Citibank, N.A., as Administrative Agent, Initial Issuing Bank and Swing Line Bank

Promissory Notes dated as of January 8, 2013, executed by Campus Crest Communities Operating Partnership, LP payable to the order of the Initial Lenders

Letter Agreement dated November 9, 2012, from Citigroup Global Markets Inc. to Campus Crest Communities Operating Partnership, LP and Campus Crest Communities, Inc.

Radon Remediation and Operations and Maintenance Agreement dated as of January 8, 2013, among Campus Crest Communities Operating Partnership, LP, the Guarantors named therein, and Citibank, N.A., as Administrative Agent

Mold Remediation and Operations and Maintenance Agreement dated as of January 8, 2013, among Campus Crest Communities Operating Partnership, LP, the Guarantors named therein, and Citibank, N.A., as Administrative Agent

Letter Agreement dated January 3, 2013, executed by Campus Crest Communities Operating Partnership, LP for the benefit of Citibank, N.A., as Administrative Agent

EXHIBIT E-3 to the

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF OPINION OF

SAUL EWING LLP

lawyers@saul.com www.saul.com

January __, 2013

Citibank, N.A.

As Administrative Agent

1615 Brett Road

New Castle, Delaware 19720

Re:	Second Amended and Restated Credit Agreement dated January 8, 2013

Ladies and Gentlemen:

We have acted as Maryland counsel to Campus Crest Communities, Inc., a Maryland corporation (the “Company”), in connection with the execution and delivery by the Company of a Second Amended and Restated Credit Agreement dated January 8, 2013 (the “Agreement”) among Campus Crest Communities Operating Partnership, LP, the Company, the other affiliates of the Borrower named in the Agreement, and Citibank, N.A., and the other Lenders (as defined in the Agreement) thereto (collectively, the “Lender”) and the consummation of the transaction contemplated in the Agreement (the “Transaction”). Capitalized terms used in this letter that are not otherwise defined in this letter shall have the meanings ascribed to them in the Agreement. These opinions are being delivered to you to satisfy the condition set forth in Section 3.01(a)(xiii) of the Agreement.

As a basis for our opinions, we have examined the following documents (collectively the “Transaction Documents”):

◆◆◆
DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Citibank, N.A.

January __, 2013

(i)          a copy of the executed Agreement; and

(ii)         a copy of the executed fee letter dated November 9, 2012 by and among Citigroup Global Markets, Inc., Campus Crest Communities Operating Partnership, L.P. and the Company.

Also, as a basis for our opinions, we have examined the originals or certified copies of the following:

(i)          a Certificate of Status for the Company issued by the Department of Assessments and Taxation of the State of Maryland (“SDAT”) dated January 4, 2013;

(ii)         the Articles of Amendment and Restatement of the Company, recorded with the SDAT on September 15, 2010 (the “Articles of Amendment and Restatement”);

(iii)        the Articles Supplementary for 2,300,000 shares of 8.00% Series A Cumulative Redeemable Preferred Shares, recorded with the SDAT on February 8, 2012 (the “Articles Supplementary”; together with the Articles of Amendment and Restatement, the “Charter”);

(iv)        a copy of the bylaws of the Company;

(v)         resolutions adopted by the Board of Directors of the Company, dated January 8, 2012, relating to, among other matters, approval of the Transaction;

(vi)        a certificate of the secretary of the Company as to the authenticity of the Charter and bylaws of the Company, the incumbency of the officers of the Company, the resolutions of the Company’s directors approving the consummation of the transactions contemplated by the Agreement, and other matters that we have deemed necessary and appropriate; and

(vii)       such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations and assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)          that all signatures on the Transaction Documents and any other documents submitted to us for examination are genuine;

(b)          the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

Citibank, N.A.

January __, 2013

(c)          that the form and content of the versions of the Transaction Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Transaction Documents as executed and delivered;

(d)          the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(e)          that all persons executing the Transaction Documents on behalf of any party (other than the Company) are duly authorized; and

(f)          that each of the parties has duly and validly executed and delivered the Transaction Documents and the party’s obligations are valid and legally binding obligations enforceable in accordance with the terms of the Transaction Documents.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Donald L. Bobbitt, Jr., as Secretary of the Company, and have assumed that such certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.          The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland.

2.          The Company has the corporate power to execute and deliver the Transaction Documents and to perform its obligations thereunder.

3.          All necessary corporate action has been taken to authorize the execution, delivery and performance of the Transaction Documents by the Company.

4.          The execution and delivery of the Transaction Documents, and the performance by the Company of their respective terms will not conflict with the Company’s Charter or bylaws.

5.          The execution and delivery of the Transaction Documents and the performance by the Company of their respective terms will not violate any provision of the Maryland General Corporation Law.

6.          No consent, approval, authorization or other action by or filing with, any governmental authority of the State of Maryland is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents by the Company.

Citibank, N.A.

January __, 2013

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)          We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)         We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)        We express no opinion with respect to title to any property, nor do we express any opinion with respect to the existence of encumbrances upon any property or the attachment, validity, perfection, or priority of any security interests or liens purported to be created under the Transaction Documents.

(iv)        We express no opinion as to any consent, approval, authorization, or other action by, or filing with, any governmental authority necessary or required for the ongoing operation of the Company’s business.

(v)         We express no opinion as to the consents, approvals, authorizations, or other actions by, or filings with any city, county or other municipality or any other local government agency.

(vi)        We express no opinion on the enforceability of the Transaction Documents.

(vii)       We express no opinion with respect to the anti-trust laws or securities laws of the State of Maryland.

(viii)      Our opinion in Paragraph 6 regarding consents and approvals is based upon our consideration of only those consents, approvals, authorizations, orders, registrations, declarations or filings required under those statutes, rules or regulations of the State of Maryland, if any, that, in our experience, are reasonably applicable to transactions of the type contemplated under the Transaction Documents.

The opinions expressed in this letter are solely for the benefit of the Lender and its counsel and are furnished only with respect to the Transaction. Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

Very truly yours,

SAUL EWING LLP

EXHIBIT F to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

BORROWING BASE CERTIFICATE

Campus Crest Communities, Inc.

Borrowing Base Certificate

Dated January ___, 2013

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

1615 Brett Road

New Castle, Delaware 19720

Attention: Bank Loan Syndications Department

Pursuant to provisions of the Second Amended and Restated Credit Agreement dated as of January ___, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Campus Crest Communities, Inc. (the “Parent Guarantor”), the Subsidiary Guarantors party thereto, the Lender Parties thereto, Citibank, N.A., as Administrative Agent for the Lenders and such other lender parties and the Arrangers party thereto, the undersigned, the Chief Financial Officer of the Parent Guarantor, hereby certifies and represents and warrants on behalf of the Borrower as follows:

1.	The information contained in this certificate and the information set forth on Schedule I supporting the calculation of the financial covenants is true, complete and correct as of the close of business on September 30, 2012 (the “Calculation Date”) and has been prepared in accordance with the provisions of the Credit Agreement. The pro forma calculations below give effect to the making of Revolving Credit Advances and the issuance of Letters of Credit through January ___, 2013.

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2.	As of the Calculation Date:

(a)	Parent Guarantor Financial Covenants:

(i)	Maximum Leverage Ratio. The Leverage Ratio is ____: 1.00, which is not greater than the maximum Leverage Ratio of 0.60:1.00 required by Section 5.04(a)(i) of the Credit Agreement.

(ii)	Maximum Secured Recourse Debt Ratio. The Secured Recourse Debt Ratio is _____%, which is not greater than the maximum Secured Recourse Debt Ratio of 20% required by Section 5.04(a)(ii) of the Credit Agreement.

(iii)	Maximum Secured Debt Ratio. The Secured Debt Ratio is ____%, which is not greater than the maximum Secured Debt Ratio of 50% required by Section 5.04(a)(iii) of the Credit Agreement.

(iv)	Minimum Tangible Net Worth. The tangible net worth of the Parent Guarantor and its Subsidiaries is $_______________, which is not less than the applicable minimum tangible net worth required by Section 5.04(a)(iv) of the Credit Agreement.

(v)	Minimum Ratio of Fixed Rate Debt for Borrowed Money and Debt for Borrowed Money Subject to Hedge Agreements to Debt for Borrowed Money. The ratio of fixed rate Debt for Borrowed Money and Debt for Borrowed Money subject to Hedge Agreements to all Debt for Borrowed Money is ____%, which is not less than 66.67% as required by Section 5.04(a)(v) of the Credit Agreement.

(vi)	Maximum Dividend Payout Ratio. The Dividend Payout Ratio is _____ %, which is equal to or less than the applicable maximum Dividend Payout Ratio required by Section 5.04(a)(vi) of the Credit Agreement.

(vii)	Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio is _____: 1.00, which is not less than the minimum Fixed Charge Coverage Ratio of 1.50:1.00 as required by Section 5.04(a)(vii) of the Credit Agreement.

(b)	Borrowing Base Covenants as of September 30, 2012

(i)	Maximum Facility Exposure to Borrowing Base Asset Value. The Facility Exposure of $________________ does not exceed the Facility Available Amount of $_________________, as required by Section 5.04(b)(i) of the Credit Agreement.

(ii)	Minimum Borrowing Base Debt Service Coverage Ratio. The Borrowing Base Debt Service Coverage Ratio is ____: 1.00, which is not less than the minimum Borrowing Base Debt Service Coverage Ratio of 1.50:1.00 as required by Section 5.04(b)(ii) of the Credit Agreement.

2

(iii)	Minimum Appraised Value. The Appraised Value of the Borrowing Base Assets is $_____________, which is not less than $130,000,000 as required by Section 5.04(b)(iii) of the Credit Agreement.

(iv)	Minimum Number of Borrowing Base Assets. The number of Campus Housing Assets comprising the Borrowing Base Assets is ____, which is not fewer than 10 as required by Section 5.04(b)(iv) of the Credit Agreement.

(v)	Maximum Size of Individual Borrowing Base Asset. The individual Borrowing Base Asset with the highest Appraised Value (which is ________________, whose Appraised Value of $______________) represents ____% of the Appraised Value of the Borrowing Base Assets in the aggregate, which does not exceed 15% as required by Section 5.04(b)(v) of the Credit Agreement.

(vi)	Minimum Weighted Average Occupancy of Borrowing Base Assets. The average occupancy of the Borrowing Base Assets (excluding the Borrowing Base Assets which are Development Assets), weighted based upon the number of beds comprising each Borrowing Base Asset, is ______%, which is equal to or greater than 80% as required by Section 5.04(b)(vi) of the Credit Agreement.

(c)	Maximum Permitted Investments

(i)	The aggregate amount of Investments in unimproved land and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement but, in such instances, limited solely to non-refundable deposits under such contracts and, to the extent a Loan Party is obligated under any such contract, the amount of such obligation), calculated on the basis of the greater of actual cost or budgeted cost is _____% and _____% of Total Asset Value, respectively, and does not exceed 10% and 25%, respectively, of Total Asset Value as required by Section 5.02(f)(iv)(A) of the Credit Agreement.

(ii)	The aggregate amount outstanding, without duplication, of Investments in Joint Ventures of any Loan Party is ____% of Total Asset Value and does not exceed 20% of Total Asset Value as required by Section 5.02(f)(iv)(B) of the Credit Agreement.

(iii)	The aggregate amount of Investments permitted under 5.02(f) of the Credit Agreement, other than the items of Investments referred to in clauses (i) and (ii) above is ____% of Total Asset Value and does not exceed 10% of Total Asset Value as required by Section 5.02(f)(iv)(C) of the Credit Agreement.

3

(iv)	The aggregate amount, without duplication, of Investments consisting of the above items (i), (ii), and (iii) is ____% of Total Asset Value and does not exceed 35% of Total Asset Value as required by Section 5.02(f)(iv) of the Credit Agreement.

In each case, with supporting information showing the computations used in determining compliance with such covenants set forth on Schedule I attached hereto.

3.	The Borrowing Base Assets comply with all Borrowing Base Conditions (other than those previously waived in writing by the Required Lenders).

[SIGNATURE ON FOLLOWING PAGE]

4

CAMPUS CREST COMMUNITIES, INC.

By:
	Name:	Donald L. Bobbitt, Jr.
	Title:	Chief Financial Officer

5

Schedule I

Financial Covenant Computations

6

EXHIBIT G to the SECOND

AMENDED AND RESTATED

CREDIT AGREEMENT

Form of Subsidiary

Guarantor Operating

Agreement

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAMPUS CREST AT STEPHENVILLE, LP

This Amended and Restated Limited Partnership Agreement (together with the schedules attached hereto, this “Partnership Agreement”) of Campus Crest at Stephenville, LP, a Delaware limited partnership (the “Partnership”), is entered into by Campus Crest GP II, LLC, a Delaware limited liability company, as the general partner (the “General Partner”), Campus Crest Properties, LLC, a North Carolina limited liability company, as the limited partner (the “Limited Partner”), and Campus Crest Springing Partner, LLC, a Delaware limited liability company, as the Springing Limited Partner (as defined on Schedule A attached hereto). Capitalized terms used and not otherwise defined herein have the respective meanings set forth on Schedule A attached hereto. This Partnership Agreement amends and restates in its entirety that certain Agreement of Limited Partnership of Campus Crest at Stephenville, LP with an effective date of June 14, 2007 (the “Original Partnership Agreement”).

The Partnership has heretofore been formed as a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, (6 Del. §17-101 et seq.) as amended from time to time (the “Act”), and the Partners and the Springing Limited Partner hereby agree as follows:

Section 1.          Name.

The name of the limited partnership formed hereby is Campus Crest at Stephenville, LP.

Section 2.          Principal Business Office.

The principal business office of the Partnership shall be located at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211 or at such other location as may hereafter be determined by the General Partner.

Section 3.          Registered Office.

The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Services Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

Section 4.            Registered Agent.

The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is Corporation Services Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

Section 5.            Partners.

(a)          The mailing addresses of the Partners are set forth on Schedule B attached hereto. Upon its execution of a counterpart signature page to this Partnership Agreement, Campus Crest GP II, LLC was admitted as the general partner of the Partnership. Pursuant to the Original Partnership Agreement, Campus Crest Properties, LLC was admitted as the limited partner of the Partnership.

(b)          Subject to Section 9(c), the Partners may act by written consent.

(c)          The General Partner shall at all times cause there to be a person bound by this Partnership Agreement as Springing Limited Partner. Upon the occurrence of any event that causes the Limited Partner to cease to be a limited partner of the Partnership (other than (i) upon an assignment by the Limited Partner of all of its limited partner interest in the Partnership and the admission of the transferee as a limited partner pursuant to Sections 19 and 21, or (ii) the resignation of the Limited Partner and the admission of an additional limited partner of the Partnership pursuant to Sections 20 and 21), the person acting as a Springing Limited Partner shall, without any action of any Person and simultaneously with the Limited Partner ceasing to be a limited partner of the Partnership, automatically be admitted to the Partnership as a Special Limited Partner and shall continue the Partnership without dissolution. No Special Limited Partner may resign from the Partnership or transfer its rights as Special Limited Partner unless a successor Special Limited Partner has been admitted to the Partnership as Special Limited Partner by executing a counterpart to this Partnership Agreement; provided, however, the Special Limited Partner shall automatically cease to be a limited partner of the Partnership upon the admission to the Partnership of a substitute Limited Partner. The Special Limited Partner shall be a limited partner of the Partnership that has no interest in the profits, losses and capital of the Partnership and has no right to receive any distributions of Partnership assets. A Special Limited Partner shall not be required to make any capital contributions to the Partnership and shall not receive a limited partner interest in the Partnership. A Special Limited Partner, in its capacity as Special Limited Partner, may not bind the Partnership. Except as required by any mandatory provision of the Act or this Partnership Agreement, the Special Limited Partner, in its capacity as Special Limited Partner, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Partnership, including, without limitation, the merger, consolidation or conversion of the Partnership. In order to implement the admission to the Partnership of the Special Limited Partner, the person acting as a Springing Limited Partner shall execute a counterpart to this Partnership Agreement. Prior to its admission to the Partnership as Special Limited Partner, the person acting as a Springing Limited Partner shall not be a limited partner of the Partnership.

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Section 6.            Certificates.

The General Partner has executed, delivered and filed the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware. The General Partner or an authorized designee shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.

The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Act.

Section 7.            Purposes.

(a)          The purpose to be conducted or promoted by the Partnership is to engage in the following activities:

(i)          to acquire, own, develop, improve, hold, sell, lease, transfer, exchange, assign, dispose of, operate, manage or otherwise deal with the real property known as “The Grove at Stephenville”, which real property is described in more detail on Schedule C attached hereto (the “Property”);

(ii)         to enter into the Basic Documents; and

(iii)        to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)          The Partnership, by or through the General Partner on behalf of the Partnership, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Partnership Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Partnership or the General Partner to enter into other agreements on behalf of the Partnership.

Section 8.            Powers.

Subject to Section 9(c) and Section 7, the Partnership and the General Partner on behalf of the Partnership (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.

Section 9.            Management.

(a)          Authorized Representatives. Subject to Section 9(c), the business and affairs of the Partnership shall be managed by the General Partner.

(b)          Powers. Subject to Section 9(c), the General Partner shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise possessed by general partners under the laws of the State of Delaware. Subject to Section 7, the General Partner has the authority to bind the Partnership. Except as provided herein, the Limited Partner shall have no part in the operation or management of the Partnership and shall have no authority or right to act on behalf of or to bind the Partnership in connection with any matter.

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(c)          Limitations on the Partnership’s Activities.

(i)          This Section 9(c) is being adopted in order to comply with certain provisions required in order to qualify the Partnership as a “special purpose” entity.

(ii)         Neither the General Partner nor the Limited Partner shall, so long any Obligation is outstanding, amend, alter, change or repeal Sections 5(c), 7, 8, 9, 15, 18, 19, 20, 21, 22, 23, 24, 27 or 29 or Schedule A of this Partnership Agreement without the unanimous written consent of the General Partner, the Limited Partner and the Lender. Subject to this Section 9(c), the General Partner reserves the right to amend, alter, change or repeal any provisions contained in this Partnership Agreement in accordance with Section 29.

(iii)        Notwithstanding any other provision of this Partnership Agreement and any provision of law that otherwise so empowers the Partnership, the General Partner or any other Person, as long as any Obligation is outstanding, neither the General Partner nor any other Person shall be authorized or empowered on behalf of the Partnership to, nor shall they permit the Partnership to, and the Partnership shall not, without the prior unanimous written consent of the General Partner (and with respect to the General Partner the prior written consent of its Member), take any Material Action.

(iv)        The General Partner will not cause the Partnership to:

(A)	engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(B)	acquire or own any material assets other than (i) the Property and (ii) such incidental property as may be necessary for the operation of the Property;

(C)	merge into or consolidate with any Person, or, to the fullest extent permitted by law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(D)	(i) fail to observe all organizational formalities, (ii) fail to preserve its existence as a limited partnership duly formed, validly existing and in good standing (if applicable) under the laws of the State of Delaware, or (iii) terminate or fail to comply with the single purpose or separateness provisions of its organizational documents;

(E)	own any subsidiary, or make any investment in, any Person;

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(F)	except as contemplated by the Basic Documents, commingle its assets with the assets of any other Person;

(G)	fail to hold all of its assets in its own name;

(H)	incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than as expressly permitted under the Basic Documents;

(I)	fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

(J)	have its assets listed on the financial statement of another (except to the extent its fiancial statements are consolidated with the financial statements of another Person);

(K)	enter into any contract or agreement with any general partner or Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(L)	maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(M)	assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person (other than to Lender) or hold out its credit as being available to satisfy the obligations of any other Person (other than to Lender);

(N)	make any loans or advances to any Person;

(O)	fail to file its own tax returns (except to the extent it files a consolidated return with another Person) and pay any taxes so required to be paid under applicable law;

(P)	except as contemplated by the Basic Documents, fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(Q)	identify itself as a division of any other entity;

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(R)	fail to maintain adequate capital, to the extent sufficient reserves are available from the Property, for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that nothing herein shall obligate any Partner to make any additional capital contribution to the Partnership to comply;

(S)	except as contemplated by the Basic Documents, fail to allocate shared expenses (including, without limitation, shared office space) and to use separate stationery, invoices and checks (only to the extent the Partnership uses stationery, invoices and checks);

(T)	fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(U)	acquire obligations or securities of its partners members, shareholders or other Affiliates, as applicable;

(V)	fail to have at least one general partner of the Partnership that is a special purpose entity that complies with all of the separateness provisions described in this Section 9(c); and

(W)	fail to cause the agents and other representatives of the Partnership, to act at all times with respect to the Partnership consistently and in furtherance of the foregoing and in the best interests of the Partnership.

Failure of the Partnership, or the General Partner on behalf of the Partnership, to comply with any of the foregoing covenants or any other covenants contained in this Partnership Agreement shall not affect the status of the Partnership as a separate legal entity or the limited liability of the Limited Partners.

Section 10.          Interests and Certificates.

(a)          Interests. Each limited partnership interest in the Partnership shall constitute and shall remain a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Partnership Agreement to the contrary, to the extent that any provision of this Partnership Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

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(b)          Certificates.

(i)          Upon the issuance of limited partnership interests in the Partnership to any Person in accordance with the provisions of this Agreement, without any further act, vote or approval of the Partners or any Person, the Partnership shall issue one or more non-negotiable certificates in the name of such Person substantially in the form of Schedule D attached hereto (a “Certificate”), which evidences the ownership of the limited partnership interests in the Partnership of such Person. Each such Certificate shall be denominated in terms of the percentage of the limited partnership interests in the Partnership evidenced by such Certificate and shall be signed by the General Partner on behalf of the Partnership.

(ii)         Without any further act, vote or approval of the Partners or any Person, the Partnership shall issue a new Certificate in place of any Certificate previously issued if the holder of the limited partnership interests in the Partnership represented by such Certificate, as reflected on the books and records of the Partnership:

(A)	makes proof by affidavit, in form and substance satisfactory to the Partnership, that such previously issued Certificate has been lost, stolen or destroyed;

(B)	requests the issuance of a new Certificate before the Partnership has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)	if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(D)	satisfies any other reasonable requirements imposed by the Partnership.

(iii)        Upon the Partner’s transfer in accordance with the provisions of this Partnership Agreement of any or all limited partnership interests in the Partnership represented by a Certificate, the transferee of such limited partnership interests in the Partnership shall deliver such Certificate to the Partnership for cancellation (executed by such transferee on the reverse side thereof), and the Partnership shall thereupon issue a new Certificate to such transferee for the percentage of limited partnership interests in the Partnership being transferred and, if applicable, cause to be issued to such Member a new Certificate for that percentage of limited partnership interests in the Partnership that were represented by the canceled Certificate and that are not being transferred.

(c)          Registration of Limited Partnership Interests. The Partnership shall maintain books for the purpose of registering the transfer of limited partnership interests. Notwithstanding any provision of this Partnership Agreement to the contrary, a transfer of limited partnership interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Partnership.

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Section 11.         Limited Liability.

Except as otherwise expressly required by law, the Limited Partner, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contribution to the Partnership, (b) its share of any undistributed profits and assets of the Partnership, (c) its obligation to make other payments expressly provided for in this Partnership Agreement, and (d) the amount of any distributions wrongfully distributed to it.

Section 12.         Capital Contributions.

The General Partner and the Limited Partner have contributed to the Partnership property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Limited Partner shall not be required to make any capital contributions to the Partnership.

Section 13.         Additional Contributions.

No Partner is required to make any additional capital contribution to the Partnership. However, a Partner may make additional capital contributions to the Partnership at any time upon the written consent of the General Partner. To the extent that a Partner makes an additional capital contribution to the Partnership, the General Partner shall revise Schedule B of this Partnership Agreement. The provisions of this Partnership Agreement, including this Section 13, are intended to benefit the General Partner, the Limited Partner and the Special Limited Partner and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor of the Partnership shall be a third-party beneficiary of this Partnership Agreement) and neither the Limited Partner nor the Special Limited Partner shall have any duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Partnership Agreement.

Section 14.         Allocation of Profits and Losses.

The Partnership’s profits and losses shall be allocated 1% to the General Partner and 99% to the Limited Partner.

Section 15.         Distributions.

Distributions shall be made 1% to the General Partner and 99% to the Limited Partner at the times and in the aggregate amounts determined by the General Partner. Notwithstanding any provision to the contrary contained in this Partnership Agreement, the Partnership shall not make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law or any Basic Document.

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Section 16.         Books and Records.

The General Partner shall keep or cause to be kept complete and accurate books of account and records with respect to the Partnership’s business. The books of the Partnership shall at all times be maintained by the General Partner. The Partnership’s books of account shall be kept using the method of accounting determined by the General Partner. The Partnership’s independent auditor, if any, shall be an independent public accounting firm selected by the General Partner.

Section 17.         Other Business.

The General Partner, the Limited Partner, the Special Limited Partner and any Affiliate of the General Partner, the Limited Partner or the Special Limited Partner may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others. The Partnership shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Partnership Agreement notwithstanding any other provision to the contrary at law or in equity.

Section 18.         Exculpation and Indemnification.

(a)          To the fullest extent permitted by applicable law, neither the General Partner, nor the Limited Partner, nor the Special Limited Partner nor any, employee or agent of the Partnership nor any employee, representative, manager, agent or Affiliate of the General Partner, the Limited Partner, or the Special Limited Partner (collectively, the “Covered Persons”) shall be liable to the Partnership or any other Person who is a party to or otherwise bound by the terms of this Partnership Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Partnership Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Partnership Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 by the Partnership shall be provided out of and to the extent of Partnership assets only, and the General Partner, the Limited Partner and the Special Limited Partner shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Partnership (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 18 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

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(c)          To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Partners might properly be paid.

(e)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, a Covered Person acting under this Partnership Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Partnership Agreement or any approval or authorization granted by the Partnership or any other Covered Person. The provisions of this Partnership Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the General Partner, the Limited Partner and the Special Limited Partner to replace such other duties and liabilities of such Covered Person.

(f)          The foregoing provisions of this Section 18 shall survive any termination of this Partnership Agreement.

Section 19.         Assignments.

A General Partner may assign in whole or in part its general partner interest in the Partnership. Subject to Section 21, the transferee of the General Partner shall be admitted to the Partnership as a general partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. If a General Partner transfers all of its general partner interest in the Partnership pursuant to this Section 19, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor General Partner shall cease to be a general partner of the Partnership. The parties hereto agree that following such an assigning General Partner ceasing to be a general partner of the Partnership in accordance with this Partnership Agreement, any remaining general partners of the Partnership, including a substitute General Partner, are hereby authorized to, and shall, continue the business of the Partnership without dissolution. Notwithstanding anything in this Partnership Agreement to the contrary, any successor to a General Partner by merger or consolidation in compliance with the Basic Documents shall, without further act, be the General Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Partnership Agreement and the Partnership shall continue without dissolution.

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A Limited Partner may assign in whole or in part its limited partner interest in the Partnership. Subject to Section 21, the transferee of a Limited Partner shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. If a Limited Partner transfers all of its limited partner interest in the Partnership pursuant to this Section 19, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership. Notwithstanding anything in this Partnership Agreement to the contrary, any successor to a Limited Partner by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Limited Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Partnership Agreement and the Partnership shall continue without dissolution.

Section 20.          Withdrawal.

So long as any Obligation is outstanding, neither the General Partner nor the Limited Partner may withdraw from the Partnership. If a General Partner withdraws notwithstanding this Section 20, an additional general partner of the Partnership shall be admitted to the Partnership, subject to Section 21 and the Basic Documents, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. Such admission shall be deemed effective immediately prior to the withdrawal and, immediately following such admission, the withdrawing General Partner shall cease to be a general partner of the Partnership.

If a Limited Partner resigns notwithstanding this Section 20, an additional limited partner of the Partnership shall be admitted to the Partnership, subject to Section 21 and the Basic Documents, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of the Partnership Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning limited partner shall cease to be a limited partner of the Partnership.

Section 21.          Admission of Additional Partners.

One or more additional limited partners of the Partnership may be admitted to the Partnership with the written consent of the General Partner; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Limited Partner or General Partner may be admitted to the Partnership unless permitted by the Basic Documents.

Section 22.          Dissolution.

(a)          The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

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(i)          the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner, other than an event of withdrawal set forth in Section 17-402(a)(4) or (5) of the Act; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (i) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining General Partner, if within one hundred twenty (120) days after such event of withdrawal, the Limited Partners agree in writing or vote to continue the business of the Partnership and to appoint, effective as the day of withdrawal, one or more additional General Partners, or (3) the Partnership is continued without dissolution in a manner permitted by the Act or this Partnership Agreement;

(ii)         there are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act and this Partnership Agreement; or

(iii)        the entry of a decree of judicial dissolution under Section 17-802 of the Act.

(b)          Notwithstanding any other provision of this Partnership Agreement to the contrary, upon the occurrence of an event that causes the last remaining Limited Partner in the Partnership to cease to be a limited partner in the Partnership, to the fullest extent permitted by law, all of the Partners agree that the personal representative of such Limited Partner is hereby authorized to, and shall within ninety (90) days after the occurrence of the event that terminated the continued membership of such Limited Partner in the Partnership, agree in writing (i) to continue the Partnership, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Limited Partner of the Partnership, effective as of the occurrence of the event that terminated the continued membership of the last remaining Limited Partner of the Partnership in the Partnership. Upon such admission, the Springing Limited Partner shall resign as a limited partner of the Partnership and resume its status as a Springing Limited Partner.

(c)          Notwithstanding any other provision of this Partnership Agreement, upon the occurrence of any event that results in any General Partner ceasing to be a general partner in the Partnership under the Act, to the fullest extent permitted by law, if at the time of the occurrence of such event there is at least one remaining General Partner of the Partnership, such remaining General Partner(s) of the Partnership is (are) hereby authorized to and, to the fullest extent permitted by law, shall carry on the business of the Partnership.

(d)          Notwithstanding any other provision of this Partnership Agreement to the contrary, the Bankruptcy or the occurrence of any event set forth in Sections 17-402(a)(4) and (5) of the Act of a General Partner shall not cause such General Partner to cease to be a general partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(e)          Notwithstanding any other provision of this Partnership Agreement, the Bankruptcy of a Limited Partner or Special Limited Partner shall not cause the Limited Partner or Special Limited Partner, respectively, to cease to be a limited partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

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(f)          Notwithstanding any other provision of this Partnership Agreement, each of the General Partner, the Limited Partner and the Special Limited Partner waive any right they might have to agree in writing to dissolve the Partnership upon the Bankruptcy of the General Partner or a Limited Partner, or upon the occurrence of an event that causes the General Partner or a Limited Partner to cease to be a partner of the Partnership.

(g)          In the event of dissolution, the Partnership shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Partnership in an orderly manner), and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in the Act.

(h)          The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Partnership Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.

Section 23.         Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Partnership Agreement, to the fullest extent permitted by law, each of the General Partner, the Limited Partner and the Special Limited Partner hereby irrevocably waives any right or power that such Person might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Partnership. No Partner shall have any interest in any specific assets of the Partnership, and no Partner shall have the status of a creditor with respect to any distribution pursuant to Section 15 hereof. The interest of the General Partner in the Partnership is personal property.

Section 24.         Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Partnership Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of the General Partner, the Limited Partner or the Special Limited Partner other than the Lender, the other lenders from time to time party to the Credit Agreement and their respective successors and/or assigns. Nothing in this Partnership Agreement shall be deemed to create any right in any Person (other than Covered Persons, the Lender, the other lenders from time to time party to the Credit Agreement and their respective successors and/or assigns) not a party hereto, and this Partnership Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons, the Lender, the other lenders from time to time party to the Credit Agreement and their respective successors and/or assigns).

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Section 25.         Severability of Provisions.

Each provision of this Partnership Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Partnership Agreement which are valid, enforceable and legal.

Section 26.         Entire Agreement.

This Partnership Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 27.         Binding Agreement.

Notwithstanding any other provision of this Partnership Agreement, the General Partner and the Limited Partner agree that this Partnership Agreement, including, without limitation, Sections 7, 8, 9, 18, 19, 20, 21, 22, 24, 27 and 29, constitutes a legal, valid and binding agreement of the General Partner and the Limited Partner, and is enforceable against the General Partner and/or the Limited Partner in accordance with its terms.

Section 28.         Governing Law.

This Partnership Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 29.         Amendments.

Subject to Section 9(c), this Partnership Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the General Partner. Notwithstanding anything to the contrary in this Partnership Agreement, so long as any Obligation is outstanding, this Partnership Agreement may not be modified, altered, supplemented or amended unless permitted by the Basic Documents except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Partnership Agreement and the other Basic Documents.

Section 30.         Counterparts.

This Partnership Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Partnership Agreement and all of which together shall constitute one and the same instrument.

Section 31.         Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Partnership, to the Partnership at its address in Section 2, (b) in the case of the General Partner, to the General Partner at its address as listed on Schedule B attached hereto, (c) in the case of the Limited Partner, to the Limited Partner at its address as listed on Schedule B attached hereto and (d) in the case of any of the foregoing, at such other address as may be designated by written notice to the other party.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Partnership Agreement as of the ____ day of October, 2010.

LIMITED PARTNER:

CAMPUS CREST PROPERTIES, LLC

By:
Michael S. Hartnett
Its Manager

GENERAL PARTNER:

CAMPUS CREST GP II, LLC

By:
Michael S. Hartnett
Its Manager

SPRINGING LIMITED PARTNER:

CAMPUS CREST SPRINGING PARTNER, LLC

By:
Michael S. Hartnett
Its Manager

Signature Page of Amended and Restated Limited Partnership Agreement of Campus Crest at Stephenville, LP

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SCHEDULE A

Definitions

A.	Definitions

When used in this Partnership Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Partnership Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Amended and Restated Limited Partnership Agreement of the Partnership, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and is expressly deemed to include all zoning laws and environmental laws.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

“Basic Documents” means (i) this Partnership Agreement and (ii) the Credit Agreement, dated as of the date hereof, by and among Citibank, N.A., the Partnership and certain other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and all documents and certificates contemplated by the Credit Agreement or delivered in connection therewith.

A-1

“Certificate of Limited Partnership” means the Amended and Restated Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on the date hereof, as amended or amended and restated from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 18(a).

“General Partner” means Campus Crest GP II, LLC, as the initial general partner of the Partnership, and includes any Person admitted as a substitute general partner of the Partnership or as an additional general partner of the Partnership pursuant to the provisions of this Partnership Agreement, each in its capacity as a general partner of the Partnership.

“Lender” means Citibank, N.A., as administrative agent, and its successors and/or assigns.

“Limited Partner” means Campus Crest Properties, LLC, as the initial limited partner of the Partnership, and includes any Person admitted as a substitute limited partner of the Partnership or an additional limited partner of the Partnership pursuant to the provisions of this Partnership Agreement, each in its capacity as a limited partner of the Partnership; provided, however, the term “Limited Partner” shall not include the Special Limited Partner.

“Material Action” means to consolidate or merge the Partnership with or into any Person, or sell all or substantially all of the assets of the Partnership, or to institute proceedings to have the Partnership be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership or file a petition seeking, or consent to, reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its property, or make any assignment for the benefit of creditors of the Partnership, or admit in writing the Partnership’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Partnership.

“Obligation” means the indebtedness, liabilities and obligations of the Partnership under or in connection with this Partnership Agreement (but only during such time as the Partnership is party to and obligated under the Credit Agreement), the other Basic Documents or any related document in effect as of any date of determination.

“Partners” means any Person who is admitted as a partner of the Partnership, whether a General Partner, a Limited Partner, or both.

A-2

“Partnership” means Campus Crest at Stephenville LP, a Delaware limited partnership.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Property” has the meaning set forth in Section 7(a)(i).

“Special Limited Partner” means, upon such person’s admission to the Partnership as a limited partner of the Partnership pursuant to Section 5(c), a person acting as a Springing Limited Partner, in such person’s capacity as a limited partner of the Partnership. A Special Limited Partner shall only have the rights and duties expressly set forth in this Partnership Agreement.

“Springing Limited Partner” means a Person who is not a Limited Partner, but who has executed this Partnership Agreement in order that, upon the occurrence of the conditions set forth in Section 5(c), such Person can become the Special Limited Partner in order that the Partnership at all times shall have at least one limited partner.

B.	Rules of Construction

Definitions in this Partnership Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Partnership Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Partnership Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Partnership Agreement.

A-3

SCHEDULE B

Partners

Name	Mailing Address	Agreed Value of Capital Contribution		Partnership Interest

Campus Crest Properties, LLC	2100 Rexford Road Suite 414 Charlotte, North Carolina 28211	$	[____________]	99%

Campus Crest GP II, LLC	2100 Rexford Road Suite 414 Charlotte, North Carolina 28211	$	[____________]	1%

B-1

SCHEDULE C

Legal Description of the Property

(See attached)

C-1

SCHEDULE D

CERTIFICATE FOR LIMITED PARTNERSHIP INTERESTS IN

CAMPUS CREST AT STEPHENVILLE, LP

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED PARTNERSHIP INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED PARTNERSHIP AGREEMENT (AS DEFINED BELOW).

Certificate Number 001	100% Percentage Interest

Campus Crest at Stephenville, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that [ENTER HOLDER NAME] (together with any assignee of this Certificate, the “Holder”) is the registered owner of 100 percent of the limited partnership interests in the Partnership. The rights, powers, preferences, restrictions and limitations of the limited partnership interests in the Partnership are set forth in, and this Certificate and the limited partnership interests in the Partnership represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Limited Partnership Agreement of the Partnership dated as of October ____, 2010, as the same may be further amended or restated from time to time (the “Limited Partnership Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited partnership interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Partnership Agreement. The Partnership will furnish a copy of the Limited Partnership Agreement to the Holder without charge upon written request to the Partnership at its principal place of business. Transfer of any or all of the limited partnership interests in the Partnership evidenced by this Certificate is subject to certain restrictions in the Limited Partnership Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Partnership of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer (as hereinafter defined), and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Each limited partnership interest in the Partnership shall constitute a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited partnership interest in the Partnership shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

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This Certificate and the limited partnership interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed as of the date set forth below.

Dated: _______________	CAMPUS CREST AT STEPHENVILLE, LP,
a Delaware limited partnership

	By:	Campus Crest GP II, LLC,
a Delaware limited liability company,
Its General Partner

By:
Michael S. Hartnett
Its Manager

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(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTEREST

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (print or typewrite name of transferee), __________________ (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of limited partnership interests in the Partnership: ______________ (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints __________________________ and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Partnership, with full power of substitution in the premises.

Dated:__________________________	[ENTER HOLDER NAME],
a Delaware limited liability company

By: _____________________________
Name:
Title:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of limited partnership interests in the Partnership described above (the “Transfer”) and applies to be admitted to the Partnership as a substitute member of the Partnership, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Partnership Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Partnership Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Partnership Agreement), in form and substance satisfactory to the Partnership, as the Partnership reasonably deems necessary or desirable to effect the Applicant’s admission to the Partnership as a substitute member of the Partnership and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Partnership Agreement with respect to the limited partnership interests in the Partnership described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Partnership Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Partnership as a substitute member shall be effective as of ______________________________.

Name of Transferee (Print)
_______________________________
Dated:__________________________	Signature:
(Transferee)

Address:

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The Partnership has determined (a) that the Transfer described above is permitted by the Limited Partnership Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Partnership effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Partnership the admission of the Applicant as a substitute member.

CAMPUS CREST AT STEPHENVILLE, LP,
a Delaware limited partnership

By:	Campus Crest GP II, LLC,
a Delaware limited liability company
Its General Partner

By:
Michael S. Hartnett
Its Manager

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